Exhibit 10.27

November 30, 2010

RCIV Holdings (Luxembourg) S.à.r.l.

c/o Apollo Management, L.P.

9 West 57th Street

43rd Floor

New York, New York 10019

Avenue Capital Management II, L.P.

399 Park Avenue, 6th Floor

New York, New York 10022

Paulson & Co. Inc. (on behalf of the several investment funds and accounts managed by it)

1251 Ave of the Americas, 50th Floor

New York, New York 10020

Re:	Support Agreement (this “Agreement”) regarding Realogy Corporation’s offers to exchange (the “Exchange Offers”) its 10.50% Senior Notes due 2014 (the “Existing Senior Cash Notes”), 11.00%/11.75% Senior Toggle Notes due 2014 (the “Existing Senior Toggle Notes”) and 12.375% Senior Subordinated Notes due 2015 (the “Existing Subordinated Notes” and, together with the Existing Senior Cash Notes and the Existing Senior Toggle Notes, the “Existing Notes”) for newly issued (1) 11.00% Series A Convertible Notes due 2018 (the “Series A Convertible Notes”), 11.00% Series B Convertible Notes due 2018 (the “Series B Convertible Notes”) and 11.00% Series C Convertible Notes due 2018 (the “Series C Convertible Notes” and, together with the Series A Convertible Notes and the Series B Convertible Notes, the “Convertible Notes”) and/or (2) 11.00% Senior Notes due 2017 (the “New 11.00% Senior Cash Notes”), 11.50% Senior Notes due 2017 (the “New 11.50% Senior Cash Notes”) and 12.875% Senior Subordinated Notes due 2018 (the “New Subordinated Notes,” together with the New 11.50% Senior Cash Notes, and the New 11.50% Senior Cash Notes, the “Extended Maturity Notes” and, together with the Convertible Notes, the “New Notes”) .

Ladies and Gentlemen:

1. Participation in the Exchange Offers.

This Agreement is to confirm that if, at or prior to midnight, New York City time, on December 6, 2010, Realogy Corporation, a Delaware corporation (the “Company”) and an indirect subsidiary of Domus Holdings Corp., a Delaware corporation (“Holdings” and, together with the Company, the “Company Parties”), commences the Exchange Offers, the undersigned holders of Existing Notes (each together with their respective affiliates and the several investment funds and accounts managed by them, the “Noteholders”) will each as soon as practicable following such commencement tender into the Exchange Offers (i) the aggregate principal amount and series of Existing Notes set forth under such Noteholder’s name on the signature pages hereto (collectively, the “Initial Notes”) no later than the fifth business day following the commencement of the Exchange Offers and (ii) any Existing Notes acquired by such Noteholder from the date of this Agreement through the expiration of the Exchange Offers (collectively, the “After-Acquired Notes” and, together with the Initial Notes, the “Noteholders’ Notes”), in each case, in exchange for Convertible Notes and/or Extended Maturity Notes in such proportion as set forth under such Noteholder’s name on the signature pages hereto, plus accrued and unpaid interest paid in cash on such Noteholder’s Notes, substantially in accordance with the applicable procedures and upon the terms and conditions set forth in the term sheet attached as Exhibit A hereto (the “Term Sheet”) and to be set forth in the definitive offering memorandum relating to the Exchange Offers (such definitive offering memorandum, as it may be amended or supplemented from time to time, the “Offering Memorandum”).

2. Conditions.

(a) Each Noteholder’s obligations under Section 1 of this Agreement shall be subject to the satisfaction or fulfillment of the Tender Conditions (as defined in the Term Sheet).

(b) The consummation of the Exchange Offers shall be subject to the satisfaction of the conditions to be set forth in the Offering Memorandum, including the fulfillment of the Exchange Conditions (as defined in the Term Sheet). The Company may waive or amend any of the conditions to the consummation of the Exchange Offers, including the Exchange Conditions, or make any modification to the terms of the Exchange Offers (including the terms of the New Notes) in its sole discretion, provided that any such waiver or modification will not adversely affect any Noteholder’s holdings of New Notes without such Noteholder’s prior written consent. In addition, the Company may make any of the modifications to the terms of the Exchange Offers (including the terms of the New Notes) set forth on Schedule II of the Term Sheet and any such modification shall not be deemed to adversely affect any Noteholder’s holdings of New Notes.

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(c) The Company shall withdraw the Exchange Offers in the event that on any day while the Exchange Offers are outstanding, any of the Tender Conditions would no longer be able to be satisfied (and not susceptible to cure or redress using commercially reasonable efforts) or waived by the Company in accordance with this Agreement and the Term Sheet (except as a result of the failure of the Noteholders to fulfill their obligations under this Agreement and the Term Sheet).

(d) The Company shall have furnished to the Noteholder on the fifth business day following the commencement of the Exchange Offers and on the closing date of the Exchange Offers, a certificate of the Company, signed by an executive officer of the Company and dated as of each respective date, to the effect that the representations and warranties of the Company Parties in this Agreement are true and correct in all material respects on and as of each respective date (except for representations and warranties made as of a specified date, which shall be true and correct only as of the specified date), with the same effect as if made on such dates.

3. Representations and Warranties of the Company Parties. The Company Parties represent and warrant as follows:

(a) Each of the Company Parties is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

(b) The Company Parties have the power and authority to execute and deliver this Agreement and to perform its obligations hereunder and have taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement.

(c) This Agreement has been duly executed and delivered by the Company Parties. This Agreement is the legal, valid and binding obligation of the Company Parties, enforceable against the Company Parties in accordance with its terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally and is in full force and effect.

(d) The Company is a wholly-owned indirect Subsidiary (as defined below) of Holdings. “Subsidiary” means, with respect to any person, any corporation, partnership, joint venture or other legal

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entity of which such person (either alone or through or together with any other subsidiary), (1) owns, directly or indirectly, more than fifty percent (50%) of the stock or other equity interests, (2) has the power to elect a majority of the board of directors or similar governing body or (3) has the power to direct the business and policies.

(e) Neither the execution and delivery by the Company or Holdings of this Agreement, the compliance by the Company or Holdings with the terms and conditions hereof, nor the consummation by the Company or Holdings of the transactions contemplated hereby and by the Term Sheet (the “Transactions”) will (1) violate, result in a breach of, or constitute a default under their respective certificates of incorporation or bylaws, or the respective organization documents of their Subsidiaries (2) violate, result in a breach of, or constitute a default under (with or without notice or lapse of time, or both) any contract, judgment, order or decree to which the Company or Holdings or any of their respective Subsidiaries is a party or is otherwise bound or give to others any rights or interests (including rights of purchase, termination, cancellation or acceleration) under any such agreement or instrument or (3) conflict with or violate any applicable laws, statutes, rules, regulations, ordinances judgments or orders (whether federal, state, local or foreign), except in the case of clauses (2) and (3) as could not reasonably be expected to materially adversely affect the Company or Holdings.

(f) As of the date of this Agreement, Holdings has 200,430,906 shares of common stock, $0.01 par value per share, issued and outstanding, all of which were validly issued, fully paid and non-assessable.

(g) The Company and each of its Subsidiaries has filed or furnished, as applicable, all forms, filings, registrations, submissions, statements, certifications, reports and documents required to be filed or furnished by it with the U.S. Securities and Exchange Commission (the “SEC”) under the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”) or the U.S. Securities Act of 1933, as amended (the “Securities Act”) (collectively, “SEC Filings”) since December 31, 2008 (the SEC Filings since December 31, 2008 and through the date hereof, including any amendments thereto, the “Company Reports”). As of their respective dates (or, if amended prior to the date hereof, as of the date of such

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amendment), each of the Company Reports, as amended, complied as to form in all material respects with the applicable requirements of the Exchange Act and the Securities Act, and any rules and regulations promulgated thereunder applicable to the Company Reports. As of their respective dates (or, if amended prior to the date hereof, as of the date of such amendment) and to the actual knowledge of the Company, the Company Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading.

(h) The Company’s consolidated financial statements (including, in each case, any notes thereto) contained in the Company Reports were prepared (1) in accordance with generally accepted accounting principles in the United States of America (“GAAP”) applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto or, in the case of interim consolidated financial statements, where information and footnotes contained in such financial statements are not required under the rules of the SEC to be in compliance with GAAP) and (2) in compliance as to form, as of their respective dates of filing with the SEC, in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, and in each case such consolidated financial statements fairly presented, in all material respects, the consolidated financial position, results of operations, changes in stockholder’s equity and cash flows of the Company and its consolidated Subsidiaries as of the respective dates thereof and for the respective periods covered thereby (subject, in the case of unaudited statements, to normal year-end adjustments which were not, individually or in the aggregate, material to the Company and its consolidated Subsidiaries taken as a whole).

(i) Neither Company Party nor any of their respective Subsidiaries has, within the three years prior to the date hereof, taken any steps to seek protection pursuant to any bankruptcy law, nor does either Company Party or any of their respective Subsidiaries have any actual knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy proceedings or any actual knowledge of any fact that would reasonably lead a creditor to do so. Neither Company Party nor any of their respective

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Subsidiaries is, or will be as a result of the consummation of the Transactions, Insolvent (as defined below). Neither Holdings nor Domus Intermediate Holdings Corp. have any assets or liabilities other than those arising under this Agreement or relating or incidental to the direct or indirect ownership of the capital stock of the Company. “Insolvent” means, with respect to any person, (1) that such person’s financial condition is such that the sum of such Person’s Indebtedness (as defined below) is greater than all of such person’s property at a fair valuation, (2) that such person intended to incur, or believed that it would incur, Indebtedness that would be beyond such person’s ability to pay or refinance as such Indebtedness matured or (3) that such person was engaged in a business or a transaction, or was about to engage in business or a transaction, for which any property remaining with such Person was an unreasonably small capital.

(j) Neither Company Parties nor any of their respective Subsidiaries are in default and no event has occurred or exists that, with notice or lapse of time or both, would constitute such an event of default, in each case with respect to any Indebtedness having an outstanding aggregate principal amount in excess of $100 million. “Indebtedness” means, as to any person at any date, without duplication, (1) all indebtedness of such person for borrowed money, (2) all obligations of such person for the deferred purchase price of any property or services (other than trade payables incurred in the ordinary course of such person’s business), (3) all obligations of such person evidenced by notes, bonds, debentures or other similar instruments, (4) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to any property acquired by such person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (5) all capital lease obligations of such person, (6) all obligations of such person, contingent or otherwise, as an account party or applicant under acceptance, letter of credit, surety bond or similar facilities, (7) all guaranteed obligations of such person in respect of obligations of the kind referred to in clauses (1) through (6) above and (8) all obligations of the kind referred to in clauses (1) through (7) above secured by (or for which the holder of such obligation has an existing right, contingent or otherwise, to be secured by) any lien, security interest or encumbrance on any property owned by such

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person, whether or not such person has assumed or become liable for the payment of such obligation. The Indebtedness of any person shall include, without duplication, the Indebtedness of any other person to the extent such person is liable therefor.

(k) Since September 30, 2010, there has been no Material Adverse Effect (as defined in the Term Sheet).

(l) The issuance of the New Notes has been duly authorized by the Company Parties and upon issuance and the exchange for the Existing Notes, the New Notes shall be a legal, valid and binding obligation of the Company Parties, enforceable against the Company Parties in accordance with their respective terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally. Upon conversion in accordance with the terms of the Convertible Notes, the shares of Class A common stock, par value $0.01 per share, of Holdings (the “Common Stock”) when issuable upon conversion of the Convertible Notes (the “Conversion Shares”) will be validly issued, fully paid and non-assessable.

(m) Assuming the truth and accuracy of the representations of each Noteholder set forth in Section 4(d) and the representations of the dealer managers set forth in the dealer manager agreement to be entered into in connection with the Exchange Offers, it is not necessary, in connection with the issuance and sale of the New Notes to the Noteholders, to register the New Notes under the Securities Act.

4. Representations and Warranties of the Noteholders. Each Noteholder severally represents and warrants to the Company Parties as follows:

(a) The Noteholder has the power and authority to execute and deliver this Agreement and to perform its obligations hereunder.

(b) This Agreement has been duly executed and delivered by the Noteholder. This Agreement is the legal, valid and binding obligation of the Noteholder, enforceable against the Noteholder in accordance with its terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally and is in full force and effect.

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(c) The Noteholder beneficially owns the aggregate principal amount of the Existing Notes set forth under such Noteholder’s name on the signature pages hereto, which represent all the Existing Notes held by the Noteholder as of the date of this Agreement, and will beneficially own any After-Acquired Notes, in each case, free and clear of any pledge, security interest, claim, lien or other encumbrance of any kind. There are no contracts or other agreements between or among the Noteholder and any other person that would conflict with, restrict or prohibit the Noteholder’s ability to fulfill its obligations under this Agreement.

(d) The Noteholder is (1) a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) or (2) an institutional “accredited investor” (within the meaning of Rule 501 (a)(1), (2), (3) or (7) of Regulation D under the Securities Act).

(e) The Noteholder acknowledges that it has had the opportunity to speak with a representative of the Company Parties and to obtain and review information reasonably requested by the Noteholder from the Company Parties.

(f) The Noteholder understands that (1) the exchange of its Existing Notes for New Notes is a speculative investment involving a high degree of risk, (2) no representation is being made as to the business, financial position, results of operations or prospects of the Company or the future value of the New Notes, (3) the economic benefits that may be derived from the New Notes are uncertain and (4) the total amount of the Noteholder’s investment could be lost.

(g) The Noteholder understands that the New Notes have not been registered under the Securities Act or any state securities laws and that the New Notes are being offered and sold to it in reliance on specific exemptions from the registration requirements of the Securities Act and state securities laws and regulations and that the Company Parties are relying upon the truth and accuracy of, and the Noteholder’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Noteholder set forth herein in order to determine the availability of such exemptions and the eligibility of the Noteholder to acquire the New Notes. The Noteholder understands that there is no established market for the New Notes and that no public market for the New Notes may

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develop. The Noteholder understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the New Notes or the fairness or suitability of the investment in the New Notes nor have such authorities passed upon or endorsed the merits of the Exchange Offers.

(h) The Noteholder is acquiring the New Notes for investment purposes only for the account of the Noteholder and not with a view toward a distribution thereof in violation of any federal or state securities laws.

(i) The Noteholder has conducted its own independent evaluation, made its own analysis and consulted with advisors as it has deemed necessary, prudent or advisable in order for the Noteholder to make its own determination and decision to enter into the transactions contemplated by this Agreement and to execute and deliver this Agreement. The Noteholder has adequate information to evaluate the transactions contemplated by this Agreement and has had the opportunity to discuss such information with its advisors. In entering into the transactions contemplated by this Agreement, the Noteholder is relying entirely upon such independent evaluation and analysis and consultation with its advisors and has not relied upon any oral or written representations and warranties of any kind or nature by any of the Company Parties or anyone affiliated with the Company Parties.

5. Covenants.

(a) Prior to the Termination Date (as defined below), each of the Company Parties agrees to take, or cause to be taken, all actions reasonably necessary to facilitate, encourage or otherwise support the Exchange Offers and the other transactions contemplated by the Term Sheet and as described in the Offering Memorandum, including, without limitation, disseminating or executing any definitive documentation necessary to implement the Offering Memorandum and the Term Sheet, substantially in accordance with the terms set forth in the Term Sheet.

(b) Each of the Company Parties and each Noteholder will, to the extent applicable, comply with the Regulatory Approval Covenant (as defined in the Term Sheet).

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(c) Prior to the Termination Date, each Noteholder will not withdraw or revoke any tender contemplated by this Agreement or the Term Sheet unless the Exchange Offers are terminated before its expiration or modified in a way that will adversely affect such Noteholder without such Noteholder’s prior written consent (in which case such Noteholder is permitted to withdraw its Existing Notes only to the extent that withdrawal rights are otherwise provided for in the Exchange Offers or the Term Sheet) or this Agreement is terminated in accordance with its terms.

(d) Prior to the Termination Date and subject to the terms and conditions of this Agreement and compliance by the Company Parties with this Agreement, each Noteholder agrees not to take, or cause to be taken, any action, directly or indirectly, opposing the Exchange Offers.

(e) Prior to the Termination Date, each Noteholder agrees that it will not, directly or indirectly, sell, assign, grant an option with respect to, transfer or otherwise dispose of any of such Noteholder’s Notes, in whole or in part (other than to its respective affiliates and the several investment funds and accounts managed by it); provided, however, that with the Company’s written consent, each of Paulson & Co. Inc. (“Paulson”) and Avenue Capital Management II, L.P. (“Avenue”) (each, a “Non-Apollo Noteholder”) may, directly or indirectly, sell, assign, grant an option with respect to, transfer or otherwise dispose of any of such Noteholder’s Notes. Any transferee (including any affiliates of the Noteholders and investments funds and accounts managed by them) receiving Noteholder’s Notes under this Section 5(e) must agree to be bound to the terms and conditions of this Agreement.

(f) Subject to the conditions set forth in this Section 5(f), each Noteholder consents to it being named in the Offering Memorandum and any related press release with respect to this Agreement and agrees that the Company shall not be prohibited from disclosing the aggregate principal amount of Existing Notes held by such Noteholder and the existence of this Agreement in the Offering Memorandum and any related press release. The Company Parties shall submit to each Noteholder or their legal counsel a draft of the Offering Memorandum and any press release or other similar public filing related to the entering into of this Agreement and the transactions contemplated hereby and allow each Noteholder and/or their legal counsel an opportunity to review the intended communication prior to

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its release and will consider in good faith modifications to the intended communication that are requested by such Noteholder and/or their legal counsel; provided, however, in no event shall the Company release any communication relating to any Noteholder to which such Noteholder reasonably objects. No Noteholder shall make any public announcements or otherwise communicate with any news media with respect to this Agreement or any of the transactions contemplated hereby, without prior written consent of the Company Parties. Notwithstanding the foregoing, any party may make or cause to be made any press release or similar public announcement or communication as may be required to comply with (i) the requirements of applicable law or (ii) following the public announcement of the Exchange Offers, its disclosure obligations or practices with respect to its investors. Each other support agreement with respect to tendering Existing Notes in the Exchange Offers shall provide that no party to such other support agreement may refer to a Noteholder or any of its affiliates in any press release or similar public announcement or communication without such Noteholder’s prior written consent.

(g) Prior to the consummation of the Exchange Offers, Paulson and Avenue and each of the Company Parties shall execute and deliver stockholders’ agreements with RCIV Holdings (Luxembourg) S.à.r.l. and RCIV Holdings, L.P. (Cayman) and their affiliates party thereto, in substantially the forms attached hereto as Schedules II and III, respectively.

(h) Prior to the consummation of the Exchange Offers, Holdings shall reserve from its duly authorized capital stock the appropriate number of shares of Common Stock to provide for the full conversion of the Convertible Notes.

6. Other Agreements. If at any time any other support agreement with respect to tendering Existing Notes in the Exchange Offers contains any covenant or agreement that is either not provided for in this Agreement, or is more favorable to the holder of Existing Notes executing such other support agreement as compared to covenants or agreements that are provided for in this Agreement (each, a “Most Favored Provision”), then Company shall promptly disclose each such Most Favored Provision to each Noteholder and such Noteholder shall have the option of receiving the benefits of each such Most Favored Provision. To the extent that such Noteholder elects to receive the benefits of each such Most Favored Provision,

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then each such Most Favored Provision shall be deemed to be automatically incorporated by reference into this Agreement, as if set forth fully herein and, notwithstanding anything to the contrary herein or therein, without any further action on the part of any of the parties hereto. If the support agreement containing the Most Favored Provision is subsequently terminated, or amended or modified to remove the Most Favored Provision or to otherwise adversely impact the Most Favored Provision, such amendment, modification or termination shall not amend, modify or terminate such provision in this Agreement.

7. Survival; Indemnification.

(a) All presentations and warranties contained in this Agreement shall not survive the consummation of the Exchange Offers.

(b) The Company Parties agree, jointly and severally, to indemnify and hold harmless each Non-Apollo Noteholder and its Subsidiaries, affiliates, affiliated funds, and funds advised by such Non-Apollo Noteholders and each of their officers, directors, partners, stockholders, members and employees to the fullest extent lawful, from and against any and all claims, damages, liabilities, deficiencies, judgments, fines, amounts paid in settlement and expenses (including reasonable attorneys’ fees and expenses) (collectively, “Losses”) arising out of or resulting from any action, suit, claim, or proceeding by any stockholder, investor or creditor of the Company Parties or any of their affiliates or Subsidiaries arising out of or resulting from the Exchange Offers and/or the other transactions contemplated by the Term Sheet (unless such claim is based upon conduct by such Non-Apollo Noteholder that constitutes fraud, gross negligence or willful misconduct).

(c) Any party seeking indemnification pursuant to Section 7.2(b) (the “Indemnified Person”) shall give prompt written notice to the party such Indemnified Person is seeking indemnification from hereunder (the “Indemnifying Person”) of any claim, action, suit or proceeding commenced against such Indemnified Person in respect of which indemnity may be sought hereunder, but failure to so notify the Indemnifying Person shall not relieve the Indemnifying Person from any liability which it may have under the indemnity provided in Section 7.2(b), unless and to the extent the Indemnifying Person shall have been actually and materially prejudiced by the failure of such Indemnified Person to so notify the

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Indemnifying Person. Such notice shall describe in reasonable detail such claim. In case any claim, action, suit or proceeding is brought against an Indemnified Person, the Indemnified Person shall be entitled to hire, at its own expense, separate counsel and participate in the defense thereof. If the Indemnifying Person so elects within a reasonable time after receipt of notice, the Indemnifying Person may assume the defense of the action or proceeding at the Indemnifying Person’s own expense with counsel chosen by the Indemnifying Person and approved by the Indemnified Person, which approval shall not be unreasonably withheld, and the Indemnified Person may participate in such defense at its own expense; provided, however, that the Indemnifying Person will not settle or compromise any claim, action, suit or proceeding, or consent to the entry of any judgment with respect to any such pending or threatened claim, action, suit or proceeding, without the written consent of the Indemnified Person unless such settlement, compromise or consent secures the full and unconditional release of the Indemnified Person from all liabilities arising out of such claim, action, suit or proceeding and requires nothing other than the payment of money by the Indemnifying Person and such settlement does not constitute or reflect an acknowledgement of wrong doing on the part of the Indemnified Person; provided, further, that if the defendants in any such claim, action, suit or proceeding include both the Indemnified Person and the Indemnifying Person and the Indemnified Person reasonably determines, based upon advice of legal counsel, that such claim, action, suit or proceeding involves a conflict of interest (other than one of a monetary nature) that would reasonably be expected to make it inappropriate for the same counsel to represent both the Indemnifying Person and the Indemnified Person, then the Indemnifying Person shall not be entitled to assume the defense of the Indemnified Person and the Indemnified Person shall be entitled to separate counsel at the Indemnifying Person’s expense, which counsel shall be chosen by the Indemnified Person and approved by the Indemnifying Person, which approval shall not be unreasonably withheld; and provided, further, that it is understood that the Indemnifying Person shall not be liable for the fees, charges and disbursements of more than one separate counsel for the Indemnified Persons. If the Indemnifying Person assumes the defense of any claim, action, suit or proceeding, all Indemnified Persons shall thereafter deliver to the Indemnifying Person copies of all notices and documents (including court papers) received

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by such Indemnified Persons relating to the claim, action, suit or proceeding, and each Indemnified Person shall cooperate in the defense or prosecution of such claim. Such cooperation shall include the retention and (upon the Indemnifying Person’s request) the provision to the Indemnifying Person of records and information that are reasonably available to the Indemnified Person and that are reasonably relevant to such claim, action, suit or proceeding, and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. If the Indemnifying Person is not entitled to assume the defense of such claim, action, suit or proceeding as a result of the second proviso to the fourth sentence of this Section 7.2(c), the Indemnifying Person’s counsel shall be entitled to conduct the defense of the Indemnifying Person and the Indemnified Person’s counsel shall be entitled to conduct the defense of the Indemnified Person, it being understood that both such counsel will cooperate with each other, to the extent feasible in light of the conflict of interest or different available legal defenses, to conduct the defense of such action or proceeding as efficiently as possible. If the Indemnifying Person is not so entitled to assume the defense of such action or does not assume the defense, after having received the notice referred to in the first sentence of this Section 7.2(c), the Indemnifying Person will pay the reasonable fees and documented expenses of counsel for the Indemnified Person; in that event, however, the Indemnifying Person will not be liable for any settlement of any claim, action, suit or proceeding effected without the written consent of the Indemnifying Person, which may not be unreasonably withheld, delayed or conditioned. If the Indemnifying Person is entitled to assume, and assumes, the defense of an action or proceeding in accordance with this Section 7.2(c), the Indemnifying Person shall not be liable for any fees and expenses of counsel for the Indemnified Person incurred thereafter in connection with that action or proceeding except as set forth in the fourth sentence of this Section 7.2(c). Unless and until a final judgment is rendered that an Indemnified Person is not entitled to the costs of defense under the provisions of this Section 7.2(c), the Indemnifying Person shall reimburse, promptly as they are incurred, the Indemnified Person’s costs of defense. The Indemnifying Person’s obligation to indemnify the Indemnified Persons for Losses hereunder is irrespective of whether the Indemnified Person has itself made payments in respect of such Losses.

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8. Representations and Warranties. The representations and warranties of each of the parties set forth in Section 3 and Section 4 of this Agreement shall be true and correct in all material respects as if made at and as of the date of any tender contemplated by this Agreement and the closing date of the Exchange Offers (except for representations and warranties made as of a specified date, which shall be true and correct only as of the specified date).

9. Termination of Agreement. Unless otherwise agreed to in writing by the parties hereto, the rights and obligations of the parties under this Agreement shall terminate upon the occurrence (the “Termination Date”) of a Termination Event (as such term is defined in the Term Sheet).

10. Notices. All notices, requests, consents and other communications hereunder to any party shall be deemed to be sufficient if contained in a written instrument delivered in person or sent by facsimile, electronic mail, nationally recognized overnight courier or first class registered or certified mail, return receipt requested, postage prepaid, addressed to such party at the address set forth below or such other address as may hereafter be designated in writing by such party to the other parties:

If to the Noteholders:

As specified on the signature pages hereto,

If to the Company Parties:

Realogy Corporation

One Campus Road

Parsippany, NJ 07054

Phone: (973) 407-4669

Attention: Marilyn J. Wasser, Esq.

Facsimile: (212) 857-3101

Electronic mail: marilyn.wasser@realogy.com

with a copy (which shall not constitute notice) to:

Skadden, Arps, Slate, Meagher & Flom LLP

Four Times Square

New York, NY 10036

Attention: Stacy J. Kanter, Esq.

Facsimile: 212-735-2000

Electronic mail: stacy.kanter@skadden.com

11. Assignments; Successors; No Third-Party Rights. No party may assign any of its rights under

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this Agreement without the prior consent of the other parties. Subject to the preceding sentence, this Agreement is intended to bind and inure to the benefit of the parties hereto and their respective successors, assigns, heirs, executors, administrators and representatives. This Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the parties to this Agreement and any Indemnified Person hereunder, and nothing expressed or referred to in this Agreement will be construed to give any person, other than the parties to this Agreement, any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement.

12. Amendments; Waivers. Any provision of this Agreement may be amended or waived, if, and only if, such amendment or waiver is in writing and signed by the Company Parties and each of the Noteholders party to this Agreement as of the date hereof. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

13. Fees and Expenses. The Company agrees that it shall pay the reasonable fees and documented expenses of Akin Gump Strauss Hauer & Feld LLP and Kleinberg, Kaplan, Wolff & Cohen, P.C. incurred in connection with this Agreement and the Exchange Offers, provided that such payments on account of fees and expenses, in each case, shall be limited to $225,000.

14. Choice of Laws; Submission to Jurisdiction; Waiver of Jury Trial. The validity of this Agreement, the construction, interpretation, and enforcement hereof, and the rights of the parties hereto with respect to all matters arising hereunder or related hereto shall be determined under, governed by, and construed and enforced in accordance with the internal laws of the State of New York without regard to conflicts of laws principles (but including and giving effect to Sections 5-1401 and 5-1402 of the New York General Obligations Law). Each party to this Agreement agrees that, in connection with any legal suit or proceeding arising with respect to this Agreement, it shall submit to the non-exclusive jurisdiction of the United States District Court for the Southern District of New York or the applicable New York state court

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located in New York County and agrees to venue in such courts. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

15. Specific Performance. Without limiting the rights of each party hereto to pursue all other legal and equitable rights available to such party for any other party’s failure to perform each of its obligations under this Agreement, it is understood and agreed by each of the parties that any breach of or threatened breach of this Agreement would give rise to irreparable harm for which money damages would not be an adequate remedy and, accordingly, the parties agree that, in addition to any other remedies, each non-breaching party shall be entitled to specific performance and injunctive or other equitable relief for any such breach or threatened breach.

16. Entire Agreement; Several Obligations. This Agreement (including the Term Sheet and all exhibits and schedules attached hereto and thereto) constitutes the entire agreement of the parties with respect to the subject matter of this Agreement, and supersedes all other prior negotiations, agreements and understandings, whether written or oral, among the parties with respect to the subject matter of this Agreement; provided, however, that any confidentiality agreement executed by any party hereto shall survive this Agreement and shall continue in full force and effect until terminated in accordance with its terms irrespective of the terms hereof. The parties acknowledge that the obligations of each Noteholder under this Agreement are several and not joint with the obligations of any other Noteholder, and no Noteholder shall be responsible in any way for the performance of the obligations of any other Noteholder under any agreement to be entered into in connection with the Exchange Offers (the “Transaction Documents”). Nothing contained herein or in any other Transaction Document, and no action taken by any Noteholder pursuant hereto or thereto, shall be deemed to constitute the Noteholders as a partnership, an association or joint venture of any kind, or create a presumption that the Noteholders are in any way acting other than in their individual capacities with respect to such obligations or the transactions contemplated by the Transaction Documents or any matters. The decision of each Noteholder to tender its

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securities pursuant to the Transaction Documents has been made by such Noteholder independently of any other Noteholder. Each Noteholder acknowledges that no other Noteholder has acted as agent for such Noteholder in connection with such Noteholder making its investment hereunder and that no other Noteholder will be acting as agent of such Noteholder in connection with monitoring such Noteholder’s investment or enforcing its rights under the Transaction Documents. The Company and each Noteholder confirms that each Noteholder has independently participated with the Company in the negotiation of the transaction contemplated hereby with the advice of its own counsel and advisors. Each Noteholder shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of any other Transaction Documents, and it shall not be necessary for any other Noteholder to be joined as an additional party in any proceeding for such purpose. It is expressly understood and agreed that each provision contained in this Agreement and in each other Transaction Document is between the Company and a Noteholder, solely, and not between the Company and the Noteholders collectively and not between and among the Noteholders.

17. Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

18. Counterparts. This Agreement may be executed in any number of counterparts and by different parties and separate counterparts, each of which when so executed and delivered, shall be deemed an original, and all of which, when taken together, shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by electronic means shall be effective as delivery of a manually executed counterpart of this Agreement.

[Signature Pages to Follow]

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Very truly yours,

REALOGY CORPORATION

By:	/s/ Anthony E. Hull
Name:	Anthony E. Hull
Title:	EVP, CFO & Treasurer

DOMUS HOLDINGS CORP.

By:	/s/ Anthony E. Hull
Name:	Anthony E. Hull
Title:	EVP, CFO & Treasurer

[Signature Page to Support Agreement]

Acknowledged and Agreed:

RCIV HOLDINGS (LUXEMBOURG) S.À.R.L.

By:	/s/ Laurie Medley
Name:	Laurie Medley
Title:	Class A Manager

Notes	Principal amount held as of the date hereof	Percentage to be tendered for Convertible Notes	Percentage to be tendered for Extended Maturity Notes
Existing Senior Cash Notes	$482,928,000	100%	0%
Existing Senior Toggle Notes	$269,241,220	100%	0%
Existing Subordinated Notes	$586,021,000	100%	0%

Notice Address:

RCIV Holdings (Luxembourg) S.à.r.l.

c/o Apollo Management, L.P.

9 West 57th Street

43rd Floor New York, New York 10019

Attention: Marc Becker

[Signature Page to Support Agreement]

PAULSON & CO. INC. (ON BEHALF OF THE SEVERAL INVESTMENT FUNDS AND ACCOUNTS MANAGED BY IT)

By:	/s/ Stuart Merzer
Name:	Stuart Merzer
Title:	Authorized Signatory

Notes	Principal amount held as of the date hereof	Percentage to be tendered for Convertible Notes	Percentage to be tendered for Extended Maturity Notes
Existing Senior Cash Notes	$261,500,000	100%	0%
Existing Senior Toggle Notes	$15,000,000	100%	0%
Existing Subordinated Notes	$20,000,000	100%	0%

Notice Address:

Paulson & Co. Inc.

1251 Avenue of the Americas, 50th Floor

New York, NY 10020

Facsimile: (212) 351-5887

Attention: Alex Blades

with a copy (which shall not constitute notice) to:

Kleinberg, Kaplan, Wolff & Cohen, P.C.

551 Fifth Avenue, 18th Floor

New York, NY 10176

Facsimile: (212) 986-8866

Attention: Max Karpel, Esq.

                  Jonathan Ain, Esq.

[Signature Page to Support Agreement]

AVENUE CAPITAL MANAGEMENT II, L.P.

BY: AVENUE CAPITAL MANAGEMENT II GENPAR, L.P. (ON BEHALF OF FUNDS MANAGED BY IT)

By:	/s/ Marc Lasry
Name:	Marc Lasry
Title:	Managing Member

Notes	Principal amount held as of the date hereof	Percentage to be tendered for Convertible Notes	Percentage to be tendered for Extended Maturity Notes
Existing Senior Cash Notes	$255,177,000	25%	75%
Existing Senior Toggle Notes	$58,153,752	0%	100%
Existing Subordinated Notes	$0	0%	0%

Notice Address:

Avenue Capital Management II, L.P.

399 Park Avenue, 6th Floor

New York, New York 10022

Attention: Jane Castle

                 Eric Ross

with a copy (which shall not constitute notice) to:

Akin Gump Strauss Hauer & Feld LLP

1333 New Hampshire Avenue NW

Washington, DC 20036-1511

Facsimile: (202) 955-7697

Attention: Michael S. Mandel, Esq.

[Signature Page to Support Agreement]

Exhibit A

Term Sheet

TERMS OF

EXCHANGE OFFERS AND CONSENT SOLICITATIONS

I. Exchange Offers	Realogy Corporation (“Realogy” or the “Company”) intends to conduct exchange offers and consent solicitations (collectively, the “Exchange Offers”), pursuant to which Realogy will offer, in reliance on the exemption from the registration requirements of the Securities Act of 1933, as amended (the
“Securities Act”), provided by Section 4(2) thereof, to all qualified holders of each series of its Existing
Notes (as defined below), the option to receive the consideration described below, in exchange for their
Existing Notes and consent to strip the covenants in the Existing Notes.

As described below, prior to launching the Exchange Offers, each of Apollo and the Strategic Partners (as such terms are defined below) will enter into the Lock-Up Agreement (as defined below) and, subject to the satisfaction of the Exchange Conditions (as defined below), agree to participate in the Exchange Offers and (i) in the case of Apollo and Paulson (as defined below) exchange all of their Existing Notes for 11.00% Series A Convertible Notes due 2018 (the “Series A Convertible Notes”), 11.00% Series B Convertible Notes due 2018 (the “Series B Convertible Notes”) and 11.00% Series C Convertible Notes due 2018 (the “Series C Convertible Notes” and, together with the Series A Convertible Notes and the Series B Convertible Notes, the “11.00% Convertible Notes”), subject to proration, and (ii) in the case of Avenue (as defined below), (a) exchange $64 million aggregate principal amount of Existing Notes for 11.00% Convertible Notes, subject to proration, and (b) exchange $250 million aggregate principal amount of Existing Notes for New 11.00% Senior Cash Notes, New 11.50% Senior Cash Notes and New Subordinated Notes (each as defined below), in each case on the terms described below.

On the settlement date of the Exchange Offers, counsel for Realogy will provide the Strategic Partners with a customary “no registration” opinion.

Exchange Offers Consideration	For each $1,000 principal amount of Realogy’s 10.50% Senior Notes due 2014 (the “Existing Senior Cash Notes”) tendered in the offer for the Existing Senior Cash Notes, qualified holders may elect to receive:

• $1,000 principal amount of new 11.00% Senior Notes due 2017 (the “New 11.50% Senior Cash Notes”); or

• $1,000 principal amount of Series A Convertible Notes;

• plus, in either case, accrued and unpaid interest, paid in cash on the first interest payment date for the New Notes (as defined below) and in accordance with the terms of the applicable

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series of New Notes.

For each $1,000 principal amount of Realogy’s 11.00%/11.75% Senior Toggle Notes due 2014 (the “Existing Senior Toggle Notes” and, together with the Existing Senior Cash Notes, the “Existing Senior Notes”) tendered in the offer for the Existing Senior Toggle Notes, qualified holders may elect to receive:

• $1,000 principal amount of new 11.50% Senior Notes due 2017 (the “New 11.50% Senior Cash Notes” and, together with the New 11.00% Senior Cash Notes, the “New Senior Notes”); or

•     $1,000 principal amount of Series B Convertible Notes;

•     plus, in either case, accrued and unpaid interest, paid in cash on the first interest payment date for the New Notes and in accordance with the terms of the applicable series of New Notes.

For each $1,000 principal amount of Realogy’s 12.375% Senior Subordinated Notes due 2015 (the “Existing Subordinated Notes” and, together with the Existing Senior Notes, the “Existing Notes”) tendered in the offer for the Existing Subordinated Notes, qualified holders may elect to receive:

•     $1,000 principal amount of new 12.875% Senior Subordinated Notes due 2018 (the “New Subordinated Notes” and, together with the New Senior Notes, the “Extended Maturity Notes” and, together with the 11.00% Convertible Notes, the “New Notes”); or

•     $1,000 principal amount of Series C Convertible Notes;

•     plus, in either case, accrued and unpaid interest, paid in cash on the first interest payment date for the New Notes and in accordance with the terms of the applicable series of New Notes.

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The New Senior Notes will mature in April 2017, and the New Subordinated Notes and 11.00%
Convertible Notes will mature in April 2018.

The indentures for the New Senior Notes and the New Subordinated Notes will contain covenants that are substantially similar in all material respects to the covenants included in the indentures for the
Existing Senior Notes and the Existing Subordinated Notes prior to the covenant strip. A schedule to the
Lock-Up Agreement will summarize the proposed material differences between the covenants to be contained in the New Senior Notes and New Subordinated Notes and the covenants contained in the
Existing Notes; provided, that the Company may agree to make such other changes to the covenants in connection with the Exchange Offers that are inconsistent with or not disclosed on such schedule so long as such changes shall not materially adversely affect the Strategic Partners’ holdings in the New
Senior Notes and the New Subordinated Notes unless consented to by each of the Strategic Partners.

The New Senior Notes and the New Subordinated Notes will be redeemable on the same schedule as the
Existing Senior Notes and the Existing Subordinated Notes, respectively (e.g. the Existing Senior Notes are redeemable beginning on April 15, 2011 and the New Senior Notes will be redeemable beginning on
April 15, 2011). The 11.00% Convertible Notes will not be redeemable, except upon a Qualified Public
Offering (as defined below) and thereafter as described in Annex A.

The New Notes will initially not be registered under the Securities Act and holders of the New Notes will not be able to offer or sell such New Notes except pursuant to an exemption from or in a transaction not subject to the registration requirements of the Securities Act.

Paulson and Apollo will agree to elect to receive 11.00% Convertible Notes in exchange for all of their Existing Notes, at the applicable rates described above, plus accrued and unpaid interest paid in cash on the first interest payment date for the 11.00% Convertible Notes and in accordance with the terms of the 11.00% Convertible Notes, as described in more detail below in the section entitled “Lock-Up Agreement.”

Avenue will agree to elect to receive 11.00% Convertible Notes, New Senior Notes and New Subordinated Notes in exchange for their Existing Notes, at the applicable rates and in the proportions described above, plus accrued and unpaid interest paid in cash on the first interest payment date for the New Notes and in accordance with the terms of the applicable series of New Notes, as described in more detail below in the section entitled “Lock-Up Agreement.”

Proration	The maximum aggregate principal amount of Existing Notes that

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may be tendered for 11.00% Convertible Notes (the “Convertible Notes Limit”) in the Exchange Offers
will be $2.2 billion. In the event that tendering holders (including Apollo and the Strategic Partners) of
Existing Notes elect to receive 11.00% Convertible Notes with respect to Existing Notes with an aggregate principal amount in excess of the Convertible Notes Limit, the 11.00% Convertible Notes
consideration will be apportioned pro rata among all tendering holders (including Apollo and the
Strategic Partners) of Existing Notes, to the extent they elected to receive 11.00% Convertible Notes, based on the principal amount of Existing Notes tendered for 11.00% Convertible Notes.

In the event of proration, holders (including Apollo and the Strategic Partners) that have elected to receive 11.00% Convertible Notes will receive New 11.00% Senior Cash Notes, New 11.50% Senior
Cash Notes or New Subordinated Notes, as the case may be, for the portion of their tendered Existing
Notes for which they will not receive 11.00% Convertible Notes. In the event of proration, holders will not have withdrawal rights beyond the rights provided below in “Withdrawal Rights.”

Minimum Condition	The Exchange Offers will be conditioned upon the participation of at least $2.65 billion (the “Minimum Condition”) aggregate principal amount of Existing Notes (including Existing Notes owned by Apollo and the Strategic Partners).

Withdrawal Rights	Holders will have withdrawal rights for the first 10 business days of the Exchange Offers.

Lock-Up Agreement	Paulson & Co. Inc. on behalf of the several investment funds and accounts managed by it (“Paulson”) holds the aggregate principal amount of Existing Notes set forth next to its name in Schedule I (the “Paulson Notes”). Avenue Capital Management II, L.P. (together with its affiliated funds, “Avenue” and, together with Paulson, the “Strategic Partners”) holds the aggregate principal amount of Existing Notes set forth next to its name in Schedule I (the “Avenue Notes”). Apollo Global Management, LLC and its affiliates (collectively, “Apollo”) hold the aggregate principal amount of Existing Notes set forth next to their name in Schedule I (the “Apollo Notes”). The Strategic Partners and Apollo will enter into a lock-up agreement (the “Lock-up Agreement”) with Realogy, whereby Apollo and the Strategic Partners will agree, subject to proration, to tender, subject to the Tender Conditions (as defined below), as soon as practicable but no later than the fifth business day following the commencement of the Exchange Offers, (i) in the case of Paulson and Apollo, 100% of the Paulson Notes and Apollo Notes, respectively, and any additional Existing Notes acquired by them from the date of the Lock-Up Agreement through the closing of the Exchange Offers, in the Exchange Offers, for 11.00% Convertible Notes, subject to proration, at the applicable rates described above in “Exchange Offers Consideration,” plus accrued and unpaid interest

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paid in cash on the first interest payment date for the 11.00% Convertible Notes and in accordance with the terms of the 11.00% Convertible Notes and (ii) in the case of Avenue, (a) $64 million aggregate principal amount of Existing Notes for 11.00% Convertible Notes, subject to proration, (b) $250 million aggregate principal amount of Existing Notes for New 11.00% Senior Cash Notes, New 11.50% Senior Cash Notes and New Subordinated Notes (as the case may be), and (c) any additional Existing Notes acquired by them from the date of the Lock-Up Agreement through the closing of the Exchange Offers for either, in their sole discretion, 11.00% Convertible Notes, subject to proration, New 11.00% Senior Cash Notes, New 11.50% Senior Cash Notes or New Subordinated Notes (as the case may be) plus accrued and unpaid interest paid in cash on the first interest payment date for the New Notes and in accordance with the terms of the applicable series of New Notes, in the Exchange Offers.

The Lock-Up Agreement will attach the form of Paulson Stockholders Agreement (as defined below) and the form of Avenue Stockholders Agreement (as defined below) to be executed in connection with the Exchange Offers.

The Lock-Up Agreement will terminate automatically upon the occurrence of the following events (each an “Automatic Termination Event”)

•      voluntary or involuntary bankruptcy proceedings have been initiated by or against Realogy or any of its direct or indirect parents or significant subsidiaries (within the meaning of Rule 1-02 under Regulation S-X) or the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for Realogy or any of its direct or indirect parents or significant subsidiaries or for a substantial part of the property or assets of Realogy or any of its direct or indirect parents or significant subsidiaries; provided that in the case of involuntary bankruptcy proceedings initiated against Realogy or any of its direct or indirect parents or significant subsidiaries, such involuntary proceedings shall have continued without dismissal for at least 45 days; and provided further that Realogy shall, and Holdings will cause any of its direct or indirect significant subsidiaries that are subject to such involuntary proceedings to, seek and/or take any such actions available to move for dismissal of such involuntary proceedings as soon as practically possible;

•      the termination of the Exchange Offers or any court of competent jurisdiction or other competent governmental or regulatory authority issuing an order making illegal or otherwise restricting, preventing or prohibiting the Exchange Offers in a way that cannot be reasonably remedied by the Company within 45 days after the issuance of such order;

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•      the Company, Apollo or any Strategic Partner has not received any regulatory approvals required for the closing of the Exchange Offers, including without limitation the approval of the Texas Department of Insurance, by February 28, 2011;

•      the express denial of any required material regulatory approval by the applicable regulatory agency, including without limitation the Texas Department of Insurance, which denial is final, non-appealable and not susceptible to cure or redress using commercially reasonable efforts and which cure or redress would not be “unreasonably burdensome” (as defined below);

•      the Exchange Offers shall have not commenced at least 20 business days (as defined in Rule 14d-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) prior to the Outside Date; and

•      the Exchange Offers shall not have closed by March 7, 2011 (the “Outside Date”).

Each of Apollo, Paulson and Avenue has the right to terminate the Lock-Up Agreement upon the occurrence of the following events (each a “Non-Automatic Termination Event” and, together with the Automatic Termination Events, the “Termination Events”):

•      any material default or event of default under the Existing Notes or other indebtedness of Realogy or its direct or indirect parents or significant subsidiaries having an aggregate principal amount outstanding in excess of $100 million, except any material event of default that can be cured, which the Company promptly cures within the applicable cure period under the Existing Notes or such other indebtedness or that the relevant lenders have waived;

•      Apollo or any Strategic Partner is no longer bound to, or otherwise defaults under the terms of the Lock-Up Agreement; and

•      the occurrence of any event or circumstance that would result in or has resulted in a Material Adverse Effect (as defined below).

“Material Adverse Effect” shall mean a material adverse effect, development, condition or occurrence on or with respect to the business, assets, liabilities, properties, results of operations or condition (financial or otherwise) of Holdings and its direct or indirect subsidiaries, taken as a whole; provided, however, that in no event shall any of the following constitute a Material Adverse Effect: (i) any occurrence, change, event or effect resulting from or relating to changes in general economic or financial market conditions, except in the event, and only to the extent, that such occurrence, condition, change, event or effect has had a disproportionate adverse effect on Holdings and its direct or indirect subsidiaries, taken as a

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whole, as compared to other business entities engaged in the industries in which Holdings and its direct or indirect subsidiaries operate generally, (ii) any occurrence, condition, change, event or effect that affects the industries in which Holdings and its direct or indirect subsidiaries operate generally, except in the event, and only to the extent that such occurrence, condition, change, event or effect has had a disproportionate adverse effect on Holdings and its direct or indirect subsidiaries, taken as a whole, as compared to other business entities engaged in the industries in which Holdings and its direct or indirect subsidiaries operate generally, (iii) the outbreak or escalation of hostilities involving the United States, the declaration by the United States of war or the occurrence of any natural disasters and acts of terrorism, except in the event, and only to the extent that such occurrence, condition, change, event or effect has had a disproportionate adverse effect on Holdings and its direct or indirect subsidiaries, taken as a whole, as compared to other business entities engaged in the industries in which Holdings and its direct or indirect subsidiaries operate generally, (iv) any occurrence, condition, change, event or effect resulting from or relating to the announcement or pendency of the Exchange Offers and any other related transactions, (v) any change in generally accepted accounting principles, or in the interpretation thereof, as imposed on Holdings, its direct or indirect subsidiaries or their respective businesses or any change in law, or in the interpretation thereof, except in the event, and only to the extent that such occurrence, condition, change, event or effect has had a disproportionate adverse effect on Holdings and its direct or indirect subsidiaries, taken as a whole, as compared to other business entities engaged in the industries in which Holdings and its direct or indirect subsidiaries operate generally, (vi) any occurrence, condition, change, event or effect resulting from compliance by Holdings and its direct or indirect subsidiaries with the terms of the Lock-Up Agreement and each other agreement in connection therewith.

“Tender Conditions” shall include the following conditions to the Strategic Partners’ and Apollo’s obligations to tender their Existing Notes in the Exchange Offers:

•      the Lock-Up Agreement is in full force and effect and has not terminated as provided above;

•      absence of any injunctions, litigation or laws that would prohibit or prevent the closing of the Exchange Offers;

•      the truth and accuracy of the representations and warranties of Holdings and Realogy in all material respects on the date of the Lock-Up Agreement and the launch date of the Exchange Offers;

•      the absence of any facts or circumstances that would result in or have resulted in a Material Adverse Effect;

•      no Change of Control (as defined in the Existing Indentures), merger, consolidation, sale of all or substantially all of the

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assets or other reorganization of Realogy, Holdings or Intermediate shall have occurred;

•      no voluntary or involuntary bankruptcy proceedings have been initiated by or against Realogy or any of its direct or indirect parents or significant subsidiaries and no receiver, trustee, custodian, sequestrator, conservator or similar official for Realogy or any of its direct or indirect parents or significant subsidiaries or for a substantial part of the property or assets of Realogy or any of its direct or indirect parents or significant subsidiaries shall have been appointed;

•      no material default or event of default under the Existing Notes or other indebtedness of Realogy or its direct or indirect parents or significant subsidiaries having an aggregate principal amount outstanding in excess of $100 million, except any material event of default that can be cured, which the Company promptly cures within the applicable cure period under the Existing Notes or such other indebtedness or that the relevant lenders have waived;

•      no sale, transfer, conveyance or other disposition of any material assets of Holdings or the Company shall have occurred, other than to Holdings or an indirect or direct subsidiary of Holdings;

•      Paulson, Apollo and Holdings shall have entered into the Paulson Stockholders Agreement in the form attached to the Lock-Up Agreement;

•      Avenue, Apollo and Holdings shall have entered into the Avenue Stockholders Agreement in the form attached to the Lock-Up Agreement;

•      each of Apollo, Avenue and Paulson shall have tendered their Existing Notes in the Exchange Offers in accordance with the terms of the Lock-Up Agreement;

•      the Company and Holdings shall have used their commercially reasonable efforts to obtain or assist the Strategic Partners or other investors subject to agreements related to the Exchange Offers in obtaining any regulatory approvals required for the closing of Exchange Offers; and

•      the offering circular, consent solicitation, letters of transmittal and related documents used by the Company in the Exchange Offers shall be consistent with the terms of this term sheet and the Lock-Up Agreement (except as provided below in the second paragraph following this paragraph) and shall otherwise be reasonably satisfactory to the Strategic Partners in form and substance.

The Exchange Offers shall be conditioned (the “Exchange Conditions”) upon the following:

•      the satisfaction or fulfillment of the Tender Conditions, provided that if involuntary bankruptcy proceedings initiated against Realogy or any of its direct or indirect parents or

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significant subsidiaries are dismissed within 45 days of the initiation of such involuntary proceedings, the related Tender Condition shall be deemed to be satisfied; provided that Realogy shall, and Holdings will cause any of its direct or indirect significant subsidiaries that are subject to such involuntary proceedings to, seek and/or take any such actions available to move for dismissal of such involuntary proceedings as soon as practically possible;

•      receipt of all material regulatory approvals, including from the Texas Department of Insurance;

•      performance by Holdings and Realogy of each of its covenants required to be performed prior to the closing of the Exchange Offers;

•      the Exchange Offers have not been determined to violate any applicable law or interpretation of the staff of the SEC;

•      the representations and warranties of Holdings and Realogy contained in the Lock-Up Agreement are true and accurate in all material respects as of the expiration date of the consent solicitations and the closing date of the Exchange Offers;

•      the Trustee shall not have objected in any respect to, or taken any action that would or could adversely affect the Exchange Offers or the consent solicitation.

•      absence of any event affecting the Company’s business which would prevent or restrict the closing of the Exchange Offers; and

•      absence of any adverse market condition.

Notwithstanding the foregoing, Realogy may waive the Exchange Conditions or make any modification to the terms of the Exchange Offers (including the terms of the New Notes) in its sole discretion, provided that any such waiver or modification will not adversely affect any Strategic Partner’s holdings of New Notes without its prior written consent. In addition, Realogy may make any of the modifications to the terms of the Exchange Offers (including the terms of the New Notes) set forth on Schedule II hereto and any such modification shall not be deemed to adversely affect any Strategic Partner’s holdings of New Notes.

Notwithstanding anything contained herein to the contrary, the Company shall withdraw the Exchange Offers in the event that on any day while the Exchange Offers are outstanding, any of the Tender Conditions would no longer be able to be satisfied (and not susceptible to cure or redress using commercially reasonable efforts) or waived by the Company in accordance with the Lock-Up Agreement (except as a result of the failure of the Strategic Partners to fulfill their obligations under the Lock-Up Agreement).

With the consent of each of the Strategic Partners in their sole discretion, any of the Exchange Conditions may be waived.

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The Lock-Up Agreement shall contain a “most favored nation” provision whereby the Strategic Partners will receive the benefit of any more favorable terms provided to Apollo or any other person participating in the Exchange Offers.

In addition, the Lock-Up Agreement shall provide for the indemnification of each Strategic Partner by the Company for losses resulting from any claims of its stockholders, investors or creditors arising from the transactions contemplated by the Lock-Up Agreement and/or the Exchange Offers.

In the event of proration, the Strategic Partners and Apollo will receive New 11.00% Senior Cash Notes, New 11.50% Senior Cash Notes or New Subordinated Notes, as the case may be, for the portion of their tendered Existing Notes for which they will not receive 11.00% Convertible Notes.

Apollo shall waive any fee it may be entitled to in connection with the Exchange Offers. Notwithstanding anything contained herein to the contrary, the foregoing provision may not be waived without the express written consent of each of the Strategic Partners.

Representations and Warranties

The Lock-Up Agreement will include customary representations and warranties of Holdings, Realogy, Apollo and each of the Strategic Partners.

Regulatory Approvals Covenant

Realogy shall use its reasonable efforts to obtain an exemption for Apollo and the Strategic Partners from the requirement to file a Form A Statement or other statement, notice petition or application with the Texas Department of Insurance in connection with the Exchange Offers; however the failure to obtain an exemption shall not limit Apollo or the Strategic Partners obligations under the Lock-Up Agreement.

Each of the Strategic Partners and Apollo will agree to use commercially reasonable efforts, at the Company’s sole cost and expense, to (i) cooperate with the filing of any statement, notice, petition or application by or on behalf of the Company, Apollo or any Strategic Partner in order to obtain any regulatory approvals in connection with the Exchange Offers, including any approvals required from or in connection with the Texas Department of Insurance, (ii) reasonably cooperate with the Company in connection with any analyses, appearances, presentations, memoranda, briefs, arguments, opinions and proposals made or submitted by or on behalf of the Company, Apollo or any Strategic Partner in connection with proceedings under or relating to such regulatory approvals; and (iii) to the extent legally permissible, provide the Company with

15

copies of all material communications from and filings with, any governmental authorities in connection with such regulatory approvals (the “Regulatory Approvals Covenant”).

Notwithstanding anything to the contrary contained herein, none of the Strategic Partners nor any of their affiliates shall be required to take any action, including any action required to comply with the terms and conditions of any regulatory approval that is or would be reasonably likely to be “unreasonably burdensome” on the Strategic Partners or any of their affiliates. For purposes of this term sheet, the following shall, by way of example and not limitation, be deemed “unreasonably burdensome”: (i) disclosing the identity of any investor in any investment funds or accounts managed by the Strategic Partners or their affiliates or any personal information regarding any shareholder, member, manager, partner or control person of the Strategic Partners or any of their affiliates (including, without limitation, any management entities), (ii) taking any action or forbearing from taking any action with respect to any assets, securities or other instruments whether now owned or hereafter acquired by the Strategic Partners, any of their affiliates or any investment funds or accounts managed by the Strategic Partners or any of their affiliates and (iii) any condition that would limit the Strategic Partners’ and/or their affiliates’ ability to conduct their respective businesses or their respective investment activities.

Additional Terms of 11.00% Convertible Notes, New Senior Notes and New Subordinated Notes

The 11.00% Convertible Notes will be convertible at any time at the option of the holders thereof, in whole or in part, into shares of Class A common stock of Domus Holdings Corp. (“Holdings”), par value $0.01 per share (“Class A Common Stock”), at conversion rates of (i) 975.6098 shares of Class A Common Stock per $1,000 aggregate principal amount of Series A Convertible Notes and Series B Convertible Notes and (ii) 926.7841 shares of Class A Common Stock per $1,000 aggregate principal amount of Series C Convertible Notes. See Annex A for the additional terms of the 11.00% Convertible Notes.

See Annex B for a summary of the terms of the New Senior Notes and the New Subordinated Notes.

II. Capital Stock	Immediately prior to the closing of the Exchange Offers, Holdings will amend and restate its charter and bylaws, which will provide, among other things, for the creation of the Class A Common Stock and Class B Common Stock (as defined below). All shares of common stock of Holdings outstanding immediately prior to the closing of the Exchange Offers will be reclassified into shares of Class B common stock of Holdings, par value of $0.01 per share (“Class B Common Stock” and, together with the Class A Common Stock, “Holdings Common Stock”). The Class A Common Stock and Class B Common Stock will vote together as a single class. The Class A Common Stock will have one vote per share. The Class B Common Stock will have five votes per share until Apollo all of the

16

11.00% Convertible Notes it receives in the Exchange Offers into Class A Common Stock, at which time the Class B Common Stock will automatically convert into Class A Common Stock. In addition, sold or transferred shares of Class B Common Stock will automatically convert into shares of Class A Common Stock upon such sale or transfer (i) by Apollo, to a person that is not an affiliate of Apollo or (ii) by a management holder, to a non-management holder, subject to certain limited exceptions. Except as noted above, the Class A and Class B Common Stock shall be identical in all respects. Upon the occurrence of a Qualified Public Offering, all shares of Class B Common Stock shall automatically convert into shares of Class A Common Stock at such time as such conversion shall not result in a change in control of the Company.

III. Paulson Stockholders Agreement	Holdings, Realogy, Apollo and Paulson shall enter into a stockholders agreement (the “Paulson Stockholders Agreement”) prior to tendering their Existing Notes, which agreement shall become effective upon the closing of the Exchange Offers, and pursuant to which the parties will agree, among other things, that:

•      Paulson shall have the right to either (i) nominate one director (the “Paulson Appointee”) to serve as a member or (ii) designate one non-voting observer (the “Paulson Observer”) to attend all meetings of Holdings’ Board of Directors, subject to satisfaction of applicable laws, rules and regulations. In addition, Paulson may not transfer or assign its right to nominate the Paulson Appointee or designate the Paulson Observer to any other party and such rights will terminate at such time as Paulson is no longer a party to the Paulson Stockholders Agreement. Paulson will cause the Paulson Appointee to resign from Holdings’ Board of Directors once Paulson no longer has the right to nominate the Paulson Appointee.

•      Prior to a Qualified Public Offering, Paulson will be granted customary preemptive rights on (i) all debt issuances by the Company or Holdings to affiliates of the Company or Holdings and (ii) all equity issuances (or issuances of securities issuable upon exercise, convertible into or exchangeable for equity securities) by the Company or Holdings (not including customary excluded equity securities including securities issued pursuant to any equity compensation plans, securities issued as a dividend or distribution or upon any stock split, recapitalization or other subdivision or combination of securities, securities issued upon the exercise, conversion or exchange of or convertible into any options, warrants or convertible securities issued prior to the date of the Paulson Stockholders Agreement or for which Paulson has had the opportunity to subscribe for pursuant to its preemptive rights (and which shall include the 11.00% Convertible Notes), securities issued (other than to Apollo) in connection with (a) the funding of an acquisition

17

(whether by stock sale, merger, recapitalization, asset purchase or otherwise) or (b) a joint venture or strategic alliance), in each case, based upon Paulson’s pro rata fully-diluted equity ownership at the time of the applicable issuance. If at any time prior to a Qualified Public Offering, the Company or Holdings proposes to undertake a debt financing to third parties, the Company shall use its commercially reasonable efforts to allow Paulson to participate in such debt financing up to its pro rata debt ownership, at the same price and on the same terms as other participants in the financing; provided that if Apollo participates in such financing, Paulson shall also be permitted to participate in such financing to the same extent as Apollo based on their respective pro rata debt ownership at such time (the foregoing rights, collectively, the “Preemptive Rights”).

•      If the Company is no longer required to file reports under the Securities Act or the Exchange Act, the Company will make publicly available such necessary information for so long as necessary to permit sales pursuant to Rule 144 under the Securities Act.

•      Holdings shall at all times own 100% of the capital stock of Domus Intermediate Holdings Corp. (“Intermediate”) and Intermediate shall at all times own 100% of the capital stock of Realogy.

•      Holdings shall not engage in any business or activity other than owning the shares of Intermediate and Intermediate shall not engage in any business or activity other than owning shares of the Company.

•      No initial public offering of a subsidiary of Holdings shall be permitted without the consent of Paulson.

•      Prior to a Qualified Public Offering and without the consent of Paulson, Holdings shall not, and shall not permit Intermediate, Realogy or any of their respective direct or indirect subsidiaries, to enter into any related party transactions involving aggregate consideration in excess of $10 million other than any transaction (i) contemplated herein or pursuant to agreements or arrangements entered into prior to the date hereof, (ii) specifically permitted by Section 4.11(b) in the indentures pursuant to which the Extended Maturity Notes are issued or (iii) that are not materially less favorable to Holdings, Intermediate, Realogy or any of their respective direct or indirect subsidiaries than those that could have been obtained in a comparable transaction with an unrelated person.

•      Subject to certain limited exceptions consistent with the exceptions in the Restricted Payment covenant of the

18

existing Senior Notes Indentures, prior to a Qualified Public Offering and without the consent of Paulson, Holdings shall not, and shall not permit Intermediate or Realogy to pay any dividends or make any distributions on capital stock or redeem or repurchase any shares of capital stock.

•      Prior to a Qualified Public Offering, Paulson shall have customary tag-along rights in connection with any sale, in a single transaction or a series of related transactions, by Apollo of 5% or more of the outstanding shares of Holdings Common Stock.

•      Without the prior written consent of Paulson, the Company will not enter into any amendment to the Convertible Notes that would materially adversely affect Paulson’s holdings in the Convertible Notes for so long as Paulson holds at least 50% of the 11.00% Convertible Notes it receives in the Exchange Offers.

•      If requested by Paulson and to the extent necessary to enable Paulson to convert all of its then outstanding 11.00% Convertible Notes into Class A Common Stock, the Company will cooperate with and assist Paulson in completing one or more filings to comply with the requirements of the HSR Act. The Company shall pay the filing fees incurred by Paulson in connection with each such filing to permit the conversion of its 11.00% Convertible Notes into Class A Common Stock required each year by the HSR Act. The Company shall also pay the reasonable fees and expenses of one counsel solely in connection with the HSR filings; provided that reimbursements to and/or payments on account of fees and expenses of such counsel shall not exceed $50,000 on an annual basis. Paulson shall be responsible for all other fees and expenses related to such filings. In connection with the foregoing, the Company shall give Paulson prior notice of any Qualified Public Offering or the consummation of a Change of Control (to the extent such Change of Control occurs prior to a Qualified Public Offering), but in any event at least 75 days prior thereto. In addition, if Apollo or the Company engages in any transaction pursuant to which Paulson could be required to make an HSR filing prior to exercising its tag-along rights or preemptive rights in connection with such transaction, the Company shall give Paulson prior notice of such transaction; provided that, any such transaction may be consummated by the Company or Apollo, as applicable,

19

at any time following such notice so long as Paulson is given the opportunity to participate in such transaction in accordance with the terms of its tag-along and/or preemptive rights up to the date that is the earlier of 75 days following its receipt of the notice delivered in connection therewith and two business days following Paulson’s receipt of HSR approval with respect to such transaction.

The Paulson Stockholders Agreement shall terminate with respect to Paulson (but not Apollo) at such time as Paulson ceases to hold Registrable Securities (as defined in the Paulson Stockholders Agreement and assuming the conversion of any 11.00% Convertible Notes then held by Paulson into shares of Class A Common Stock) representing at least 5% or more of the outstanding shares of Holdings Common Stock on a fully diluted basis (including Class A Common Stock issuable upon conversion of the 11.00% Convertible Notes).

Additionally, Holdings will amend and restate its existing Management Investor Rights Agreement with management securityholders (“Management Holders”) and Apollo and its existing Securityholders Agreement (together with the Management Investor Rights Agreement, the “Existing Securityholders Agreements”) with Domus Co-Investment Holdings, LLC and the other Apollo holders. Except as otherwise provided in this Term Sheet, the Existing Securityholders Agreements, as amended and restated, will be substantially similar to the existing agreements.

Paulson shall have the right to demand two underwritten public offerings beginning on the date 36 months following the closing date of the Exchange Offers.

Paulson shall also have reasonable and customary piggyback registration rights, which may be assigned to a third party transferee in connection with any transfer (other than pursuant to a public offering) by Paulson to such third party transferee of at least $10 million aggregate principal amount of its 11.00% Convertible Notes (or Class A Common Stock received upon conversion of such 11.00% Convertible Notes, or a combination thereof) (the “Piggyback Rights”).

Paulson shall also agree to reasonable and customary black-out restrictions and holdback obligations, with reasonable penalties for black-out periods in excess of such reasonable and customary periods.

IV. Avenue Stockholders Agreement	Holdings, Realogy, Apollo and Avenue shall enter into a stockholders agreement (the “Avenue Stockholders Agreement”)

20

prior to tendering their Existing Notes, which agreement shall become effective upon the closing of the Exchange Offers, and pursuant to which the parties will agree, among other things, that:

•      Prior to a Qualified Public Offering, Avenue will be granted Preemptive Rights.

•      Prior to a Qualified Public Offering, Avenue shall have customary tag-along rights in connection with any sale, in a single transaction or a series of related transactions, by Apollo of 5% or more of the outstanding shares of Holdings Common Stock.

•      Avenue will also receive the Piggyback Rights; provided that Avenue shall agree to reasonable and customary holdback obligations.

•      If the Company is no longer required to file reports under the Securities Act or the Exchange Act, the Company will make publicly available such necessary information for so long as necessary to permit sales pursuant to Rule 144 under the Securities Act.

The Avenue Stockholders Agreement shall terminate at such time as Avenue ceases to hold Registrable Securities (as defined in the Avenue Stockholders Agreement and assuming conversion of all 11.00% Convertible Notes held by Avenue into shares of Class A Common Stock) representing at least 30% of the Registrable Securities (assuming conversion of all 11.00% Convertible Notes held by Avenue into shares of Class A Common Stock) it acquires in the Exchange Offers or thereafter.

General:

Holdings may, without the consent of Paulson or Avenue, permit any holder that acquires in the Exchange Offers 11.00% Convertible Notes convertible into shares of Class A Common Stock representing 10% or more of the outstanding shares of Holdings Common Stock on an “as converted” basis to become a party to a stockholders agreement and to give such holder the same rights as Paulson under the Paulson Stockholders Agreement or Avenue under the Avenue Stockholders Agreement.

V. Additional Stockholders Agreement	Qualified holders tendering Existing Notes in the Exchange Offers and electing to receive Convertible Notes in respect to Existing Notes with an aggregate principal amount of greater than $[50] million will have the opportunity, at the option of such holder, to become a party to a stockholders agreement (the “New Stockholders Agreement”) among Realogy, Holdings and the other stockholders party thereto (such stockholders, collectively, the “Holders”). Pursuant to the New Stockholders Agreement the parties will agree, among other things, that prior to a Qualified Public Offering, Holders

21

will be granted preemptive rights with respect to certain offerings of equity by Holdings or Realogy.

The New Stockholders Agreement shall terminate upon the first to occur of (i) Holdings’ dissolution, liquidation or winding-up and (ii) with respect to each Holder, when such Holder ceases to own Convertible Notes (or shares of Class A Common Stock issued upon conversion of such Convertible Notes or a combination thereof) representing at least [30]% of the Convertible Notes (or shares of Class A Common Stock issued upon conversion of such Convertible Notes or a combination thereof) acquired by such Holder on the settlement date of the Exchange Offers.

VI. Registration Rights Agreement	On the closing date of the Exchange Offers, Realogy, Holdings, the Note Guarantors (as defined below) and the dealer managers for the Exchange Offers (for the benefit of the holders of the New Notes) will enter into a registration rights agreement, pursuant to which Realogy will agree, among other things, that:

With respect to the Extended Maturity Notes:

•      Within 15 days after the date that Realogy’s Form 10-K for the year ended December 31, 2010 is required to be filed with the SEC (not including any extensions) (the “10-K Filing Date”), Realogy will file a registration statement (the “Exchange Offer Registration Statement”) with the SEC with respect to registered offers (the “Registered Exchange Offers”) to exchange the Extended Maturity Notes for new registered notes of Realogy (the “Exchange Notes”) having terms substantially identical in all material respects to the Extended Maturity Notes (except that the Exchange Notes will not contain terms with respect to transfer restrictions).

•      Realogy will cause the Exchange Offer Registration Statement to be declared effective under the Securities Act within 120 days after the 10-K Filing Date.

•      Realogy will complete the Registered Exchange Offers of the Exchange Notes in exchange for surrender of the Extended Maturity Notes within 160 days after the 10-K Filing Date.

•      For each Extended Maturity Note tendered to Realogy pursuant to the Registered Exchange Offers, Realogy will issue to the holder of such Extended Maturity Note an Exchange Note having a principal amount equal to that of the surrendered Extended Maturity Note. Interest on each Exchange Note will accrue from the last interest payment date on which interest was paid on the Extended Maturity Note surrendered in exchange thereof or, if no interest has been paid on such Extended Maturity Note, from the issue date of the Extended

22

Maturity Notes.

•      In the event that: (i) the Exchange Offer Registration Statement is not filed within 15 days after the 10-K Filing Date; (ii) such Exchange Offer Registration Statement is not declared effective within 120 days after the 10-K Filing Date; or (iii) the Registered Exchange Offers are not completed within 160 days after the 10-K Filing Date (each, a “Registration Default”), additional interest will accrue on the principal amount of the Extended Maturity Notes and the Exchange Notes (in addition to the stated interest on the Extended Maturity Notes and the Exchange Notes) from and including the date on which any such Registration Default shall occur to but excluding the date on which all Registration Defaults have been cured. Additional interest will accrue at a rate of 0.25% per annum during the 90-day period immediately following the occurrence of such Registration Default and shall increase by 0.25% per annum at the end of each subsequent 90-day period, but in no event shall such increase exceed 1.00% per annum.

With respect to the 11.00% Convertible Notes:

•      Within 15 days after the 10-K Filing Date, Realogy will file a shelf registration statement (the “Shelf Registration Statement”) covering resales of the 11.00% Convertible Notes and the Class A Common Stock issuable upon conversion of the 11.00% Convertible Notes.

•      Realogy will cause the Shelf Registration Statement to be declared effective under the Securities Act within 120 days after the 10-K Filing Date and will keep effective the Shelf Registration Statement until all of the 11.00% Convertible Notes and Class A Common Stock issued upon conversion of the 11.00% Convertible Notes may be sold freely under Rule 144 without volume limitations or public information requirements.

•      The Company may, at its option, register the 11.00% Convertible Notes or any of the Class A Common Stock into which the 11.00% Convertible Notes is convertible which has not yet been resold pursuant to the Shelf Registration on a short-form registration statement, if eligible to do so, or convert the Shelf Registration Statement into a short-form registration statement.

•      In the event that: (i) the Shelf Registration Statement is not filed within 15 days after the 10-K Filing Date; (ii) such Shelf Registration Statement is not declared effective within 120 days after the 10-K Filing Date; or

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(iii) such Shelf Registration Statement ceases to be effective for a period that exceeds permitted black-out periods (each, a “Registration Default”), additional interest will accrue on the principal amount of the 11.00% Convertible Notes from and including the date on which any such Registration Default shall occur to but excluding the date on which all Registration Defaults have been cured. Additional interest will accrue at a rate of 0.25% per annum during the 90-day period immediately following the occurrence of such Registration Default and shall increase by 0.25% per annum at the end of each subsequent 90-day period, but in no event shall such increase exceed 1.00% per annum.

The registration rights agreement will contain reasonable and customary black-out restrictions.

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Annex A

Summary Terms of 11.00% Series A Convertible Notes, 11.00% Series B Convertible Notes and

11.00% Series C Convertible Notes (collectively, the “Notes”)

Issuer:	Realogy Corporation (the “Realogy”).

Series:	Series A Notes, Series B Notes and Series C Notes. Series A Notes, Series B Notes and Series C Notes will be issued under the same indenture and will be treated as a single class for all purposes under the indenture.

Maturity Date:	April 2018 (8 years), if not converted prior to such date. Realogy shall be obligated to pay the outstanding aggregate principal amount in cash on the maturity date of the Notes

Interest:	Cash interest on the Series A Convertible Notes will accrue at a rate of 10.50% from October 15, 2010 to, but not including, the issue date of the Series A Convertible Notes and will accrue at a rate of 11.00% per annum thereafter.

Cash interest on the Series B Convertible Notes will accrue at a rate of 11.75% from October 15, 2010 to, but not including, the issue date of the Series B Convertible Notes and will accrue at a rate of 11.00% per annum thereafter.

Cash interest on the Series C Convertible Notes will accrue at a rate of 12.375% from October 15, 2010 to, but not including, the issue date of the Series C Convertible Notes and will accrue at a rate of 11.00% per annum thereafter.

Realogy will pay interest on overdue principal, if any, from time to time on demand at a rate that is 2% per annum in excess of 11.00% to the extent lawful; it will pay interest on overdue installments of interest from time to time on demand at a rate that is 2% per annum in excess of 11.00% to the extent lawful.

Interest Payment Dates:	Interest on the Notes will be payable semi-annually on April 15 and October 15 commencing on April 15, 2011, and will accrue from October 15, 2010.

Ranking and Guarantees:	The Notes will be unsecured senior subordinated Indebtedness of Realogy, will be subordinated in right of payment to all existing and future Senior Indebtedness of Realogy, including the Existing Senior Notes and New

Annex A-1

Senior Notes, will rank equally in right of payment with all existing and future Senior Subordinated Pari Passu Indebtedness of Realogy, including the Existing Subordinated Notes and the New Subordinated Notes, and will be senior in right of payment to all existing and future Indebtedness of Realogy that is by its terms subordinated to the Notes.

The Notes will be guaranteed (each, a “Guarantee”) by each subsidiary that guarantees the New Senior Notes on an unsecured senior subordinated basis.

Holdings will also guarantee the Notes on an unsecured junior subordinated basis.

Optional Conversion:	The Notes will be convertible at any time at the option of the holders thereof, in whole or in part, into shares of Class A common stock of Domus Holdings Corp. (“Holdings”), par value $0.01 per share (“Class A Common Stock”), at the conversion rate described below.

Conversion Rate:	979.6098 shares of Class A Common Stock per $1,000 aggregate principal amount of Series A Convertible Notes and Series B Convertible Notes, which is equivalent to an initial conversion price of approximately $1.025 per share and 926.7841 shares of Class A Common Stock per $1,000 aggregate principal amount of Series C Convertible Notes, which is equivalent to an initial conversion price of approximately $1.079 per share. The conversion rate will be the subject to adjustment as provided in “Anti-Dilution Protections” below.

Optional Redemption:	Upon a Qualified Public Offering (as defined below) and thereafter, the Notes will be redeemable at the option of Realogy at a price equal to 90% of the principal amount thereof, plus accrued and unpaid interest to the date of redemption. Holders will be provided with reasonable notice of an upcoming redemption and will have a reasonable period of time to convert prior to the redemption.

A “Qualified Public Offering” shall mean (i) an underwritten public offering of Class A Common Stock by Holdings or any selling securityholders pursuant to an effective registration statement filed by Holdings with the Securities and Exchange Commission (other than (a) a registration relating solely to an employee benefit plan or

Annex A-2

employee stock plan, a dividend reinvestment plan, or a merger or a consolidation, (b) a registration incidental to an issuance of securities under Rule 144A, (c) a registration on Form S-4 or any successor form, or (d) a registration on Form S-8 or any successor form) under the Securities Act, pursuant to which the aggregate offering price of the common stock (by Holdings and/or other selling securityholders) sold in such offering (together with the aggregate offering prices from any prior such offerings) is at least $200 million and the listing of Holdings Class A Common Stock on the NASDAQ Global Select Market, the NASDAQ Global Market or the New York Stock Exchange or any successor exchange to the foregoing.

Change of Control:	Upon a Change of Control, each holder of Notes shall have the right to require Realogy to repurchase its Notes at a price equal to 101% of the principal amount thereof, plus accrued and unpaid interest to the date of purchase.

Holders will be provided with prior notice of the consummation of a Change of Control and will have a reasonable period of time to convert prior to such Change of Control.

A “Change of Control” will be defined in the same way Change of Control is defined in the New Senior Notes Indenture.

Anti-Dilution Protections:	Customary anti-dilution protection shall be provided for mergers, reorganizations, consolidations, stock splits, extraordinary stock dividends, combinations, recapitalizations, reclassifications, distributions of assets (including cash) and similar events. Anti-dilution protection shall also be provided for any equity issuances conducted without consideration or for consideration per share less than the fair market value of the common stock at the time of such issuance.

Covenants:	Limited to the payment of principal and interest and conversion and covenants related to conversion (e.g. reservation of shares, listing, etc.).

Limitations on Mergers,
Consolidations, Etc.:	The Notes will contain a reasonable and customary merger provision for convertible subordinated securities, including, without limitation, assumption of notes by a successor corporation, which shall be a U.S. domiciled corporation.

Annex A-3

Events of Default:	The Notes will contain event of default provisions similar to those contained in Realogy’s Existing Subordinated Notes and such other events of default as are usual and customary for convertible subordinated securities.

Amendment, Supplement
and Waiver:	The Notes may generally be amended or supplemented or compliance therewith waived with the consent of holders of 66 2/3% of the aggregate principal amount of outstanding Notes (with Notes held by affiliates of Realogy eligible to consent to the extent permitted under the Trust Indenture Act), except every affected holder of Notes must consent to:

• reduce the required percentage of Notes for amendments, supplements or waivers;

• change the maturity date of the Notes;

• reduce the principal of, interest rate on or premium payable on the Notes;

• make any change that adversely affects the conversion rights of the Notes, including the conversion price and anti-dilution provisions;

• make any change that grants additional redemption rights;

• change the currency payable on the Notes;

• adversely affect the ranking of the Notes or Guarantees;

• waive or impair the right to sue for payments on the Notes; or

• release the Guarantee of any significant subsidiary.

Common Stock Dividends:	The Notes will not participate in any common stock dividends or distributions of Holdings.

Transfer Restrictions:	The Notes and the Class A Common Stock into which the Notes are convertible will initially not be registered under the Securities Act and holders of the Notes and/or the Class A Common Stock will not be able to offer or sell such Notes and/or Class A Common Stock except pursuant to an

Annex A-4

exemption from or in a transaction not subject to the registration requirements of the Securities Act.

Annex A-5

Annex B

Summary Terms of

New Senior Notes and New Subordinated Notes (collectively, the “New Notes”)

Issuer	Realogy

Securities	11.00% Senior Notes due 2017.

11.50% Senior Notes due 2017.

12.875% Senior Subordinated Notes due 2018.

Maturity	The New 11.00% Senior Cash Notes and the New 11.50% Senior Cash Notes will mature in April 2017. The New Subordinated Notes will mature in April 2018.

Interest

Cash interest on the New 11.00% Senior Cash Notes will accrue at a rate of 10.50% from October 15, 2010 to, but not including, the issue date of the New 11.00% Senior Cash Notes and will accrue at a rate of 11.00% per annum thereafter.

Cash interest on the New 11.50% Senior Cash Notes will accrue at a rate of 11.75% from October 15, 2010 to, but not including, the issue date of the New 11.50% Senior Cash Notes and will accrue at a rate of 11.50% per annum thereafter.

Cash interest on the New Subordinated Notes will accrue at a rate of 12.375% from October 15, 2010 to, but not including, the issue date of the New Subordinated Notes and will accrue at a rate of 12.875% per annum thereafter.

Interest payment dates	Cash interest on the New 11.00% Senior Cash Notes, the New 11.50% Senior Cash Notes and the New Subordinated Notes will be payable semi-annually on April 15 and October 15 commencing on April 15, 2011, and will accrue from October 15, 2010.

AHYDO Payment	Holders of the Existing Senior Toggle Notes who exchange for the New 11.50% Senior Notes due 2017 shall retain their PIK interest paid on the Existing PIK Notes prior to the exchange in the form of additional principal amount of New 11.50% Senior Notes until the maturity date of the New 11.50% Senior Notes and as such will not receive cash payment.

Optional redemption

New Senior Notes

On or after April 15, 2011, the Issuer may redeem the New Senior Notes at its option, in whole at any time or in part from time to time, upon not less than 30 nor more than 60 days’ prior notice mailed by first-class mail to each holder’s registered address (or electronically transmitted), at the following redemption prices (expressed as a percentage of the principal amount), plus accrued and unpaid interest and additional interest, if any, to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the

Annex B-1

relevant interest payment date), if redeemed during the 12-month period commencing on April 15 of the years set forth in the applicable table below:

New 11.00% Senior Cash Notes
Period	Redemption Price
2011	105.500%
2012	102.750%
2013 and thereafter	100.000%

New 11.50% Senior Cash Notes
Period	Redemption Price
2011	105.750%
2012	102.875%
2013 and thereafter	100.000%

In addition, prior to April 15, 2011, the Issuer may redeem such Senior Notes at its option, in whole at any time or in part from time to time, upon not less than 30 nor more than 60 days’ prior notice mailed by first-class mail to each holder’s registered address (or electronically transmitted), at a redemption price equal to 100% of the principal amount of such Senior Notes redeemed plus the Applicable Premium (as defined in the existing Senior Notes Indentures) as of, and accrued and unpaid interest and additional interest, if any, to, the applicable redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

New Subordinated Notes

On or after April 15, 2011, the Issuer may redeem the New Subordinated Notes at its option, in whole at any time or in part from time to time, upon not less than 30 nor more than 60 days’ prior notice mailed by first-class mail to each holder’s registered address (or electronically transmitted), at the following redemption prices (expressed as a percentage of the principal amount), plus accrued and unpaid interest and additional interest, if any, to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the 12-month period commencing on April 15 of the years set forth below:

Period	Redemption Price
2011	106.438%

Annex B-2

2012	104.292%
2013 and thereafter	100.000%

In addition, prior to April 15, 2011, the Issuer may redeem the New Subordinated Notes at its option, in whole at any time or in part from time to time, upon not less than 30 nor more than 60 days’ prior notice mailed by first-class mail to each holder’s registered address (or electronically transmitted), at a redemption price equal to 100% of the principal amount of the New Subordinated Notes redeemed plus the Applicable Premium (as defined in the existing Subordinated Notes Indenture) as of, and accrued and unpaid interest and additional interest, if any, to, the applicable redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

Mandatory offers to purchase	Upon a Change of Control (defined as it is defined in the existing Indentures), each holder of New Notes shall have the right to require Realogy to repurchase its Notes at a price equal to 101% of the principal amount thereof, plus accrued and unpaid interest to the date of purchase.

Certain asset dispositions will be triggering events which may require Realogy to use the proceeds from those asset dispositions to make an offer to purchase the New Notes at 100% of their principal amount, together with accrued and unpaid interest and additional interest, if any, to the date of purchase if such proceeds are not otherwise used within 450 days:

•      to repay secured indebtedness, including indebtedness under Realogy’s new senior credit agreement (with a corresponding permanent reduction in commitment, if applicable) and certain other indebtedness; or

•      to invest or commit to invest in one or more businesses, assets, property or capital expenditures used or useful in a similar business or that replace the properties and assets that are the subject of the asset sale.

Guarantees	On the issue date, the New Senior Notes will be guaranteed on an unsecured senior basis, and the New Subordinated Notes will be guaranteed on an unsecured senior subordinated basis, in each case, by each of Realogy’s U.S. direct or indirect restricted subsidiaries that is a guarantor under Realogy’s senior secured credit facility (each, a “Note Guarantor”). Subject to certain exceptions, any U.S. restricted subsidiary that in the future guarantees Realogy’s indebtedness, including indebtedness under its senior secured credit facility, or indebtedness of any other guarantor will also guarantee the New Notes. Each guarantee will be released upon the release of the guarantor from its guarantee under Realogy’s senior secured credit facility and/or the repayment of the indebtedness that resulted

Annex B-3

in the obligation to guarantee the New Notes. Holdings will also guarantee the New Senior Notes on an unsecured senior subordinated basis and the New Subordinated Notes on an unsecured junior subordinated basis.

Ranking	The New Senior Notes and the guarantees thereof will be Realogy’s and the Note Guarantors’ unsecured senior obligations and will:

• be effectively subordinated to all of Realogy’s and the Note Guarantors’ existing and future senior secured debt, to the extent of the value of the assets securing such debt;

• rank equally in right of payment with all of Realogy’s and the Note Guarantors’ existing and future unsecured senior debt; and

• be senior in right of payment to all of Realogy’s and the Note Guarantors’ existing and future subordinated debt, including the 11.00% Convertible Notes.

The New Subordinated Notes and the guarantees thereof will be Realogy’s and the Note Guarantors’ unsecured senior subordinated obligations and will:

• be subordinated in right of payment to all of Realogy’s and the Note Guarantors’ existing and future senior debt;

• rank equally in right of payment with all of Realogy’s and the Note Guarantors’ existing and future senior subordinated debt, including the 11.00% Convertible Notes; and

• rank senior in right of payment to all of Realogy’s and the Note Guarantors’ future debt that is by its terms subordinated to the New Subordinated Notes.

In addition, the New Senior Notes, the New Subordinated Notes and the guarantees thereof will be structurally subordinated to all of the existing and future liabilities and obligations (including trade payables, but excluding intercompany liabilities) of each of Realogy’s non-guarantor subsidiaries.

Covenants	The indentures for the New Senior Notes and the New Subordinated Notes will contain covenants that are substantially similar in all material respects to the covenants included in the indentures for the Existing Senior Notes and the Existing Subordinated Notes prior to the covenant strip.

Transfer restrictions	The New Notes will initially not be registered under the Securities Act and holders of the New Notes will not be able to offer or sell such New Notes except pursuant to an exemption from or in a transaction not subject to the registration requirements of the Securities Act.

Annex B-4

Schedule I

Investor	Aggregate Principal Amount of
	Existing Senior Cash Notes	Existing Senior Toggle Notes	Existing Senior Subordinated Notes
Apollo
$1,338,190,220	$482,928,000	$269,241,220	$586,021,000
Avenue
$313,330,752	$255,177,000	$58,153,752	$0
Paulson
$296,500,000	$261,500,000	$15,000,000	$20,000,000

Schedule I-1

Schedule II

Permitted Modifications to the terms of the Exchange Offers and the New Notes

1.	Any modification to the Minimum Condition, provided that the Minimum Condition may not be modified such that the Exchange Offers could be consummated with less than $2.45 billion of Existing Notes being tendered and accepted in the Exchange Offers.

2.	Any increase of the interest rate applicable to any series of New Notes, provided that such modification shall not cause the interest rate of any series to increase by more than 1.00% from the interest rates set forth herein.

3.	Any modification of the covenants applicable to any series of New Notes resulting in such covenants being more restrictive to the Company, provided that any such modification would not materially adversely affect any Strategic Partner’s holdings of New Senior Notes and New Subordinated Notes.

4.	Any extension of the Exchange Offers, provided that the Exchange Offers may not be extended to expire on a date that is after the Outside Date.

5.	Any reinstatement of withdrawal rights in the Exchange Offers, provided that the Strategic Partners shall be permitted to withdraw their Existing Notes during such withdrawal period.

6.	Any modification to the terms of the Exchange Offers that is technical or conforming in nature.

Schedule I

Comparison of Proposed Material Covenant Differences

in the Extended Maturity Notes and the Existing Notes

1.	Basket to Refinance Existing Subordinated Notes

(a)	Change: Add a new $50 million Restricted Payments basket that can be used only for the redemption, repurchase, defeasance or other acquisition or retirement of the stub of the Existing Subordinated Notes. The existing $125 million general basket is the same as the Existing Notes except that: (i) only $25 million is available for any Restricted Payment, including dividends; and (ii) the remaining $100 million is available only for investments and the redemption, repurchase, defeasance or other acquisition or retirement of subordinated obligations (no dividends, repurchases of equity, etc.).

2.	Basket to Redeem the Convertible Notes upon a Qualified Public Offering

(a)	Change: Add a basket to permit the redemption of all of the Non-Apollo Convertible Notes upon or after a Qualified Public Offering.

(i)	Basket is necessary to enable the Company to ensure conversion of the Convertible Notes upon a Qualified Public Offering. Without this ability, the redemption right in the Convertible Notes will not be enforceable and the Company will not receive the deleveraging that is intended upon a Qualified Public Offering.

(ii)	Basket to be reduced by the amount of primary proceeds from the Qualified Public Offering to avoid double counting.

3.	Cumulative Credit Basket to build upon conversion of the Convertible Notes

(a)	Existing Indenture already provides that the Cumulative Credit basket increases by the principal amount of any Indebtedness issued after the Issue Date which is converted into equity of the indirect parent of the Issuer

(b)	Change: Make any changes necessary to make language clear that this clause picks up the Convertible Notes and the Company will get credit for conversion of the Convertible Notes.

4.	Payment for Consents provision

(a)	Change: Delete the payment for consents provision

5.	Asset Sale Covenant

(a)	Change: Revise covenant to provide that any liabilities for which the Issuer is no longer responsible, not just liabilities assumed by the transferee of the assets, counts as cash equivalents for purposes of the Asset Sales covenant.

6.	Cumulative Credit Basket Timing

(a)	Will remain April 1, 2007.

7.	Debt Baskets

(a)	Change: Right size existing credit agreement basket from $3,250 million to $3,300 million to reflect current capital structure ($1.9 billion of Term Loan B, $750 million of Revolver plus $650 million of Second Lien)

Schedule II

Form of Paulson Stockholders Agreement

INVESTOR SECURITYHOLDERS AGREEMENT

by and among

DOMUS HOLDINGS CORP.,

REALOGY CORPORATION,

PAULSON & CO. INC., and

the SECURITYHOLDERS that are parties hereto

DATED AS OF NOVEMBER 30, 2010

INVESTOR SECURITYHOLDERS AGREEMENT, dated as of November 30, 2010 (this “Agreement”), by and among Domus Holdings Corp., a Delaware corporation (the “Company”), Realogy Corporation, a Delaware corporation (“Realogy”), Paulson & Co. Inc., a Delaware corporation, on behalf of the several investment funds and accounts managed by it (“Paulson”), and the Apollo Holders (as such term is hereinafter defined).

WHEREAS, the Company owns, directly or indirectly, all of the outstanding equity interests of (i) Domus Intermediate Holdings Corp., a Delaware corporation (“Intermediate”), and (ii) Realogy;

WHEREAS, Realogy has previously issued 10.50% Senior Notes due 2014, 11.00%/11.75% Senior Toggle Notes due 2014, and 12.375% Senior Subordinated Notes due 2015 (collectively, the “Existing Notes”);

WHEREAS, the Company and Paulson will exchange a portion of the Existing Notes for 11.00% Series A Convertible Notes due 2018 (the “Series A Convertible Notes”), 11.00% Series B Convertible Notes due 2018 (the “Series B Convertible Notes”) and 11.00% Series C Convertible Notes due 2018 (the “Series C Convertible Notes” and, together with the Series A Convertible Notes and the Series B Convertible Notes, the “Convertible Notes”) convertible at any time at the option of the holders thereof, in whole or in part, into shares of Class A common stock of the Company, par value $0.01 per share, and Realogy will offer to exchange the Existing Notes held by the Existing Note holders for new 11.00% Senior Cash Notes due 2017, new 11.50% Senior Cash Notes due 2017, and new 12.875% Senior Subordinated Notes due 2018 (collectively, the “Extended Maturity Notes” and together with the Convertible Notes, the “New Notes” ) (the foregoing transactions, collectively, the “Exchange Transactions”);

WHEREAS, RCIV Holdings (Luxembourg) s.à.r.l., a Luxembourg société à responsabilité limitée (“RCIV Luxco”), a wholly owned subsidiary of RCIV Holdings, L.P, a Cayman Islands exempted limited partnership (“RCIV Cayman”), owns Existing Notes and will own Convertible Notes convertible into an equity interest in the Company upon consummation of the Exchange Transactions;

WHEREAS, Apollo Investment Fund VI, LP, a Delaware limited partnership (“AIF VI”), Domus Investment Holdings, LLC, a Delaware limited liability company (“Domus Investment”) and Domus Co-Investment Holdings, LLC, a Delaware limited liability company (“Co-Investment Holdings”), each own capital stock of the Company; and

WHEREAS, each of the Company, the Apollo Holders and Paulson deem it to be in their respective best interests to enter into this Agreement to set forth their agreements with respect to certain matters concerning the Company.

NOW, THEREFORE, in consideration of the premises and of the mutual consents and obligations hereinafter set forth, intending to be legally bound, the parties hereto hereby agree as follows:

Section 1. Definitions.

As used in this Agreement:

“Affiliate” means a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person. As used in this definition, the term “control,” including the correlative terms “controlling,” “controlled by” and “under common control with,” means possession, directly or indirectly, of the power to direct or cause the direction of management or policies (whether through ownership of securities or any partnership or other ownership interest, by contract or otherwise) of a Person.

“Agreement” has the meaning set forth in the preamble.

“AIF VI” has the meaning set forth in the preamble.

“Apollo Holders” means AIF VI, Domus Investment, RCIV Cayman, RCIV Luxco and Co-Investment Holdings, collectively with each of their respective Affiliates (including, for avoidance of doubt, any syndication vehicles).

“Avenue Investor Securityholders Agreement” means the investor securityholders agreement dated as of the date hereof by and between Avenue Investments L.P., the Company, Realogy and the Apollo Holders.

“Board” means the Board of Directors of the Company. All determinations by the Board required pursuant to the terms of this Agreement shall be made in the good faith sole discretion of the Board and shall be binding and conclusive.

“Bylaws” means the Company’s bylaws, as the same may be amended from time to time.

“Charter” means the Company’s Certificate of Incorporation, as the same may be amended from time to time.

“Class A Common Stock” means the Class A common stock of the Company, par value $.01 per share.

“Class B Common Stock” means the Class B common stock of the Company, par value $.01 per share.

“Closing Date” means the date of the closing of the Exchange Transactions.

“Co-Investment Holdings” has the meaning set forth in the preamble.

“Common Stock” means the Class A Common Stock, and the Class B Common Stock, collectively, and any class of common stock into which the Class A common stock or Class B common stock may be reclassified, converted or exchanged.

“Company” has the meaning set forth in the preamble.

“Company Offered Securities” has the meaning set forth in Section 3.

“Convertible Notes” has the meaning set forth in the preamble.

“Disposition” means any direct or indirect transfer, assignment, sale, gift, pledge, hypothecation or other encumbrance, or any other disposition, of Subject Securities (or any interest therein or right thereto) or of all or part of the voting power (other than the granting of a revocable proxy) associated with the Subject Securities (or any interest therein) whatsoever, or any other transfer of beneficial ownership of Subject Securities whether voluntary or involuntary, including, without limitation (a) as a part of any liquidation of a securityholder’s assets or (b) as a part of any reorganization of a securityholder pursuant to the United States, state, foreign or other bankruptcy law or other similar debtor relief laws. “Dispose” shall have a correlative meaning.

“Domus Investment” has the meaning set forth in the preamble.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

“Exchange Transactions” has the meaning set forth in the recitals.

“Existing Notes” has the meaning set forth in the recitals.

“Extended Maturity Notes” has the meaning set forth in the recitals.

“Group” has the meaning ascribed to such term in Section 13(d)(3) of the Exchange Act.

“HSR Act” means Hart-Scott-Rodino Act of 1976, as amended.

“Intermediate” has the meaning set forth in the recitals.

“IPO” means the initial public offering of shares of the Common Stock pursuant to an effective Registration Statement under the Securities Act.

“Liquidated Damages” has the meaning set forth in Section 4.3.

“Lock-Up Period” has the meaning set forth in Section 4.3(c).

“Losses” has the meaning set forth in Section 4.6(a).

“Management Investor Rights Agreement” means the management investor rights agreement by and between the Company, AIF IV, Domus Investment and certain holders party thereto, as amended.

“Maximum Suspension Period” has the meaning set forth in Section 4.4.

“New Notes” has the meaning set forth in the recitals.

“Participating Holders” has the meaning set forth in Section 4.5(a)(i).

“Paulson” has the meaning set forth in the recitals.

“Paulson Appointee” has the meaning set forth in Section 6.

“Paulson Observer” has the meaning set forth in Section 6.

“Person” shall be construed broadly and shall include, without limitation, an individual, a partnership, a limited liability company, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, a governmental entity or any department, agency or political subdivision thereof or any other entity.

“Piggy-Back Notice” has the meaning set forth in Section 4.3(a).

“Piggy-Back Registration Right” has the meaning set forth in Section 4.3(a).

“Preemptive Event” has the meaning set forth in Section 3.

“Preemptive Rights Offer” has the meaning set forth in Section 3.

“Preemptive Rights Offer Notice” has the meaning set forth in Section 3.

“Pro Rata Debt Ownership” shall be a fraction of the Company Offered Securities determined by dividing (A) the aggregate principal amount of New Notes then owned by Paulson plus the aggregate principal amount of Convertible Notes converted into Class A Common Stock by Paulson to the extent such Class A Common Stock is still held by Paulson by (B) $[            ] billion (which is the total outstanding indebtedness of the Company and Holdings on a consolidated basis as of the date of this Agreement).

“Proportionate Debt Percentage” shall mean a number (expressed as a percentage) equal to a fraction, the numerator of which is the aggregate principal amount of the debt proposed to be purchased by the holder of the Existing Notes or New Notes in connection with a debt financing to third parties and the denominator of which is the aggregate principal amount of the Existing Notes or New Notes owned by such holder.

“Proportionate Percentage” with respect to any holder of Common Stock, shall mean a number (expressed as a percentage) equal to a fraction, the numerator of which is the total number of shares of Common Stock proposed to be transferred by such holder in a proposed Disposition and the denominator of which is the total number of shares of Common Stock owned by such holder.

“Public Sale” means any sale, occurring simultaneously with or after an IPO, of Common Stock to the public pursuant to an offering registered under the Securities Act or to the public in the manner described by the provisions of Rule 144 promulgated thereunder, other than an offering relating to employee incentive plans.

“Qualified Public Offering” means (a) an Underwritten Offering of shares of Class A Common Stock by the Company or any selling securityholders pursuant to an effective Registration Statement filed by the Company with the SEC (other than (i) a registration relating solely to an employee benefit plan or employee stock plan, a dividend reinvestment plan, or a merger or a consolidation, (ii) a registration incidental to an issuance of securities under Rule 144A, (iii) a registration on Form S-4 or any successor form, or (iv) a registration on Form S-8 or any successor form) under the Securities Act, pursuant to which the aggregate offering price of the Class A Common Stock (by the Company and/or other selling securityholders) sold in such offering (together with the aggregate offering prices from any prior such offerings) is at least $200 million and (b) the listing of Company Class A Common Stock on the NASDAQ Global Select Market, the NASDAQ Global Market, the New York Stock Exchange or any successor exchange to the foregoing.

“RCIV Cayman” has the meaning set forth in the preamble.

“RCIV Luxco” has the meaning set forth in the preamble.

“Realogy” has the meaning set forth in the recitals.

“Registrable Securities” shall mean (i) the shares of Class A Common Stock issued upon the conversion of the Convertible Notes, (ii) the shares of Class A Common Stock acquired in connection with the exercise of preemptive rights in accordance with Section 3, (iii) any and all shares of Common Stock issued or issuable with respect to Registrable Securities by way of a stock dividend or a stock split; provided, that any Registrable Securities shall cease to be Registrable Securities when (A) a Registration Statement with respect to the sale of such Registrable Securities has been declared effective under the Securities Act and such Registrable Securities have been disposed of pursuant to such Registration

Statement, (B) such Registrable Securities have been disposed of in reliance upon Rule 144 (or any similar provision then in force) under the Securities Act or (C) except for a transfer in accordance with Section 15(p), such Registrable Securities shall have been otherwise transferred to a third party; and provided, further, that any securities that have ceased to be Registrable Securities shall not thereafter become Registrable Securities and any security that is issued or distributed in respect of securities that have ceased to be Registrable Securities is not a Registrable Security and (iv) any shares of Common Stock required to be registered by the Company on behalf of any other Person possessing registration rights pursuant to another agreement in which the Company had granted such rights.

“Registration Request” has the meaning set forth in Section 4.1(a).

“Registration Statement” means any shelf registration statement or other registration statement filed with the SEC with respect to the Common Stock.

“Sale Notice” has the meaning set forth in Section 5(a).

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Securityholders Agreement” means the securityholders agreement by and between the Company and the securityholders party thereto, as amended.

“Series A Convertible Notes” has the meaning set forth in the recitals.

“Series B Convertible Notes” has the meaning set forth in the recitals.

“Series C Convertible Notes” has the meaning set forth in the recitals.

“Subject Securities” means shares of Class A Common Stock, the Convertible Notes and any shares of Class A Common Stock issuable upon conversion thereof.

“Suspension Period” has the meaning set forth in Section 4.3.

“Tag-Along Holder” has the meaning set forth in Section 5(b).

“Tag-Along Notice” has the meaning set forth in Section 5(b).

“Tag-Along Transaction” has the meaning set forth in Section 5(a)

“Underwritten Offering” means a sale of shares of Common Stock to an underwriter for reoffering to the public.

Section 2. Representations and Warranties. The Company hereby represents and warrants that the Company has not granted registration rights to any Person other than pursuant to (i) the Management Investor Rights Agreement, (ii) the Securityholders Agreement and (iii) the Avenue Investor Securityholders Agreement.

Section 3. Preemptive Events. If any time prior to (but not including) a Qualified Public Offering, (i) the Company or Realogy proposes to issue or sell any equity securities (or securities convertible into, issuable upon exercise of or exchangeable for any such equity securities) (not including (1) securities issued pursuant to any equity compensation plans, (2) securities issued as a dividend or distribution or upon any stock split, recapitalization or other subdivision or combination of securities, (3) securities issued upon the exercise, conversion or exchange of any options, warrants or convertible securities issued prior to the date hereof or for which Paulson has had the opportunity to subscribe for pursuant to its preemptive rights (and which shall include the Convertible Notes) and (4) securities issued (other than to an Apollo Holder) in connection with (Y) the funding of an acquisition (whether by stock sale, merger, recapitalization, asset purchase or otherwise) or (Z) a joint venture or strategic alliance) or (ii) the Company or Realogy proposes to issue or sell debt to any Affiliate of Realogy or the Company (for the avoidance of doubt, such Affiliate of Realogy or the Company shall not include the Company, Realogy, Intermediate or any subsidiary of Realogy) (collectively, “Company Offered Securities”), the Company shall give notice in writing (the “Preemptive Rights Offer Notice”) to Paulson of such proposed issuance or sale (a “Preemptive Event”). The Preemptive Rights Offer Notice shall describe the proposed transaction, identify the proposed purchaser(s), and contain an offer (the “Preemptive Rights Offer”) to sell to Paulson, at the same price, on the same terms and for the same consideration to be paid by the proposed purchaser(s). With respect to clause (i) of this Section 3, Paulson shall have the right to participate in the Preemptive Event up to its respective pro rata fully-diluted portion of its equity ownership (which shall be a fraction of the Company Offered Securities determined by dividing (A) the number of shares of Common Stock then owned by Paulson on a fully-diluted basis assuming the conversion of all of its Convertible Notes (B) the number of shares of Common Stock then outstanding (before giving effect to the Preemptive Event) on a fully-diluted basis assuming, among other things, the conversion of all Convertible Notes then outstanding. With respect to clause (ii) of this Section 3, Paulson shall have the right to participate in the Preemptive Event up to its Pro Rata Debt Ownership. The Preemptive Rights Offer Notice shall be made fifteen (15) days prior to the relevant issuance or sale. If Paulson fails to accept in writing the Preemptive Rights Offer by the tenth (10th) day after the Company’s delivery of the Preemptive Rights Offer Notice, Paulson shall have no further rights with respect to the proposed transaction; provided, however, that if any of the terms of the Preemptive Event, taken as a whole, materially change after the date of the Preemptive Rights Offer Notice, then the Company shall be required to give a new Preemptive Rights Offer Notice and Paulson shall have an additional ten (10) days to accept in writing the Preemptive Rights Offer. If Paulson accepts the Preemptive Rights Offer and such acceptance could require Paulson to complete a filing under the HSR Act, Paulson may participate in the Preemptive Event until the earlier of the date that (i) is two business days following the date that Paulson has complied with the requirements of the HSR Act and received the necessary approvals or otherwise determined no filing under the HSR Act is required with respect to such participation and (ii) seventy five (75) days following the Company’s delivery of the Preemptive Rights Offer Notice, or such later date as may be described in the Preemptive Rights Offer Notice; provided that in no event shall the issuance of the Company Offered Securities to any other party be delayed in connection with such participation. If at any time prior to a Qualified Public Offering, the Company or Realogy proposes to undertake a debt financing to third parties and the Apollo Holders do not participate in such debt financing, then the Company shall use its commercially reasonable efforts to allow Paulson to participate, up to its Pro Rata Debt Ownership, at the same price, on the same terms and for the same consideration as other participants in the financing; provided however that if the

Apollo Holders participate in such financing, then Paulson shall have the right to participate in the financing at the same price, on the same terms and for the same consideration as the Apollo Holders, provided that the Proportionate Debt Percentage of debt to be purchased by Paulson shall not exceed the Proportionate Debt Percentage of debt that the Apollo Holders elect to acquire in such debt financing to third parties.

Section 4. Registration Rights.

4.1 Underwritten Demand Registration Rights.

(a) Subject to the other provisions of this Section 4.1, at any time after the date that is thirty six (36) months after the Closing Date, Paulson may make no more than two (2) written requests (each, a “Registration Request”) to the Company for registration under and in accordance with the provisions of the Securities Act of all or part of its shares of Common Stock. The offering of the Registrable Securities pursuant to such Registration Request shall be in the form of an Underwritten Offering only. Notwithstanding anything to the contrary set forth in this Section 4.1(a), the Company will not be required to effect a registration pursuant to this Section 4.1(a) unless the estimated gross proceeds from the sale of the Registrable Securities included in the Registration Request are at least $75 million.

(b) If prior to a Qualified Public Offering Paulson elects to exercise its demand rights pursuant to this Section 4.1 or the Company notifies Paulson of its intention to consummate a Qualified Public Offering, on its own behalf or in connection with an exercise by any Person possessing demand rights pursuant to another agreement in which the Company has granted demand rights, Paulson agrees that Paulson shall not sell publicly, make any short sale of, grant any option for the purchase of, or otherwise dispose, any shares of Class A Common Stock (except, in each case, as part of the Qualified Public Offering, if permitted) during the period beginning on the delivery or receipt of such notice and ending ninety (90) days (or, in either case, such greater period as may be requested by the lead managing underwriter or underwriters, not to exceed one hundred eighty (180) days) after the effective date of the Registration Statement filed in connection with such Qualified Public Offering. Notwithstanding the foregoing, Paulson shall be entitled to transfer any shares of Class A Common Stock (i) as a bona fide gift or gifts, provided that the donee or donees thereof agree to be bound in writing by the restrictions set forth herein, (ii) to Affiliates of Paulson where such Affiliates agree to be bound in writing by the restrictions set forth herein, (iii) with the prior written consent of the Company, (iv) to a nominee or custodian of a Person to whom a disposition or transfer would be permitted hereunder, provided that such nominee or custodian agrees to be bound in writing by the restrictions set forth herein, (v) following the consummation of a Qualified Public Offering, in transactions relating to shares of Common Stock or other securities acquired in open market transactions, or (vi) to any wholly-owned subsidiary or any stockholders, partners, members or similar persons of Paulson, provided that such Person agrees to be bound in writing by the restrictions set forth herein; provided that, in the case of this clause (i), (iv), (v) and (vi), such transfers do not give rise to a requirement to disclose in any public report or filing with the SEC and Paulson does not otherwise voluntarily effect any public filing or report regarding such transfers.

(c) All Registration Requests made pursuant to this Section 4 will specify the aggregate amount of shares of Common Stock to be registered. The Company shall include in the Underwritten Offering pursuant to a Registration Request all Registrable Securities with respect to which the Company has received a written request from any other Person possessing such rights pursuant to another agreement in which the Company has granted demand rights for inclusion therein within fifteen days after receipt by the Company of such demand. Promptly upon receipt of any such Registration Request, the Company will use its reasonable best efforts to effect such registration under the Securities Act (including, without limitation, filing post-effective amendments, appropriate qualification under applicable blue sky or other state securities laws and appropriate compliance with the applicable regulations promulgated under the Securities Act) of the shares of Class A Common Stock which the Company has been so requested to register within 180 days after such request (or within 120 days of such request in the case of a Registration Request after a Qualified Public Offering (subject to any lock-up restrictions)).

(d) Registrations under this Section 4.1 shall be on such appropriate registration form of the SEC as shall be selected by the Company.

(e) The Company shall use its reasonable best efforts to keep any Registration Statement filed in response to a Registration Request effective for as long as is necessary for Paulson to dispose of the covered securities.

(f) The Company shall select the underwriters, provided such selection is reasonably acceptable to Paulson.

4.2 Piggy-Back Registration Rights.

(a) Participation. Subject to Section 4.2(b), if at any time the Company proposes to register any of its shares of Common Stock under the Securities Act (other than a registration on Form S-4 or S-8 or any successor form to such Forms or any registration of securities as it relates to an offering and sale to management of the Company pursuant to any employee stock plan or other employee benefit plan arrangement or pursuant to a shelf registration statement), whether for its own account or for the account of one or more stockholders of the Company, and the registration form to be used may be used for any registration of Registrable Securities, then the Company shall give prompt written notice (the “Piggy-Back Notice”) to Paulson of its intention to effect such a registration and, subject to Section 4.2(b), shall include in such registration all Registrable Securities with respect to which the Company has received a written request from Paulson for inclusion therein within 15 days after the receipt of the Piggy-Back Notice. The Piggy-Back Notice shall offer Paulson the right, subject to Section 4.2(b) (the “Piggy-Back Registration Right”), to register such number of shares of Registrable Securities as Paulson may request and shall set forth (i) the anticipated filing date of such Registration Statement and (ii) the number of shares of Class A Common Stock that is proposed to be included in such Registration Statement.

(b) Underwriters’ Cutback. Notwithstanding the foregoing, if a registration pursuant to this Section 4 (including Section 4.1) involves an Underwritten Offering and the managing underwriter or underwriters of such proposed Underwritten Offering advises the

Company that the total or kind of securities which Paulson and any other persons or entities intend to include in such offering would be reasonably likely to adversely affect the price, timing or distribution of the securities offered in such offering, then the number of securities proposed to be included in such registration shall be allocated among the Company and all of the selling securityholders, such that the number of securities that each such Person shall be entitled to sell in the Underwritten Offering shall be included in the following order:

(i) In the event of an exercise by Paulson of its demand rights or any other Person possessing such rights pursuant to another agreement in which the Company has granted demand rights:

(1) first, the Registrable Securities held by the Person exercising a demand right pursuant to Section 4.1 or pursuant to any other agreement in which the Company has granted demand rights, pro rata based upon the number of Registrable Securities proposed to be included by each such Person in connection with such registration;

(2) second, the Registrable Securities held by the Persons requesting their Registrable Securities to be included in such registration pursuant to the terms of Section 4.2(a) or pursuant to any other agreement in which the Company has granted piggy-back registration rights, pro rata based upon the number of Registrable Securities proposed to be included by each such Person at the time of such registration; and

(3) third, the securities to be issued and sold by the Company in such registration.

(ii) In all other cases:

(1) first, the securities to be issued and sold by the Company in such registration; and

(2) second, the Registrable Securities held by the Persons requesting their Registrable Securities be included in such registration pursuant to the terms of Section 4.2(a) or pursuant to any other agreement in which the Company has granted Piggy-Back registration rights, pro rata based upon the number of Registrable Securities proposed to be included by each such Person at the time of such registration.

Notwithstanding anything to the contrary set forth in this Section 4.2, if the managing underwriter for an Underwritten Offering advises the Company that the inclusion of the number of shares of Common Stock proposed to be included in any registration by any particular Person would interfere with the successful marketing (including pricing) of such shares to be offered thereby, then the number of such shares proposed to be included in such registration by such Person shall be reduced to the lower of the number of such shares that the managing underwriter advises that such Person may sell in the Underwritten Offering and the number of such shares calculated pursuant to the foregoing. If the number of Paulson’s shares of Common Stock included in a registration made pursuant to a Registration Request is reduced in accordance with this Section 4.2(b) to less than two-thirds of the total shares of Common Stock originally proposed to be included by Paulson in such registration, Paulson shall not be deemed to have used a Registration Request under Section 4.1.

(c) Lock-up. If the Company at any time shall register shares of Common Stock under the Securities Act for sale to the public in an underwritten offering and if requested by the lead managing underwriter, Paulson agrees not to sell publicly, make any short sale of, grant any option for the purchase of, or otherwise dispose of, any capital stock of the Company without the prior written consent of the lead managing underwriter, during a period of not more than ninety (90) days (or up to one hundred eighty (180) days if requested by the lead managing underwriter in connection with a Qualified Public Offering) commencing on the effective date of the Registration Statement (the “Lock-Up Period”); provided, however, that if any holders of Registrable Securities shall be subject to a shorter period or receives more advantageous terms relating to the Lock-Up Period, then the Lock-Up Period shall be such shorter period and also on such more advantageous terms and Paulson shall be released from its obligations under this clause to the extent any other holder of Registrable Securities is released. Notwithstanding the foregoing, Paulson shall be entitled to transfer any shares of Class A Common Stock (i) as a bona fide gift or gifts, provided that the donee or donees thereof agree to be bound in writing by the restrictions set forth herein, (ii) to Affiliates of Paulson where such Affiliates agree to be bound in writing by the restrictions set forth herein, (iii) with the prior written consent of the Company, (iv) to a nominee or custodian of a Person to whom a disposition or transfer would be permitted hereunder, provided that such nominee or custodian agrees to be bound in writing by the restrictions set forth herein, (v) following the consummation of a Qualified Public Offering, in transactions relating to shares of Common Stock or other securities acquired in open market transactions, or (vi) to any wholly-owned subsidiary or any stockholders, partners, members or similar persons of Paulson, provided that such Person agrees to be bound in writing by the restrictions set forth herein; provided that, in the case of this clause (i), (iv), (v) and (vi), such transfers do not give rise to a requirement to disclose in any public report or filing with the SEC and Paulson does not otherwise voluntarily effect any public filing or report regarding such transfers. In addition, if requested by the lead managing underwriter, in connection with a public offering, Paulson shall enter into a customary lock-up agreement with the lead managing underwriter.

(d) Company Control. The Company may decline to file a Registration Statement after giving the Piggy-Back Notice, or withdraw a Registration Statement after filing and after such Piggy-Back Notice, but prior to the effectiveness of the Registration Statement, provided that the Company shall promptly notify Paulson in writing of any such action and provided further that the Company shall bear all reasonable expenses incurred by Paulson or otherwise in connection with such withdrawn Registration Statement. Except as provided in Section 4.1(f), notwithstanding any other provision herein, the Company shall have sole discretion to select any and all underwriters that may participate in any Underwritten Offering.

(e) Participation in Underwritten Offerings. No Person may participate in any Underwritten Offering under this Section 4 unless such Person (i) agrees to sell such Person’s securities on the basis provided in any underwriting arrangements approved by the Persons entitled to approve such arrangements and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements, lock-ups and other documents required for such underwriting arrangements. Nothing in this Section 4.2(e) shall be construed to create any additional rights regarding the Piggy-Back registration of Registrable Securities in any Person otherwise than as set forth herein.

(f) Expenses. The Company will pay all registration fees and other reasonable expenses in connection with each registration of Registrable Securities requested pursuant to this Section 4, including reasonable fees and expenses of one counsel to the Participating Holders which shall not exceed $100,000; provided, that each Participating Holder shall pay any remaining counsel fees and expenses and all applicable underwriting fees, discounts and similar charges (pro rata based on the securities sold).

(g) Publicly Available Information. If the Company is not required to file reports under the Securities Act or the Exchange Act, the Company will make publicly available such necessary information for so long as necessary to permit sales pursuant to Rule 144 under the Securities Act.

4.3 Registration Statement Suspension. Following Paulson’s receipt of a resolution of the Board certified by the secretary of the Company stating that, in the good faith judgment of the Board, the filing, initial effectiveness or continued use of a Registration Statement would require the Company to make a public disclosure of material non-public information, which disclosure in the good faith judgment of the Board (A) would be required to be made in any Registration Statement so that such Registration Statement would not be materially misleading, (B) would not be required to be made at such time but for the filing, effectiveness or continued use of such Registration Statement, and (C) would reasonably be expected to either (1) materially and adversely affect the Company or its business if made at such time or (2) unreasonably interfere with the Company’s ability to effect a planned or proposed acquisition, disposition, financing, reorganization, recapitalization or similar transaction, the Company may delay the filing or initial effectiveness of, or suspend use of, such Registration Statement; provided that the Company shall not be permitted to do so under this Section 4.3 for more than 90 days during any twelve-month period (the “Maximum Suspension Period”); provided, further, that the Company shall pay liquidated damages (“Liquidated Damages”), from and including each day in excess of the Maximum Suspension Period at a rate per annum equal to an additional 0.25% of the principal balance of the notional amount of Convertible Notes that were exchanged by Paulson for those Registrable Securities that are still held by Paulson and with respect to which Paulson has requested registration and increasing by an additional 0.25% at the end of each subsequent 90 day period that such Registration Statement is suspended in excess of the Maximum Suspension Period, not to exceed 0.75%; provided that no Liquidated Damages shall accrue during any Suspension Period not in excess of the Maximum Suspension Period or if any Suspension Period is rescinded. Any amounts to be paid as Liquidated Damages shall be paid in cash semi-annually in arrears on the stated interest payment dates of the Convertible Notes. Any period during which the Company has delayed the filing or initial effectiveness of, or suspended the use of, a Registration Statement pursuant to this Section 4.3 is herein called a “Suspension Period.” The Company shall provide prompt written notice to Paulson of the commencement and termination of any Suspension Period but shall not be obligated under this Agreement to disclose the reasons therefor. Paulson shall keep the existence of each Suspension Period confidential and agrees to suspend, promptly upon receipt of the notice referred to above, the use of any prospectus relating to such registration in connection with any sale or offer to sell Registrable Securities. In addition, if the Company receives a Registration Request and the Company is then in the process of preparing to engage in a Public Sale, the Company shall inform Paulson of the Company’s intent to engage in a Public Sale and may require Paulson to withdraw such Registration Request for a period of up to 120 days so that the Company may complete its Public Sale, and such withdrawn Registration Request shall not count as one of Paulson’s two Registration Requests hereunder. In the event that the Company ceases to pursue such Public Sale, it shall promptly inform Paulson and Paulson shall be permitted to submit a new Registration Request. Notwithstanding the foregoing, if the public announcement of the material, nonpublic information that resulted in such delay or suspension is made during such Suspension Period, then such Suspension Period shall terminate without any further action of the parties and the Company shall promptly notify Paulson of such termination. To the extent that the Company initiates one or more Suspension Periods hereunder in respect of any effective Registration Statement filed pursuant to this Agreement, the Company shall maintain the effectiveness of such Registration Statement for an additional number of days equal to the aggregate amount of days that the Company implemented such Suspension Period(s). Notwithstanding the foregoing, in the event of a postponement by the Company of the filing or effectiveness of a Registration Statement pursuant to a Registration Request or in the event that a sale is not made under a Registration Statement pursuant to a Registration Request that has remained effective for at least 30 days, Paulson shall have the right to withdraw such Registration Request, and such Registration Request shall not count as one of Paulson’s two Registration Requests hereunder. The foregoing shall be without prejudice to any rights of Paulson pursuant to Section 5.

4.4 Registration Rights Procedures.

(a) In connection with the Company’s obligations under Sections 4.1 and 4.2 to file a Registration Statement, the Company shall use its reasonable best efforts to cause such Registration Statement to become effective to permit the sale of such Registrable Securities in accordance with the intended method or methods of distribution thereof as expeditiously as reasonably practicable, and in connection therewith the Company shall:

(i) prepare the required Registration Statement including all exhibits and financial statements required under the Securities Act to be filed therewith, and before filing a Registration Statement or prospectus, or any amendments or supplements thereto, (x) furnish to the underwriters, if any, and to the holders of Registrable Securities covered by the applicable Registration Statement (“Participating Holders”), copies of all documents prepared to be filed, which documents shall be subject to the review of such underwriters and the Participating Holders and their respective counsel and make such changes to such documents as are reasonably requested by the Participating Holders and (y) except in the case of a registration under Section 4.2, not file any Registration Statement hereunder or prospectus or amendments or supplements thereto to which the underwriters, if any, or the Participating Holders shall reasonably object;

(ii) prepare and file with the SEC such pre- and post-effective amendments to such Registration Statement and supplements to the prospectus as may be (x) reasonably requested by any other Participating Holders (to the extent such request relates to information relating to such holder), or (z) necessary to keep such registration effective for the period of time required by this Agreement, and comply with provisions of the applicable securities laws with respect to the sale or other disposition of all securities covered by such Registration Statement during such period in accordance with the intended method or methods of disposition by the sellers thereof set forth in such Registration Statement;

(iii) notify the Participating Holders and the managing underwriter or underwriters, if any, and (if requested) confirm such advice in writing and provide copies of the relevant documents, as soon as reasonably practicable after notice thereof is received by the Company (a) when the applicable Registration Statement or any amendment thereto has been filed or becomes effective, and when the applicable prospectus or any amendment or supplement to such prospectus has been filed, (b) of any written comments by the SEC or any request by the SEC or any other federal or state governmental authority for amendments or supplements to such Registration Statement or such prospectus or for additional information, (c) of the issuance by the SEC of any stop order suspending the effectiveness of such Registration Statement or any order by the SEC or any other regulatory authority preventing or suspending the use of any preliminary or final prospectus or the initiation or threatening of any proceedings for such purposes, (d) if, at any time, the representations and warranties of the Company in any applicable underwriting agreement cease to be true and correct in any material respect, and (e) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities for offering or sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

(iv) promptly notify the Participating Holders and the managing underwriter or underwriters, if any, when the Company becomes aware of the happening of any event as a result of which the applicable Registration Statement or the prospectus included in such Registration Statement (as then in effect) contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein (in the case of such prospectus and any preliminary prospectus, in light of the circumstances under which they were made) not misleading or, if for any other reason it shall be necessary during such time period to amend or supplement such Registration Statement or prospectus in order to comply with the Securities Act and, in either case as promptly as reasonably practicable thereafter, prepare and file with the SEC, and furnish without charge to the Participating Holders and the managing underwriter or underwriters, if any, an amendment or supplement to such Registration Statement or prospectus which shall correct such misstatement or omission or effect such compliance;

(v) use its reasonable best efforts to prevent, or obtain the withdrawal of, any stop order or other order suspending the use of any preliminary or final prospectus;

(vi) promptly incorporate in a prospectus supplement or post-effective amendment such information as the managing underwriter or underwriters reasonably believes should be included therein relating to the plan of distribution with respect to such Registrable Securities, and make all required filings of such prospectus supplement or post-effective amendment as soon as reasonably practicable after being notified of the matters to be incorporated in such prospectus supplement or post-effective amendment;

(vii) furnish to each Participating Holder and each underwriter, if any, without charge, as many conformed copies as such Participating Holder or underwriter may reasonably request of the applicable Registration Statement and any amendment or post-effective amendment thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits (including those incorporated by reference);

(viii) deliver to each Participating Holder and each underwriter, if any, without charge, as many copies of the applicable prospectus (including each preliminary prospectus) and any amendment or supplement thereto as such Participating Holder or underwriter may reasonably request (it being understood that the Company consents to the use of such prospectus or any amendment or supplement thereto by such holder of Common Stock and the underwriters, if any, in connection with the offering and sale of the Registrable Securities covered by such prospectus or any amendment or supplement thereto) and such other documents as Paulson or underwriter may reasonably request in order to facilitate the disposition of the Registrable Securities by Paulson or underwriter;

(ix) use its commercially reasonable efforts to register or qualify, or obtain exemption from registration or qualification for, all Registrable Securities by the time a Registration Statement is declared effective by the SEC under all applicable state securities or “blue sky” laws of such jurisdictions as Paulson, the holder of Registrable Securities or the managing underwriter or underwriter, if any, shall reasonably request in writing, keep each such registration or qualification or exemption effective and do any and all other acts and things that may be reasonably necessary or advisable to enable Paulson or the holder of Registrable Securities to consummate the disposition in each such jurisdiction of such Registrable Securities owned by Paulson or such holder; provided, however, that the Company shall not be required to (i) qualify generally to do business in any jurisdiction or to register as a broker or dealer in such jurisdiction where it would not otherwise be required to qualify but for this Section 4.4(a)(ix) and except as may be required by the Securities Act, (ii) subject itself to taxation in any such jurisdiction, or (iii) submit to the general service of process in any such jurisdiction;

(x) make such representations and warranties to the Participating Holders and the underwriters or agents, if any, in form, substance and scope as are customarily made by issuers in secondary underwritten public offerings;

(xi) enter into such customary agreements (including underwriting and indemnification agreements) and take all such other actions as the managing underwriter or underwriters, if any, reasonably request in order to expedite or facilitate the registration and disposition of such Registrable Securities;

(xii) obtain for delivery to the Participating Holders and to the underwriter or underwriters, if any, an opinion or opinions from counsel for the Company dated the effective date of the Registration Statement or, in the event of an Underwritten Offering, the date of the closing under the underwriting agreement, in customary form, scope and substance, which opinions shall be reasonably satisfactory to such Participating Holders or underwriters, as the case may be, and their respective counsel;

(xiii) in the case of an Underwritten Offering, obtain for delivery to the Company and the managing underwriter or underwriters, with copies to the Participating Holders, a cold comfort letter from the Company’s independent certified public accountants in customary form and covering such matters of the type customarily covered by cold comfort letters as the managing underwriter or underwriters reasonably request, dated the date of execution of the underwriting agreement and brought down to the closing under the underwriting agreement;

(xiv) cooperate with each Participating Holder and each underwriter, if any, participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with FINRA;

(xv) use its reasonable best efforts to comply with all applicable securities laws and make available to its securityholders party hereto, as soon as reasonably practicable, an earnings statement satisfying the provisions of Section 11(a) of the Securities Act and the rules and regulations promulgated thereunder;

(xvi) make available upon reasonable notice at reasonable times and for reasonable periods for inspection by any underwriter participating in any disposition to be effected pursuant to such Registration Statement and by any attorney, accountant or other agent retained by any such underwriter, all pertinent financial and other records, pertinent corporate documents and properties of the Company, and cause all of the Company’s officers, directors and employees and the independent public accountants who have certified its financial statements to make themselves available to discuss the business of the Company and to supply all information reasonably requested by any such Person in connection with such Registration Statement as shall be necessary to enable them to exercise their due diligence responsibility; provided that any such Person gaining access to information regarding the Company pursuant to this Section 4.4(a)(xvi) shall agree to hold in strict confidence and shall not make any disclosure or use any information regarding the Company that the Company determines in good faith to be confidential, and of which determination such Person is notified, unless (w) the release of such information is requested or required (by deposition, interrogatory, requests for information or documents by a governmental entity, subpoena or similar process), (x) such information is or becomes publicly known other than through a breach of this or any other agreement of which such Person has knowledge, (y) such information is or becomes available to such Person on a non-confidential basis from a source other than the Company or (z) such information is independently developed by such Person;

(xvii) in the case of an Underwritten Offering, cause the senior executive officers of the Company to participate in the customary “road show” presentations that may be reasonably requested by the managing underwriter or underwriters in any such Underwritten Offering and otherwise to facilitate, cooperate with, and participate in each proposed offering contemplated herein and customary selling efforts related thereto;

(xviii) as of the effective date of any Registration Statement relating thereto, use its reasonable best efforts to cause all such Registrable Securities to be listed on the NASDAQ Global Select Market, the NASDAQ Global Market or the New York Stock Exchange; and

(xix) as of the effective date of any Registration Statement relating thereto, provide a transfer agent and registrar for all such Registrable Securities.

(b) The Company may require each Participating Holder to furnish to the Company such information, documents and instruments from such Participating Holder as the Company may from time to time reasonably request, including, but not limited to, a questionnaire, custody agreement, power of attorney, lock-up letters and underlying agreement.

Each Participating Holder agrees to furnish such information to the Company and to cooperate with the Company as reasonably necessary to enable the Company to comply with the provisions of this Agreement.

(c) Each Participating Holder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 4.4(a)(iv), such Participating Holder will forthwith discontinue disposition of Registrable Securities pursuant to such Registration Statement until such Participating Holder’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 4.4(a)(iv), or until such Participating Holder is advised in writing by the Company that the use of the prospectus may be resumed, and if so directed by the Company, such Participating Holder shall deliver to the Company (at the Company’s expense) all copies of the prospectus covering such Registrable Securities, other than permanent file copies, then in such Participating Holder’s possession. In the event the Company shall give any such notice, the period during which the applicable Registration Statement is required to be maintained effective shall be extended by the number of days during the period from and including the date of the giving of such notice to and including the date when each seller of Registrable Securities covered by such Registration Statement either receives the copies of the supplemented or amended prospectus contemplated by Section 4.4(a)(iv) or is advised in writing by the Company that the use of the prospectus may be resumed.

(d) Paulson shall not use any free writing prospectus (as defined in Rule 405) in connection with the sale of Registrable Securities without the prior consent of the Company, which consent shall not be unreasonably withheld, conditioned or delayed.

4.5 Indemnification.

(a) The Company agrees to indemnify and hold harmless, to the fullest extent permitted by law, Paulson and its officers, directors, employees, managers, members, partners and agents and each Person who controls (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) Paulson or such other indemnified Person from and against all losses, claims, damages, liabilities and expenses (including reasonable expenses of investigation and reasonable attorneys’ fees and expenses including all reasonable expenses incurred in enforcing this indemnity) (collectively, the “Losses”) caused by, resulting from or relating to any untrue statement (or alleged untrue statement) of a material fact contained in any Registration Statement, prospectus or preliminary prospectus (including any issuer free writing prospectus) or any amendment thereof or supplement thereto or any omission (or alleged omission) of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except insofar as the same are caused by any information furnished in writing to the Company by Paulson expressly for use therein. In connection with an Underwritten Offering and without limiting any of the Company’s other obligations under this Agreement, the Company shall also indemnify such underwriters, their officers, directors, employees and agents and each Person who controls (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) such underwriters or such other indemnified Person to the same extent as provided above with respect to the indemnification (and exceptions thereto) of Paulson. Reimbursements payable pursuant to the indemnification contemplated by this subsection (a) will be made by periodic payments during the course of any investigation or defense, as and when bills are received or expenses incurred.

(b) In connection with any proposed registration in which Paulson is participating pursuant to this Agreement, Paulson agrees to indemnify and hold harmless, to the fullest extent permitted by law, the Company, its directors, officers, employees and agents and each Person who controls (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) the Company or such other indemnified Person against all Losses caused by, resulting from or relating to any untrue statement (or alleged untrue statement) of material fact contained in the Registration Statement, prospectus or preliminary prospectus (including any issuer free writing prospectus) or any amendment thereof or supplement thereto or any omission (or alleged omission) of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, but only to the extent that such untrue statement or omission contained in any information or affidavit so furnished in writing by Paulson to the Company for inclusion in such Registration Statement, prospectus or preliminary prospectus and has not been corrected in a subsequent writing prior to or concurrently with the sale of the securities to the Person asserting such loss, claim, damage, liability or expense. In no event shall the liability of Paulson hereunder be greater in amount than the dollar amount of the net cash proceeds actually received by Paulson upon the sale of the securities giving rise to such indemnification obligation. The Company and Paulson shall be entitled to receive indemnities from underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, to the same extent as provided above with respect to information so furnished in writing by such Persons for inclusion in any prospectus or Registration Statement.

(c) Any Person entitled to indemnification hereunder will (i) give prompt (but in any event within 30 days after such Person has actual knowledge of the facts constituting the basis for indemnification) written notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided, however, that any delay or failure to so notify the indemnifying party shall relieve the indemnifying party of its obligations hereunder only to the extent, if at all, that the indemnifying party is actually prejudiced by reason of such delay or failure; provided, further, however, that any Person entitled to indemnification hereunder shall have the right to select and employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such Person unless (a) the indemnifying party has agreed in writing to pay such fees or expenses, or (b) the indemnifying party shall have failed to assume the defense of such claim within a reasonable time after receipt of notice of such claim from the Person entitled to indemnification hereunder and employ counsel reasonably satisfactory to such Person or (c) in the reasonable judgment of any such Person, based upon advice of counsel, a conflict of interest may exist between such Person and the indemnifying party with respect to such claims (in which case, if the Person notifies the indemnifying party in writing that such Person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such Person). If such defense is not assumed by the indemnifying party, the indemnifying party will not be subject to any liability for any settlement made without its consent (but such consent will not be unreasonably withheld). An indemnified party shall not be required to consent to any settlement involving the imposition of equitable remedies or involving the imposition of any obligations or admissions on such indemnified party other than financial obligations for which such indemnified party will be indemnified hereunder. No indemnifying party will be required to consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation. An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim in any one jurisdiction, unless the use of one counsel would be expected to give rise to a conflict of interest between such indemnified party and any other of such indemnified parties with respect to such claim, in which case the indemnifying party shall be obligated to pay the fees and expenses of each additional counsel.

(d) If for any reason the indemnification provided for in the preceding clauses 4.5(a) and 4.5(b) is unavailable to an indemnified party or insufficient to hold it harmless as contemplated by the preceding clauses 4.5(a) and 4.5(b), then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by the indemnified party and the indemnifying party, but also the relative fault of the indemnified party and the indemnifying party, as well as any other relevant equitable considerations, provided that Paulson shall not be required to contribute in an amount greater than the dollar amount of the net cash proceeds actually received by Paulson with respect to the sale of any securities under this Section 4. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

Section 5. Tag-Along Rights.

(a) Prior to the consummation of a Qualified Public Offering, if the Apollo Holders desire to effect any sale or transfer of shares of Common Stock representing more than 5% or more of the outstanding shares of Common Stock on a fully diluted basis in a single transaction or series of related transactions for value to any third party that is not an Affiliate of the Apollo Holders, other than in a Public Sale (a “Tag-Along Transaction”), it shall give written notice to Paulson offering Paulson the option to participate in such Tag-Along Transaction (a “Sale Notice”). If Paulson’s participation in the Tag-Along Transaction could require Paulson to make a filing under the HSR Act, the Sale Notice shall be delivered to Paulson at least seventy five (75) days prior to the date on which the Tag-Along Transaction is to be consummated; provided that once Paulson has complied with the requirements of the HSR Act and received the necessary approvals or otherwise determined no filing under the HSR Act is required with respect to its participation in the Tag-Along Transaction, the Apollo Holders may consummate the Tag-Along Transaction at any time thereafter. The Sale Notice shall set forth the material terms of the proposed Tag-Along Transaction and identify the contemplated transferee or Group.

(b) Paulson may, by written notice to the Apollo Holders (a “Tag-Along Notice”) delivered within ten (10) days after the date of the Sale Notice (Paulson delivering such timely notice being a “Tag-Along Holder”), elect to sell in such Tag-Along Transaction all or a portion of the shares of Class A Common Stock held by Paulson, provided that, without the consent of the Apollo Holders, the Proportionate Percentage of shares to be sold by any Tag-Along Holder will not exceed the Proportionate Percentage of the shares of Common Stock that the Apollo Holders proposes to sell or transfer in the applicable Tag-Along Transaction.

(c) If Paulson does not deliver a timely Tag-Along Notice, then the Apollo Holders may thereafter consummate the Tag-Along Transaction, at the same sale price and on the same other terms and conditions as are described in the Sale Notice (including, without limitation, the number of shares of Common Stock being sold), for a period of one hundred twenty (120) days thereafter (subject to extension in the event of required regulatory approvals not having been obtained by such date but in any event no later than two hundred seventy (270) days after receipt of the Tag-Along Notice). In the event the Apollo Holders have not consummated the Tag-Along Transaction within such one hundred twenty (120) day period (subject to extension as provided above), the Apollo Holders shall not thereafter consummate a Tag-Along Transaction, without first providing a Sale Notice and an opportunity to Paulson to sell in the manner provided above. If Paulson gives the Apollo Holders a timely Tag-Along Notice, then the Apollo Holders shall use reasonable efforts to cause the prospective transferee or Group to agree to acquire all the shares of Class A Common Stock identified in all timely Tag-Along Notices, upon the same terms and conditions as are applicable to the shares of Common Stock held by the Apollo Holders. If such prospective transferee or Group is unable or unwilling to acquire all the shares of Common Stock proposed to be included in the Tag-Along Transaction upon such terms, then the Apollo Holders may elect either to cancel such Tag-Along Transaction or to allocate the maximum number of shares that such prospective transferee or Group is willing to purchase among the Apollo Holders and the Tag-Along Holders in the proportion that the Apollo Holders’ and each such Tag-Along Holder’s Proportionate Percentage bears to the total Proportionate Percentages of the Apollo Holders and the Tag-Along Holders. In connection with the Tag-Along Transaction, each party shall bear its own expenses.

(d) For purposes of this Section 5, any holder of shares of Common Stock who has a contractual right (other than, for the avoidance of doubt, pursuant to this Agreement) to participate in such Tag-Along Transaction or any other holder of Common Stock who is otherwise participating in such Tag-Along Transaction with the consent of the Apollo Holders, shall be deemed to be a “Tag-Along Holder” under this Section 5 (provided that, for the avoidance of doubt, this Section 5 (d) is not intended to nor shall it grant any rights to any Person to participate in any Tag-Along Transaction that is not otherwise granted pursuant to Section 5 (a)-(c) above).

Section 6. Board Composition. Subject to the satisfaction of applicable laws, rules and regulations, Paulson shall have the right to either (i) nominate one member of the Board (such appointed member, the “Paulson Appointee”) or (ii) designate one representative (the “Paulson Observer”) to attend all meetings of the Board as a non-voting observer; provided, however, that such rights to nominate the Paulson Appointee or designate the Paulson Observer shall not be assigned by Paulson to any other party (other than Affiliates of Paulson) and any purported assignment shall be void ab initio and of no effect. Paulson’s right to nominate the Paulson Appointee and designate the Paulson Observer shall terminate once Paulson is no longer a party to this Agreement. Upon such termination, Paulson shall promptly cause the Paulson Appointee to resign from the Board. The Company shall use its commercially reasonable efforts to maintain a directors and officer’s liability policy and shall indemnify and advance expenses to its directors and officers, including the Paulson Appointee, with respect to all acts or omissions by them in their capacities as such to the fullest extent permitted by the law and shall enter into an indemnification agreement with the Paulson Appointee.

Section 7. Dividends and Distributions. Prior to a Qualified Public Offering, the Company shall not, and shall cause Intermediate and Realogy not to, declare or pay any dividends or any other distributions on capital stock or redeem or repurchase any shares of capital stock without Paulson’s prior written consent; provided, however, that the Company shall be permitted to declare or pay any dividends or any other distributions on capital stock or redeem or repurchase any shares of capital stock, without Paulson’s prior written consent, to the extent such declaration, payment, distribution, redemption or repurchase is permitted by Section 4.07(b)(1), (2), (4), (5), (6), (8), (12), (13), (15), (16), (17) and (19) of the indentures for such Existing Notes.

Section 8. Related Party Transactions. Prior to a Qualified Public Offering, the Company shall not, and shall cause its direct and indirect subsidiaries not to, enter into any transaction or series of transactions with the Apollo Holders or any of their respective Affiliates if such transaction involves a consideration in excess of $10 million unless (A) Paulson gives its prior written consent or (B) such transaction is (i) contemplated by the Exchange Transactions, a Preemptive Event pursuant to which Paulson accepted and was provided with, or failed to accept the Preemptive Rights Offer, or pursuant to any agreements or arrangements entered into prior to the date hereof, (ii) expressly permitted by Section 4.11(b) (Transactions with Affiliates) of the indentures pursuant to which the New Notes are issued as supplemented, amended or otherwise modified from time to time, or (iii) not materially less favorable to the Company, Intermediate, Realogy or any of their respective direct or indirect subsidiaries than those that could have been obtained in a comparable transaction with an unrelated person, as evidenced by a resolution adopted in good faith by the majority of the Board approving such transaction and an officer’s certificate certifying that such transaction complies with clause (B)(iii) of this Section 8.

Section 9. Amendment of Convertible Notes. Without the prior written consent of Paulson, the Company will not enter into any amendment or supplement of the indenture that governs the Convertible Notes that would materially adversely affect Paulson for so long as Paulson holds at least 50% of the Convertible Notes it receives in the Exchange Offers.

Section 10. Ownership of Subsidiaries. Without the prior written consent of Paulson, (i) the Company shall not permit its Subsidiaries to effectuate an initial public offering of common stock, (ii) the Company shall at all times own 100% of the capital stock of Intermediate and Intermediate shall at all times own, directly or indirectly 100% of the capital stock of Realogy and (iii) the Company shall not engage in any business or activity other than owning shares of Intermediate and Intermediate shall not engage in any business or activity other than owning shares of Realogy.

Section 11. HSR. To the extent necessary in order to enable Paulson from time to time to convert all of its then outstanding Convertible Notes into Class A Common Stock without filing a notification under the HSR Act at the time of the desired conversion, the Company will cooperate with and assist Paulson in completing an annual notification to comply with the requirements of the HSR Act. The Company shall provide Paulson with written notice at least seventy five (75) days prior to (i) a Change of Control (as such term is defined in the indentures pursuant to which the New Notes are issued), to the extent such Change of Control occurs prior to a Qualified Public Offering, and (ii) a Qualified Public Offering; provided that such Change of Control or Qualified Public Offering, as applicable, may be consummated within such seventy five (75) day period if Paulson has complied with the requirements of the HSR Act and received the necessary approvals or otherwise determined no filing under the HSR Act is required following conversion of its then outstanding Convertible Notes into Class A Common Stock. The Company shall also pay (a) any HSR Act filing fee incurred by Paulson under this Agreement and (b) all other fees and expenses (including reasonable attorneys’ fees of one counsel not to exceed $50,000 on an annual basis) incurred by Paulson in connection with such filings.

Section 12. Notices. In the event a notice or other document is required to be sent hereunder to the Company or to any party hereto, such notice or other document, if sent by mail, shall be sent by registered mail, return receipt requested (and by air mail in the event the addressee is not in the continental United States), to the party entitled to receive such notice or other document at the address set forth on Annex I hereto. Any such notice shall be effective and deemed received three (3) days after proper deposit in the mails, but actual notice shall be effective however and whenever received. Any party may effect a change of address for purposes of this Agreement by giving notice of such change to each of the other parties in the manner provided herein. Until such notice of change of address is properly given, the addresses set forth on Annex I shall be effective for all purposes.

Section 13. Amendment. This Agreement may be amended, modified, supplemented or waived from time to time by an instrument in writing signed by the Company, Realogy, Paulson and each Apollo Holder.

Section 14. Term; Termination. This Agreement shall only become effective on the Closing Date; provided that this Agreement shall automatically terminate if the Exchange Offers contemplated herein are terminated and abandoned. Unless earlier terminated by the mutual agreement of all the parties hereto, this Agreement shall terminate automatically upon the earlier of (i) the dissolution of the Company (unless the Company continues to exist after such dissolution as a limited liability company or in another form, whether incorporated in Delaware or another jurisdiction), (ii) with respect to Paulson, the first date on which Paulson ceases to hold, directly or indirectly, Registrable Securities (assuming all of the then outstanding Convertible Notes held by Paulson have been converted into shares of Class A Common Stock) representing at least 5% of the outstanding shares of Common Stock on a fully-diluted basis and

(iii) with respect to each Apollo Holder, the first date on which such Apollo Holder ceases to hold, directly or indirectly, any shares of Common Stock or Convertible Notes convertible into shares of Common Stock.

Section 15. Miscellaneous Provisions.

(a) THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICTING PROVISION OR RULE THAT WOULD CAUSE THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF DELAWARE TO BE APPLIED. IN FURTHERANCE OF THE FOREGOING, THE INTERNAL LAW OF THE STATE OF DELAWARE WILL CONTROL THE INTERPRETATION AND CONSTRUCTION OF THIS AGREEMENT, EVEN IF UNDER SUCH JURISDICTION’S CHOICE OF LAW OR CONFLICT OF LAW ANALYSIS, THE SUBSTANTIVE LAW OF SOME OTHER JURISDICTION WOULD ORDINARILY APPLY.

(b) The Company may, without the consent of Paulson, permit any holder that acquires in the Exchange Offers Convertible Notes convertible into shares of Class A Common Stock representing 10% or more of the outstanding shares of Common Stock on an “as converted” basis to become a party to this Agreement and to give such holder the same rights as Paulson under this Agreement.

(c) Whenever the context requires, the gender of all words used herein shall include the masculine, feminine and neuter, and the number of all words shall include the singular and plural.

(d) Except as provided in Section 14, any party to this Agreement who Disposes of all of his, her or its Common Stock and/or Convertible Notes in conformity with the terms of this Agreement shall cease to be a party to this Agreement and shall have no further rights hereunder other than rights to indemnification under Section 4, if applicable.

(e) Each party to this Agreement acknowledges that a remedy at law for any breach or attempted breach of this Agreement will be inadequate, agrees that each other party to this Agreement shall be entitled to specific performance and injunctive and other equitable relief in case of any such breach or attempted breach and further agrees to waive (to the extent legally permissible) any legal conditions required to be met for the obtaining of any such injunctive or other equitable relief (including posting any bond in order to obtain equitable relief).

(f) This Agreement may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together will constitute one and the same agreement. It shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.

(g) Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, and such invalid, illegal or otherwise unenforceable provisions shall be null and void as to such jurisdiction. It is the intent of the parties, however, that any invalid, illegal or otherwise unenforceable provisions be automatically replaced by other provisions which are as similar as possible in terms to such invalid, illegal or otherwise unenforceable provisions but are valid and enforceable to the fullest extent permitted by law.

(h) Each party hereto shall do and perform or cause to be done and performed all such further acts and things and shall execute and deliver all such other agreements, certificates, instruments, and other documents as any other party hereto reasonably may request in order to carry out the provisions of this Agreement and the consummation of the transactions contemplated hereby.

(i) The parties to this Agreement agree that jurisdiction and venue in any action brought by any party hereto pursuant to this Agreement shall exclusively and properly lie in the Delaware State Chancery Court located in Wilmington, Delaware, or (in the event that such court denies jurisdiction) any federal or state court located in the State of Delaware. By execution and delivery of this Agreement each party hereto irrevocably submit to the jurisdiction of such courts for himself and in respect of his property with respect to such action. The parties hereto irrevocably agree that venue for such action would be proper in such court, and hereby waive any objection that such court is an improper or inconvenient forum for the resolution of such action. The parties further agree that the mailing by certified or registered mail, return receipt requested, of any process required by any such court shall constitute valid and lawful service of process against them, without necessity for service by any other means provided by statute or rule of court.

(j) No course of dealing between the Company, or its subsidiaries, and the other parties hereto (or any of them) or any delay in exercising any rights hereunder will operate as a waiver of any rights of any party to this Agreement. The failure of any party to enforce any of the provisions of this Agreement will in no way be construed as a waiver of such provisions and will not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

(k) BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING BROUGHT TO ENFORCE OR DEFEND ANY RIGHT OR REMEDIES UNDER THIS AGREEMENT OR ANY DOCUMENTS ENTERED INTO IN CONNECTION WITH THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREIN.

(l) This Agreement sets forth the entire agreement of the parties hereto as to the subject matter hereof and supersedes all previous agreements among all or some of the parties hereto, whether written, oral or otherwise, as to such subject matter. Unless otherwise provided herein, any consent required by any party hereto may be withheld by such party in its sole discretion.

(m) Except as otherwise expressly provided herein, no Person not a party to this Agreement, as a third party beneficiary or otherwise, shall be entitled to enforce any rights or remedies under this Agreement.

(n) If, and as often as, there are any changes in the Common Stock and/or Convertible Notes, as applicable, by way of stock split, stock dividend, combination or reclassification, or through merger, consolidation, reorganization or recapitalization, or by any other means, appropriate adjustment shall be made in the provisions of this Agreement, as may be required, so that the rights, privileges, duties and obligations hereunder shall continue with respect to the Common Stock or Convertible Notes as so changed.

(o) Without limiting anything in the Charter or the Bylaws, no director of the Company shall be personally liable to the Company or any party hereto as a result of any acts or omissions taken under this Agreement in good faith.

(p) Notwithstanding anything to the contrary contained herein, (i) each Apollo Holder may assign its rights or obligations, in whole or in part, under this Agreement to any member of the Apollo Holders, and such Person shall automatically become party to this Agreement and this Agreement shall be amended and restated to provide that such Person or a designee of such Person shall have the same rights and obligations of the Apollo Holders and the Apollo Holders hereunder and (ii) Paulson may assign its rights under Section 4.2 and Section 4.5 to any third party transferee in connection with any transfer (other than pursuant to a public offering) of at least $10 million aggregate principal amount of its Subject Securities, provided that such third party transferee executes and delivers to the Company a joinder agreement in the form set forth in Exhibit A and becomes a party to this Agreement.

* * * * *

This Agreement is executed by the parties hereto to be effective as of the Closing Date.

REALOGY CORPORATION

By:	/s/ Anthony E. Hull
Name:	Anthony E. Hull
Title:	EVP, CFO & Treasuer

DOMUS HOLDINGS CORP.

By:	/s/ Anthony E. Hull
Name: Anthony E. Hull
Title: EVP, CFO & Treasuer

DOMUS INVESTMENT HOLDINGS, LLC

By:	Apollo Management VI, L.P., its manager

By:	AIF VI Management, LLC, its general partner

By:	/s/ Laurie Medley
Name: Laurie Medley
Title: Vice President

RCIV HOLDINGS, L.P. (CAYMAN)

By:	Apollo Advisors VI (EH), L.P., its general partner

By:	Apollo Advisors VI (EH-GP), Ltd., its general partner

By:	/s/ Laurie Medley
Name: Laurie Medley
Title: Vice President

APOLLO INVESTMENT FUND VI, L.P.

By:	Apollo Advisors VI, L.P., its general partner

By:	Apollo Capital Management VI, LLC, its general partner

By:	/s/ Laurie Medley
Name: Laurie Medley
Title: Vice President

DOMUS CO-INVESTMENT HOLDINGS, LLC

By:	Apollo Management VI, L.P., its managing member

By:	AIF VI Management, LLC, its general partner

By:	/s/ Laurie Medley
Name: Laurie Medley
Title: Vice President

RCIV HOLDINGS (LUXEMBOURG), S.A.R.L.

By:	/s/ Laurie Medley
Name: Laurie Medley
Title: Vice President

PAULSON & CO. INC.

By:	/s/ Stuart Merzer
Name: Stuart Merzer
Title: Authorized Signatory

ANNEX I

ADDRESSES FOR NOTICE

DOMUS HOLDINGS CORP.

DOMUS INVESTMENT HOLDINGS, LLC

RCIV HOLDINGS, L.P. (CAYMAN)

RCIV HOLDINGS (LUXEMBOURG) S.A.R.L.

APOLLO INVESTMENT FUND VI, L.P.

DOMUS CO-INVESTMENT HOLDINGS LLC

c/o Apollo Management VI, L.P.

9 West 57th Street, 43rd Floor

New York, NY 10019

Attention: Marc Becker

Email: Becker@apollolp.com

with a copy (which shall not constitute notice) to:

Skadden, Arps, Slate, Meagher & Flom LLP

Four Times Square

New York, NY 10036

Facsimile: (212) 735-2000

Attention: Stacy J. Kanter, Esq.

         Thomas W. Greenberg, Esq.

PAULSON & CO. INC.

1251 Avenue of the Americas, 50th Floor

New York, NY, 10020

Attn: Mr. Alex Blades

Telephone: (212) 956-2221

Fax: (212) 351-5887

with a copy (which shall not constitute notice) to:

Kleinberg, Kaplan, Wolff & Cohen, P.C.

551 Fifth Avenue

New York, NY 10176

Facsimile: (212) 986-8866

Attn: Max Karpel, Esq.

Jonathan Ain, Esq.

EXHIBIT A

JOINDER AGREEMENT

This Joinder Agreement (“Joinder”) is executed pursuant to the terms of the Investor Securityholders Agreement dated as of November 30, 2010, a copy of which is attached hereto (the “Investor Securityholders Agreement”), by the transferee (“Transferee”) executing this Joinder. By the execution of this Joinder, the Transferee agrees as follows:

1.	Acknowledgement. Transferee acknowledges that Transferee is acquiring or receiving from Paulson $10 million or more in aggregate principal amount of certain Convertible Notes convertible at any time at the option of the holders thereof, in whole or in part, into shares of Class A Common Stock of Domus Holdings Corp. a Delaware corporation (the “Company”). Capitalized terms used herein without definition are defined in the Investor Securityholders Agreement and are used herein with the same meanings set forth therein.

2.	Agreement to be Bound. Transferee by delivering this Joinder agrees that it shall have only the registration rights referenced in Section 4.2 of the Securityholders Agreement and agrees to become a party to the Securityholders Agreement.

3.	Further Agreement. The Transferee further acknowledges and agrees that it shall not have any rights under the Securityholders Agreement other than piggy-back registration rights and certain indemnification rights.

4.	Effectiveness. This Joinder shall take effect and Transferee shall be bound by Sections 4.2 and 4.5 of the Investor Securityholders Agreement immediately upon the execution hereof.

5.	Law. THIS ADOPTION WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICTING PROVISION OR RULE (WHETHER OF THE STATE OF DELAWARE OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF DELAWARE TO BE APPLIED. IN FURTHERANCE OF THE FOREGOING, THE INTERNAL LAW OF THE STATE OF DELAWARE WILL CONTROL THE INTERPRETATION AND CONSTRUCTION OF THIS ADOPTION, EVEN IF UNDER SUCH JURISDICTION’S CHOICE OF LAW OR CONFLICT OF LAW ANALYSIS, THE SUBSTANTIVE LAW OF SOME OTHER JURISDICTION WOULD ORDINARILY APPLY.

Name of Transferee

Signature

Date

Schedule III

Form of Avenue Stockholders Agreement

INVESTOR SECURITYHOLDERS AGREEMENT

by and among

DOMUS HOLDINGS CORP.,

REALOGY CORPORATION,

AVENUE CAPITAL MANAGEMENT II, L.P., and

the SECURITYHOLDERS that are parties hereto

DATED AS OF NOVEMBER 30, 2010

INVESTOR SECURITYHOLDERS AGREEMENT, dated as of November 30, 2010 (this “Agreement”), by and among Domus Holdings Corp., a Delaware corporation (the “Company”), Realogy Corporation, a Delaware corporation (“Realogy”), Avenue Capital Management II, L.P., a limited partnership (together with its affiliated funds, (“Avenue”)), and the Apollo Holders (as such term is hereinafter defined).

WHEREAS, the Company owns, directly or indirectly, all of the outstanding equity interests of Realogy;

WHEREAS, Realogy has previously issued 10.50% Senior Notes due 2014, 11.00%/11.75% Senior Toggle Notes due 2014, and 12.375% Senior Subordinated Notes due 2015 (collectively, the “Existing Notes”);

WHEREAS, Avenue will exchange its Existing Notes for new 11.00% Senior Cash Notes due 2017, new 11.50% Senior Cash Notes due 2017, and new 12.875% Senior Subordinated Notes due 2018 (collectively, the “Extended Maturity Notes” and together with the Convertible Notes, the “New Notes”) and 11.00% Series A Convertible Notes due 2018 (the “Series A Convertible Notes”), 11.00% Series B Convertible Notes due 2018 (the “Series B Convertible Notes”) and 11.00% Series B Convertible Notes due 2018 (the “Series C Convertible Notes” and, together with the Series A Convertible Notes and the Series B Convertible Notes, the “Convertible Notes”) convertible at any time at the option of the holders thereof, in whole or in part, into shares of Class A common stock of the Company, par value $0.01 per share (the foregoing transactions, collectively, the “Exchange Transactions”);

WHEREAS, RCIV Holdings (Luxembourg) s.à.r.l., a Luxembourg société à responsabilité limitée (“RCIV Luxco”), a wholly owned subsidiary of RCIV Holdings, L.P, a Cayman Islands exempted limited partnership (“RCIV Cayman”), owns Existing Notes and will own Convertible Notes convertible into an equity interest in the Company upon consummation of the Exchange Transactions;

WHEREAS, Apollo Investment Fund VI, LP, a Delaware limited partnership (“AIF VI”), Domus Investment Holdings, LLC, a Delaware limited liability company (“Domus Investment”) and Domus Co-Investment Holdings, LLC, a Delaware limited liability company (“Co-Investment Holdings”), each own capital stock of the Company; and

WHEREAS, each of the Company, the Apollo Holders and Avenue deem it to be in their respective best interests to enter into this Agreement to set forth their agreements with respect to certain matters concerning the Company.

NOW, THEREFORE, in consideration of the premises and of the mutual consents and obligations hereinafter set forth, intending to be legally bound, the parties hereto hereby agree as follows:

Section 1. Definitions.

As used in this Agreement:

“Affiliate” means a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person. As used in this definition, the term “control,” including the correlative terms “controlling,” “controlled by” and “under common control with,” means possession, directly or indirectly, of the power to direct or cause the direction of management or policies (whether through ownership of securities or any partnership or other ownership interest, by contract or otherwise) of a Person.

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“Agreement” has the meaning set forth in the preamble.

“AIF VI” has the meaning set forth in the preamble.

“Apollo Holders” means AIF VI, Domus Investment, RCIV Cayman, RCIV Luxco and Co-Investment Holdings, collectively with each of their respective Affiliates (including, for avoidance of doubt, any syndication vehicles).

“Avenue” has the meaning set forth in the recitals.

“Class A Common Stock” means the Class A common stock of the Company, par value $.01 per share.

“Class B Common Stock” means the Class B common stock of the Company, par value $.01 per share.

“Closing Date” means the date of the closing of the Exchange Transactions.

“Co-Investment Holdings” has the meaning set forth in the preamble.

“Common Stock” means the Class A Common Stock, and the Class B Common Stock, collectively, and any class of common stock into which the Class A common stock or Class B common stock may be reclassified, converted or exchanged.

“Company” has the meaning set forth in the preamble.

“Company Offered Securities” has the meaning set forth in Section 2.

“Convertible Notes” has the meaning set forth in the preamble.

“Disposition” means any direct or indirect transfer, assignment, sale, gift, pledge, hypothecation or other encumbrance, or any other disposition, of Subject Securities (or any interest therein or right thereto) or of all or part of the voting power (other than the granting of a revocable proxy) associated with the Subject Securities (or any interest therein) whatsoever, or any other transfer of beneficial ownership of Subject Securities whether voluntary or involuntary, including, without limitation (a) as a part of any liquidation of a securityholder’s assets or (b) as a part of any reorganization of a securityholder pursuant to the United States, state, foreign or other bankruptcy law or other similar debtor relief laws. “Dispose” shall have a correlative meaning.

“Domus Investment” has the meaning set forth in the preamble.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

“Exchange Transactions” has the meaning set forth in the recitals.

“Existing Notes” has the meaning set forth in the recitals.

“Extended Maturity Notes” has the meaning set forth in the recitals.

“Group” has the meaning ascribed to such term in Section 13(d)(3) of the Exchange Act.

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“Intermediate” shall mean Domus Intermediate Holdings Corp., a Delaware corporation.

“IPO” means the initial public offering of shares of the Common Stock pursuant to an effective Registration Statement under the Securities Act.

“Lock-Up Period” has the meaning set forth in Section 3.1(c).

“Lock-Up Exceptions” has the meaning set forth in Section 3.1(c).

“Losses” has the meaning set forth in Section 3.3(a).

“New Notes” has the meaning set forth in the recitals.

“Participating Holders” has the meaning set forth in Section 3.2(a).

“Person” shall be construed broadly and shall include, without limitation, an individual, a partnership, a limited liability company, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, a governmental entity or any department, agency or political subdivision thereof or any other entity.

“Piggy-Back Notice” has the meaning set forth in Section 3.1(a).

“Piggy-Back Registration Right” has the meaning set forth in Section 3.1(a)

“Preemptive Event” has the meaning set forth in Section 2.

“Preemptive Rights Offer” has the meaning set forth in Section 2.

“Preemptive Rights Offer Notice” has the meaning set forth in Section 2.

“Pro Rata Debt Ownership” shall be a fraction of the Company Offered Securities determined by dividing (A) the aggregate principal amount of New Notes then owned by Avenue plus the aggregate principal amount of Convertible Notes converted into Class A Common Stock by Avenue to the extent such Class A Common Stock is still held by Avenue by (B) $[ ] billion (which is the total outstanding indebtedness of the Company and Realogy on a consolidated basis as of the date of this Agreement).

“Proportionate Debt Percentage” shall mean a number (expressed as a percentage) equal to a fraction, the numerator of which is the aggregate principal amount of the debt proposed to be purchased by the holder of the Existing Notes or New Notes in connection with a debt financing to third parties and the denominator of which is the aggregate principal amount of the Existing Notes or New Notes owned by such holder.

“Proportionate Percentage” with respect to any holder of Common Stock, shall mean a number (expressed as a percentage) equal to a fraction, the numerator of which is the total number of shares of Common Stock proposed to be transferred by such holder in a proposed Disposition and the denominator of which is the total number of shares of Common Stock owned by such holder.

“Public Sale” means any sale, occurring simultaneously with or after an IPO, of Common Stock to the public pursuant to an offering registered under the Securities Act or to the public in the manner described by the provisions of Rule 144 promulgated thereunder, other than an offering relating to employee incentive plans.

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“Qualified Public Offering” means (a) an Underwritten Offering of shares of Class A Common Stock by the Company or any selling securityholders pursuant to an effective Registration Statement filed by the Company with the SEC (other than (i) a registration relating solely to an employee benefit plan or employee stock plan, a dividend reinvestment plan, or a merger or a consolidation, (ii) a registration incidental to an issuance of securities under Rule 144A, (iii) a registration on Form S-4 or any successor form, or (iv) a registration on Form S-8 or any successor form) under the Securities Act, pursuant to which the aggregate offering price of the Class A Common Stock (by the Company and/or other selling securityholders) sold in such offering (together with the aggregate offering prices from any prior such offerings) is at least $200 million and (b) the listing of Company Class A Common Stock on the NASDAQ Global Select Market, the NASDAQ Global Market, the New York Stock Exchange or any successor exchange to the foregoing.

“RCIV Cayman” has the meaning set forth in the preamble.

“RCIV Luxco” has the meaning set forth in the preamble.

“Realogy” has the meaning set forth in the recitals.

“Registrable Securities” shall mean (i) the shares of Class A Common Stock issued upon the conversion of the Convertible Notes, (ii) the shares of Class A Common Stock acquired in connection with the exercise of preemptive rights in accordance with Section 2, (iii) any and all shares of Common Stock issued or issuable with respect to Registrable Securities by way of stock dividend or a stock split; provided, that any Registrable Securities shall cease to be Registrable Securities when (A) a Registration Statement with respect to the sale of such Registrable Securities has been declared effective under the Securities Act and such Registrable Securities have been disposed of pursuant to such Registration Statement, (B) such Registrable Securities have been disposed of in reliance upon Rule 144 (or any similar provision then in force) under the Securities Act or (C) except for a transfer in accordance with Section 8(p), such Registrable Securities shall have been otherwise transferred to a third party; and provided, further, that any securities that have ceased to be Registrable Securities shall not thereafter become Registrable Securities and any security that is issued or distributed in respect of securities that have ceased to be Registrable Securities is not a Registrable Security and (iv) any shares of Common Stock required to be registered by the Company on behalf of any other Person possessing registration rights pursuant to another agreement in which the Company had granted such rights.

“Registration Statement” means any shelf registration statement or other registration statement filed with the SEC with respect to the Common Stock.

“Sale Notice” has the meaning set forth in Section 4.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Series A Convertible Notes” has the meaning set forth in the recitals.

“Series B Convertible Notes” has the meaning set forth in the recitals.

“Series C Convertible Notes” has the meaning set forth in the recitals.

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“Subject Securities” means shares of Class A Common Stock, the Convertible Notes and any shares of Class A Common Stock issuable upon conversion thereof.

“Tag-Along Holder” has the meaning set forth in Section 4(b).

“Tag-Along Notice” has the meaning set forth in Section 4(b).

“Tag-Along Transaction” has the meaning set forth in Section 4(a)

“Underwritten Offering” means a sale of shares of Common Stock to an underwriter for reoffering to the public.

Section 2. Preemptive Events. If any time prior to (but not including) a Qualified Public Offering, (i) the Company or Realogy proposes to issue or sell any equity securities (or securities convertible into, issuable upon exercise of or exchangeable for any such equity securities) (not including (a) securities issued pursuant to any equity compensation plans, (b) securities issued as a dividend or distribution or upon any stock split, recapitalization or other subdivision or combination of securities, (c) securities issued upon the exercise, conversion or exchange of any options, warrants or convertible securities issued prior to the date hereof or for which Avenue has had the opportunity to subscribe for pursuant to its preemptive rights (and which shall include the Convertible Notes), (d) securities issued (other than to an Apollo Holder) in connection with (X) the funding of an acquisition (whether by stock sale, merger, recapitalization, asset purchase or otherwise) or (Y) a joint venture or strategic alliance) or (ii) the Company or Realogy proposes to issue or sell debt to any Affiliate of Realogy or the Company (for the avoidance of doubt, such Affiliate of Realogy or the Company shall not include the Company, Realogy, Intermediate or any subsidiary of Realogy) (collectively, “Company Offered Securities”), the Company shall give notice in writing (the “Preemptive Rights Offer Notice”) to Avenue of such proposed issuance or sale (a “Preemptive Event”). The Preemptive Rights Offer Notice shall describe the proposed transaction, identify the proposed purchaser(s), and contain an offer (the “Preemptive Rights Offer”) to sell to Avenue, at the same price, on the same terms and for the same consideration to be paid by the proposed purchaser(s). With respect to clause (i) of this Section 2, Avenue shall have the right to participate in the Preemptive Event up to its respective pro rata fully-diluted portion of its equity ownership (which shall be a fraction of the Company Offered Securities determined by dividing (A) the number of shares of Common Stock then owned by Avenue on a fully-diluted basis assuming the conversion of all of its Convertible Notes by (B) the number of shares of Common Stock then outstanding (before giving effect to the Preemptive Event) on a fully-diluted basis assuming, among other things, the conversion of all Convertible Notes then outstanding. With respect to clause (ii) of this Section 2, Avenue shall have the right to participate in the Preemptive Event up to its Pro Rata Debt Ownership. The Preemptive Rights Offer Notice shall be made fifteen (15) days prior to the relevant issuance or sale. If Avenue fails to accept in writing the Preemptive Rights Offer by the tenth (10th) day after the Company’s delivery of the Preemptive Rights Offer Notice, Avenue shall have no further rights with respect to the proposed transaction; provided, however, that if any of the terms of the Preemptive Event, taken as a whole, materially change after the date of the Preemptive Rights Offer Notice, then the Company shall be required to give a new Preemptive Rights Offer Notice and Avenue shall have an additional ten (10) days to accept in writing the Preemptive Rights Offer. If at any time prior to a Qualified Public Offering, the Company or Realogy proposes to undertake a debt financing to third parties and the Apollo

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Holders do not participate in such debt financing, then the Company shall use its commercially reasonable efforts to allow Avenue to participate, up to its Pro Rata Debt Ownership, at the same price, on the same terms and for the same consideration as other participants in the financing; provided however that if the Apollo Holders participate in such financing, then Avenue shall have the right to participate in the financing at the same price, on the same terms and for the same consideration as the Apollo Holders, provided that the Proportionate Debt Percentage of debt to be purchased by Avenue shall not exceed the Proportionate Debt Percentage of debt that the Apollo Holders elect to acquire in such debt financing to third parties.

Section 3. Registration Rights.

3.1 Piggy-Back Registration Rights.

(h) Participation. Subject to Section 3.1(b), if at any time the Company proposes to register any of its shares of Common Stock under the Securities Act (other than a registration on Form S-4 or S-8 or any successor form to such Forms or any registration of securities as it relates to an offering and sale to management of the Company pursuant to any employee stock plan or other employee benefit plan arrangement or pursuant to a shelf registration statement), whether for its own account or for the account of one or more stockholders of the Company, and the registration form to be used may be used for any registration of Registrable Securities, then the Company shall give prompt written notice (the “Piggy-Back Notice”) to Avenue of its intention to effect such a registration and, subject to Section 3.1(b), shall include in such registration all Registrable Securities with respect to which the Company has received a written request from Avenue for inclusion therein within 15 days after the receipt of the Piggy-Back Notice. The Piggy-Back Notice shall offer Avenue the right, subject to Section 3.1(b) (the “Piggy-Back Registration Right”), to register such number of shares of Registrable Securities as Avenue may request and shall set forth (i) the anticipated filing date of such Registration Statement and (ii) the number of shares of Class A Common Stock that is proposed to be included in such Registration Statement.

(i) Underwriters’ Cutback. Notwithstanding the foregoing, if a registration pursuant to this Section 3.1 involves an Underwritten Offering and the managing underwriter or underwriters of such proposed Underwritten Offering advises the Company that the total or kind of securities which Avenue and any other persons or entities intend to include in such offering would be reasonably likely to adversely affect the price, timing or distribution of the securities offered in such offering, then the number of securities proposed to be included in such registration shall be allocated among the Company and all of the selling securityholders, such that the number of securities that each such Person shall be entitled to sell in the Underwritten Offering shall be included in the following order:

(i) In the event of an exercise by any Person possessing demand rights pursuant to another agreement in which the Company has granted demand rights:

(1) first, the Registrable Securities held by the Person exercising a demand right pursuant to any other agreement in which the Company has granted demand rights, pro rata based upon the number of Registrable Securities proposed to be included by each such Person in connection with such registration;

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(2) second, the Registrable Securities held by the Persons requesting their Registrable Securities to be included in such registration pursuant to the terms of Section 3.1(a) or pursuant to any other agreement in which the Company has granted piggy-back registration rights, pro rata based upon the number of Registrable Securities proposed to be included by each such Person at the time of such registration; and

(3) third, the securities to be issued and sold by the Company in such registration.

(ii) In all other cases:

(1) first, the securities to be issued and sold by the Company in such registration; and

(2) second, the Registrable Securities held by the Persons requesting their Registrable Securities to be included in such registration pursuant to the terms of Section 3.1(a) or pursuant to any other agreement in which the Company has granted Piggy-Back registration rights, pro rata based upon the number of Registrable Securities proposed to be included by each such Person at the time of such registration.

Notwithstanding anything to the contrary set forth in this Section 3.1(b), if the managing underwriter for an Underwritten Offering advises the Company that the inclusion of the number of shares of Common Stock proposed to be included in any registration by any particular Person would interfere with the successful marketing (including pricing) of such shares to be offered thereby, then the number of such shares proposed to be included in such registration by such Person shall be reduced to the lower of the number of such shares that the managing underwriter advises that such Person may sell in the Underwritten Offering and the number of such shares calculated pursuant to the foregoing.

(j) Lock-up. If the Company at any time shall register shares of Common Stock under the Securities Act for sale to the public in an underwritten offering and if requested by the lead managing underwriter, Avenue agrees not to sell publicly, make any short sale of, grant any option for the purchase of, or otherwise dispose of, any capital stock of the Company without the prior written consent of the lead managing underwriter, during a period of not more than ninety (90) days (or up to one hundred eighty (180) days if requested by the lead managing underwriter in connection with a Qualified Public Offering) commencing on the effective date of the Registration Statement (the “Lock-Up Period”); provided, however, that, if any holders of Registrable Securities shall be subject to a shorter period or receives more advantageous terms relating to the Lock-Up Period, then the Lock-Up Period shall be such shorter period and also on such more advantageous terms and Avenue shall be released from its obligations under this clause to the extent any other holder of Registrable Securities is released. Notwithstanding the foregoing, Avenue shall be entitled to transfer any shares of Class A Common Stock (i) as a bona fide gift or gifts, provided that the donee or donees thereof agree to be bound in writing by the restrictions set forth herein, (ii) to Affiliates of Avenue where such Affiliates agree to be bound in writing by the restrictions set forth herein, (iii) with the prior written consent of the Company, (iv) to a nominee or custodian of a Person to whom a disposition or transfer would be permitted hereunder, provided that such nominee or custodian agrees to be bound in writing by the restrictions set forth herein, (v) following the consummation of a Qualified Public Offering, in transactions relating to shares of Common Stock or other securities acquired in open market

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transactions, or (vi) to any wholly-owned subsidiary or any stockholders, partners, members or similar persons of Avenue, provided that such Person agrees to be bound in writing by the restrictions set forth herein; provided that, in the case of this clause (i), (iv), (v) and (vi), such transfers do not give rise to a requirement to disclose in any public report or filing with the SEC and Avenue does not otherwise voluntarily effect any public filing or report regarding such transfers (collectively, the “Lock-Up Exceptions”). In addition, if requested by the lead managing underwriter, in connection with a public offering, Avenue shall enter into a customary lock-up agreement with the lead managing underwriter. If the Company notifies Avenue of its intention to consummate a Qualified Public Offering, on its own behalf or in connection with an exercise by any Person possessing demand rights pursuant to another agreement in which the Company has granted demand rights, Avenue agrees that it shall not sell publicly, make any short sale of, grant any option for the purchase of, or otherwise dispose, any shares of Class A Common Stock (except, in each case, as part of the Qualified Public Offering, if permitted) during the period beginning on the delivery or receipt of such notice until the expiration of the Lock-Up Period, subject to the Lock-Up Exceptions.

(k) Company Control. The Company may decline to file a Registration Statement after giving the Piggy-Back Notice, or withdraw a Registration Statement after filing and after such Piggy-Back Notice, but prior to the effectiveness of the Registration Statement, provided that the Company shall promptly notify Avenue in writing of any such action and provided further that the Company shall bear all reasonable expenses incurred by Avenue or otherwise in connection with such withdrawn Registration Statement.

(l) Participation in Underwritten Offerings. No Person may participate in any Underwritten Offering under this Section 3.1 unless such Person (i) agrees to sell such Person’s securities on the basis provided in any underwriting arrangements approved by the Persons entitled to approve such arrangements and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements, lock-ups and other documents required for such underwriting arrangements. Nothing in this Section 3.1(e) shall be construed to create any additional rights regarding the Piggy-Back registration of Registrable Securities in any Person otherwise than as set forth herein.

(m) Expenses. The Company will pay all registration fees and other reasonable expenses in connection with each registration of Registrable Securities requested pursuant to this Section 3, including reasonable fees and expenses of one counsel to the Participating Holders which shall not exceed $100,000; provided, that each Participating Holder shall pay any remaining counsel fees and expenses and all applicable underwriting fees, discounts and similar charges (pro rata based on the securities sold).

(n) Publicly Available Information. If the Company is not required to file reports under the Securities Act or the Exchange Act, the Company will make publicly available such necessary information for so long as necessary to permit sales pursuant to Rule 144 under the Securities Act.

3.2 Registration Rights Procedures.

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(o) In connection with the Company’s obligation under Section 3.1 to file a Registration Statement, the Company shall use its reasonable best efforts to cause such Registration Statement to become effective to permit the sale of such Registrable Securities in accordance with the intended method or methods of distribution thereof as expeditiously as reasonably practicable, and in connection therewith the Company shall:

(i) prepare the required Registration Statement including all exhibits and financial statements required under the Securities Act to be filed therewith, and before filing a Registration Statement or prospectus, or any amendments or supplements thereto, (x) furnish to the underwriters, if any, and to the holders of Registrable Securities covered by the applicable Registration Statement (“Participating Holders”), copies of all documents prepared to be filed, which documents shall be subject to the review of such underwriters and the Participating Holders and their respective counsel and make such changes to such documents as are reasonably requested by the Participating Holders and (y) except in the case of a registration under Section 3.1, not file any Registration Statement hereunder or prospectus or amendments or supplements thereto to which the underwriters, if any, or the Participating Holders shall reasonably object;

(ii) prepare and file with the SEC such pre- and post-effective amendments to such Registration Statement and supplements to the prospectus as may be (x) reasonably requested by any other Participating Holder (to the extent such request relates to information relating to such holder), or (z) necessary to keep such registration effective for the period of time required by this Agreement, and comply with provisions of the applicable securities laws with respect to the sale or other disposition of all securities covered by such Registration Statement during such period in accordance with the intended method or methods of disposition by the sellers thereof set forth in such Registration Statement;

(iii) notify the Participating Holders and the managing underwriter or underwriters, if any, and (if requested) confirm such advice in writing and provide copies of the relevant documents, as soon as reasonably practicable after notice thereof is received by the Company (a) when the applicable Registration Statement or any amendment thereto has been filed or becomes effective, and when the applicable prospectus or any amendment or supplement to such prospectus has been filed, (b) of any written comments by the SEC or any request by the SEC or any other federal or state governmental authority for amendments or supplements to such Registration Statement or such prospectus or for additional information, (c) of the issuance by the SEC of any stop order suspending the effectiveness of such Registration Statement or any order by the SEC or any other regulatory authority preventing or suspending the use of any preliminary or final prospectus or the initiation or threatening of any proceedings for such purposes, (d) if, at any time, the representations and warranties of the Company in any applicable underwriting agreement cease to be true and correct in any material respect, and (e) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities for offering or sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

(iv) promptly notify the Participating Holders and the managing underwriter or underwriters, if any, when the Company becomes aware of the happening of any event as a result of which the applicable Registration Statement or the prospectus included in

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such Registration Statement (as then in effect) contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein (in the case of such prospectus and any preliminary prospectus, in light of the circumstances under which they were made) not misleading or, if for any other reason it shall be necessary during such time period to amend or supplement such Registration Statement or prospectus in order to comply with the Securities Act and, in either case as promptly as reasonably practicable thereafter, prepare and file with the SEC, and furnish without charge to the Participating Holders and the managing underwriter or underwriters, if any, an amendment or supplement to such Registration Statement or prospectus which shall correct such misstatement or omission or effect such compliance;

(v) use its reasonable best efforts to prevent, or obtain the withdrawal of, any stop order or other order suspending the use of any preliminary or final prospectus;

(vi) promptly incorporate in a prospectus supplement or post-effective amendment such information as the managing underwriter or underwriters reasonably believes should be included therein relating to the plan of distribution with respect to such Registrable Securities, and make all required filings of such prospectus supplement or post-effective amendment as soon as reasonably practicable after being notified of the matters to be incorporated in such prospectus supplement or post-effective amendment;

(vii) furnish to each Participating Holder and each underwriter, if any, without charge, as many conformed copies as such Participating Holder or underwriter may reasonably request of the applicable Registration Statement and any amendment or post-effective amendment thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits (including those incorporated by reference);

(viii) deliver to each Participating Holder and each underwriter, if any, without charge, as many copies of the applicable prospectus (including each preliminary prospectus) and any amendment or supplement thereto as such Participating Holder or underwriter may reasonably request (it being understood that the Company consents to the use of such prospectus or any amendment or supplement thereto by such holder of Common Stock and the underwriters, if any, in connection with the offering and sale of the Registrable Securities covered by such prospectus or any amendment or supplement thereto) and such other documents as Avenue or underwriter may reasonably request in order to facilitate the disposition of the Registrable Securities by Avenue or underwriter;

(ix) use its commercially reasonable efforts to register or qualify, or obtain exemption from registration or qualification for, all Registrable Securities by the time a Registration Statement is declared effective by the SEC under all applicable state securities or “blue sky” laws of such jurisdictions as Avenue, the holder of Registrable Securities or the managing underwriter or underwriter, if any, shall reasonably request in writing, keep each such registration or qualification or exemption effective and do any and all other acts and things that may be reasonably necessary or advisable to enable Avenue or the holder of Registrable Securities to consummate the disposition in each such jurisdiction of such Registrable Securities owned by Avenue or such holder; provided, however, that the Company shall not be required to (i) qualify generally to do business in any jurisdiction or to register as a broker or dealer in such jurisdiction where it would not otherwise be required to qualify but for this Section 3.2(a)(ix) and

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except as may be required by the Securities Act, (ii) subject itself to taxation in any such jurisdiction, or (iii) submit to the general service of process in any such jurisdiction;

(x) make such representations and warranties to the Participating Holders and the underwriters or agents, if any, in form, substance and scope as are customarily made by issuers in secondary underwritten public offerings;

(xi) enter into such customary agreements (including underwriting and indemnification agreements) and take all such other actions as the managing underwriter or underwriters, if any, reasonably request in order to expedite or facilitate the registration and disposition of such Registrable Securities;

(xii) obtain for delivery to the Participating Holders and to the underwriter or underwriters, if any, an opinion or opinions from counsel for the Company dated the effective date of the Registration Statement or, in the event of an Underwritten Offering, the date of the closing under the underwriting agreement, in customary form, scope and substance, which opinions shall be reasonably satisfactory to such Participating Holder or underwriters, as the case may be, and their respective counsel;

(xiii) in the case of an Underwritten Offering, obtain for delivery to the Company and the managing underwriter or underwriters, with copies to the Participating Holders, a cold comfort letter from the Company’s independent certified public accountants in customary form and covering such matters of the type customarily covered by cold comfort letters as the managing underwriter or underwriters reasonably request, dated the date of execution of the underwriting agreement and brought down to the closing under the underwriting agreement;

(xiv) cooperate with each Participating Holder and each underwriter, if any, participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with FINRA;

(xv) use its reasonable best efforts to comply with all applicable securities laws and make available to its securityholders party hereto, as soon as reasonably practicable, an earnings statement satisfying the provisions of Section 11(a) of the Securities Act and the rules and regulations promulgated thereunder;

(xvi) make available upon reasonable notice at reasonable times and for reasonable periods for inspection by any underwriter participating in any disposition to be effected pursuant to such Registration Statement and by any attorney, accountant or other agent retained by any such underwriter, all pertinent financial and other records, pertinent corporate documents and properties of the Company, and cause all of the Company’s officers, directors and employees and the independent public accountants who have certified its financial statements to make themselves available to discuss the business of the Company and to supply all information reasonably requested by any such Person in connection with such Registration Statement as shall be necessary to enable them to exercise their due diligence responsibility; provided that any such Person gaining access to information regarding the Company pursuant to this Section 3.2(a)(xvi) shall agree to hold in strict confidence and shall not make any disclosure

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or use any information regarding the Company that the Company determines in good faith to be confidential, and of which determination such Person is notified, unless (w) the release of such information is requested or required (by deposition, interrogatory, requests for information or documents by a governmental entity, subpoena or similar process), (x) such information is or becomes publicly known other than through a breach of this or any other agreement of which such Person has knowledge, (y) such information is or becomes available to such Person on a non-confidential basis from a source other than the Company or (z) such information is independently developed by such Person;

(xvii) in the case of an Underwritten Offering, cause the senior executive officers of the Company to participate in the customary “road show” presentations that may be reasonably requested by the managing underwriter or underwriters in any such Underwritten Offering and otherwise to facilitate, cooperate with, and participate in each proposed offering contemplated herein and customary selling efforts related thereto;

(xviii) as of the effective date of any Registration Statement relating thereto, use its reasonable best efforts to cause all such Registrable Securities to be listed on the NASDAQ Global Select Market, the NASDAQ Global Market or the New York Stock Exchange; and

(xix) as of the effective date of any Registration Statement relating thereto, provide a transfer agent and registrar for all such Registrable Securities.

(p) The Company may require each Participating Holder to furnish to the Company such information, documents and instruments from such Participating Holder as the Company may from time to time reasonably request, including, but not limited to, a questionnaire, custody agreement, power of attorney, lock-up letters and underlying agreement. Each Participating Holder agrees to furnish such information to the Company and to cooperate with the Company as reasonably necessary to enable the Company to comply with the provisions of this Agreement.

(q) Each Participating Holder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3.2(a)(iv), such Participating Holder will forthwith discontinue disposition of Registrable Securities pursuant to such Registration Statement until such Participating Holder’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 3.2(a)(iv), or until such Participating Holder is advised in writing by the Company that the use of the prospectus may be resumed, and if so directed by the Company, such Participating Holder shall deliver to the Company (at the Company’s expense) all copies of the prospectus covering such Registrable Securities, other than permanent file copies, then in such Participating Holder’s possession. In the event the Company shall give any such notice, the period during which the applicable Registration Statement is required to be maintained effective shall be extended by the number of days during the period from and including the date of the giving of such notice to and including the date when each seller of Registrable Securities covered by such Registration Statement either receives the copies of the supplemented or amended prospectus contemplated by Section 3.2(a)(iv) or is advised in writing by the Company that the use of the prospectus may be resumed.

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(r) Avenue shall not use any free writing prospectus (as defined in Rule 405) in connection with the sale of Registrable Securities without the prior consent of the Company, which consent shall not be unreasonably withheld, conditioned or delayed.

3.3 Indemnification.

(s) The Company agrees to indemnify and hold harmless, to the fullest extent permitted by law, Avenue and its officers, directors, employees, managers, members, partners and agents and each Person who controls (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) Avenue or such other indemnified Person from and against all losses, claims, damages, liabilities and expenses (including reasonable expenses of investigation and reasonable attorneys’ fees and expenses including all reasonable expenses incurred in enforcing this indemnity) (collectively, the “Losses”) caused by, resulting from or relating to any untrue statement (or alleged untrue statement) of a material fact contained in any Registration Statement, prospectus or preliminary prospectus (including any issuer free writing prospectus) or any amendment thereof or supplement thereto or any omission (or alleged omission) of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except insofar as the same are caused by any information furnished in writing to the Company by Avenue expressly for use therein. In connection with an Underwritten Offering and without limiting any of the Company’s other obligations under this Agreement, the Company shall also indemnify such underwriters, their officers, directors, employees and agents and each Person who controls (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) such underwriters or such other indemnified Person to the same extent as provided above with respect to the indemnification (and exceptions thereto) of Avenue. Reimbursements payable pursuant to the indemnification contemplated by this subsection (a) will be made by periodic payments during the course of any investigation or defense, as and when bills are received or expenses incurred.

(t) In connection with any proposed registration in which Avenue is participating pursuant to this Agreement, Avenue agrees to indemnify and hold harmless, to the fullest extent permitted by law, the Company, its directors, officers, employees and agents and each Person who controls (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) the Company or such other indemnified Person against all Losses caused by, resulting from or relating to any untrue statement (or alleged untrue statement) of material fact contained in the Registration Statement, prospectus or preliminary prospectus (including any issuer free writing prospectus) or any amendment thereof or supplement thereto or any omission (or alleged omission) of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, but only to the extent that such untrue statement or omission contained in any information or affidavit so furnished in writing by Avenue to the Company for inclusion in such Registration Statement, prospectus or preliminary prospectus and has not been corrected in a subsequent writing prior to or concurrently with the sale of the securities to the Person asserting such loss, claim, damage, liability or expense. In no event shall the liability of Avenue hereunder be greater in amount than the dollar amount of the net cash proceeds actually received by Avenue upon the sale of the securities giving rise to such indemnification obligation. The Company and Avenue shall be entitled to receive indemnities from underwriters, selling brokers, dealer

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managers and similar securities industry professionals participating in the distribution, to the same extent as provided above with respect to information so furnished in writing by such Persons for inclusion in any prospectus or Registration Statement.

(u) Any Person entitled to indemnification hereunder will (i) give prompt (but in any event within 30 days after such Person has actual knowledge of the facts constituting the basis for indemnification) written notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided, however, that any delay or failure to so notify the indemnifying party shall relieve the indemnifying party of its obligations hereunder only to the extent, if at all, that the indemnifying party is actually prejudiced by reason of such delay or failure; provided, further, however, that any Person entitled to indemnification hereunder shall have the right to select and employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such Person unless (a) the indemnifying party has agreed in writing to pay such fees or expenses, or (b) the indemnifying party shall have failed to assume the defense of such claim within a reasonable time after receipt of notice of such claim from the Person entitled to indemnification hereunder and employ counsel reasonably satisfactory to such Person or (c) in the reasonable judgment of any such Person, based upon advice of counsel, a conflict of interest may exist between such Person and the indemnifying party with respect to such claims (in which case, if the Person notifies the indemnifying party in writing that such Person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such Person). If such defense is not assumed by the indemnifying party, the indemnifying party will not be subject to any liability for any settlement made without its consent (but such consent will not be unreasonably withheld). An indemnified party shall not be required to consent to any settlement involving the imposition of equitable remedies or involving the imposition of any obligations or admissions on such indemnified party other than financial obligations for which such indemnified party will be indemnified hereunder. No indemnifying party will be required to consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation. An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim in any one jurisdiction, unless the use of one counsel would be expected to give rise to a conflict of interest between such indemnified party and any other of such indemnified parties with respect to such claim, in which case the indemnifying party shall be obligated to pay the fees and expenses of each additional counsel.

(v) If for any reason the indemnification provided for in the preceding clauses 3.3(a) and 3.3(b) is unavailable to an indemnified party or insufficient to hold it harmless as contemplated by the preceding clauses 3.3(a) and 3.3(b), then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by the indemnified party and the indemnifying party, but also the relative fault of the indemnified party and the indemnifying party, as well as any other relevant equitable considerations, provided that Avenue shall not be required to contribute in an amount greater

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than the dollar amount of the net cash proceeds actually received by Avenue with respect to the sale of any securities under this Section 4. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

Section 4. Tag-Along Rights.

(a) Prior to the consummation of a Qualified Public Offering, if the Apollo Holders desire to effect any sale or transfer of shares of Common Stock representing more than 5% or more of the outstanding shares of Common Stock on a fully diluted basis in a single transaction or series of related transactions for value to any third party that is not an Affiliate of the Apollo Holders, other than in a Public Sale (a “Tag-Along Transaction”), it shall give written notice to Avenue offering Avenue the option to participate in such Tag-Along Transaction (a “Sale Notice”). The Sale Notice shall set forth the material terms of the proposed Tag-Along Transaction and identify the contemplated transferee or Group.

(b) Avenue may, by written notice to the Apollo Holders (a “Tag-Along Notice”) delivered within ten (10) days after the date of the Sale Notice (Avenue delivering such timely notice being a “Tag-Along Holder”), elect to sell in such Tag-Along Transaction all or a portion of the shares of Class A Common Stock held by Avenue, provided that, without the consent of the Apollo Holders, the Proportionate Percentage of shares to be sold by any Tag-Along Holder will not exceed the Proportionate Percentage of the shares of Common Stock that the Apollo Holders proposes to sell or transfer in the applicable Tag-Along Transaction.

(c) If Avenue does not deliver a timely Tag-Along Notice, then the Apollo Holders may thereafter consummate the Tag-Along Transaction, at the same sale price and on the same other terms and conditions as are described in the Sale Notice (including, without limitation, the number of shares of Common Stock being sold), for a period of one hundred twenty (120) days thereafter (subject to extension in the event of required regulatory approvals not having been obtained by such date but in any event no later than two hundred seventy (270) days after receipt of the Tag-Along Notice). In the event the Apollo Holders have not consummated the Tag-Along Transaction within such one hundred twenty (120) day period (subject to extension as provided above), the Apollo Holders shall not thereafter consummate a Tag-Along Transaction, without first providing a Sale Notice and an opportunity to Avenue to sell in the manner provided above. If Avenue gives the Apollo Holders a timely Tag-Along Notice, then the Apollo Holders shall use reasonable efforts to cause the prospective transferee or Group to agree to acquire all the shares of Class A Common Stock identified in all timely Tag-Along Notices, upon the same terms and conditions as are applicable to the shares of Common Stock held by the Apollo Holders. If such prospective transferee or Group is unable or unwilling to acquire all the shares of Common Stock proposed to be included in the Tag-Along Transaction upon such terms, then the Apollo Holders may elect either to cancel such Tag-Along Transaction or to allocate the maximum number of shares that such prospective transferee or Group is willing to purchase among the Apollo Holders and the Tag-Along Holders in the proportion that the Apollo Holders’ and each such Tag-Along Holder’s Proportionate Percentage bears to the total Proportionate Percentages of the Apollo Holders and the Tag-Along Holders. In connection with the Tag-Along Transaction, each party shall bear its own expenses.

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(d) For purposes of this Section 4, any holder of shares of Common Stock who has a contractual right (other than, for the avoidance of doubt, pursuant to this Agreement) to participate in such Tag-Along Transaction or any other holder of Common Stock who is otherwise participating in such Tag-Along Transaction with the consent of the Apollo Holders, shall be deemed to be a “Tag-Along Holder” under this Section 4 (provided that, for the avoidance of doubt, this Section 4(d) is not intended to nor shall it grant any rights to any Person to participate in any Tag-Along Transaction that is not otherwise granted pursuant to Section 4 (a)-(c) above).

Section 5. Notices. In the event a notice or other document is required to be sent hereunder to the Company or to any party hereto, such notice or other document, if sent by mail, shall be sent by registered mail, return receipt requested (and by air mail in the event the addressee is not in the continental United States), to the party entitled to receive such notice or other document at the address set forth on Annex I hereto. Any such notice shall be effective and deemed received three (3) days after proper deposit in the mails, but actual notice shall be effective however and whenever received. Any party may effect a change of address for purposes of this Agreement by giving notice of such change to each of the other parties in the manner provided herein. Until such notice of change of address is properly given, the addresses set forth on Annex II shall be effective for all purposes.

Section 6. Amendment. This Agreement may be amended, modified, supplemented or waived from time to time by an instrument in writing signed by the Company, Realogy, Avenue and each Apollo Holder.

Section 7. Term; Termination. This Agreement shall only become effective on the Closing Date; provided that, this Agreement shall automatically terminate if the Exchange Offers contemplated herein are terminated and abandoned. Unless earlier terminated by the mutual agreement of all the parties hereto, this Agreement shall terminate automatically upon the earlier of (i) the dissolution of the Company (unless the Company continues to exist after such dissolution as a limited liability company or in another form, whether incorporated in Delaware or another jurisdiction), (ii) with respect to Avenue, the first date on which Avenue ceases to hold, directly or indirectly, Registrable Securities (assuming all of the then outstanding Convertible Notes held by Avenue have been converted into shares of Class A Common Stock) representing at least 30% of the Registrable Securities (assuming all of the Convertible Notes held by Avenue on the Closing Date were converted into shares of Class A Common Stock) Avenue acquired on the Closing Date or thereafter and (iii) with respect to each Apollo Holder, the first date on which such Apollo Holder ceases to hold, directly or indirectly, any shares of Common Stock or Convertible Notes convertible into shares of Common Stock.

Section 8. Miscellaneous Provisions.

(a) THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICTING PROVISION OR RULE THAT WOULD CAUSE THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF DELAWARE TO BE APPLIED. IN FURTHERANCE OF THE FOREGOING, THE INTERNAL LAW OF THE STATE OF DELAWARE WILL CONTROL THE

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INTERPRETATION AND CONSTRUCTION OF THIS AGREEMENT, EVEN IF UNDER SUCH JURISDICTION’S CHOICE OF LAW OR CONFLICT OF LAW ANALYSIS, THE SUBSTANTIVE LAW OF SOME OTHER JURISDICTION WOULD ORDINARILY APPLY.

(b) The Company may, without the consent of Avenue, permit any holder that acquires in the Exchange Offers Convertible Notes convertible into shares of Class A Common Stock representing 10% or more of the outstanding shares of Common Stock on an “as converted” basis to become a party to this Agreement and to give such holder the same rights as Avenue under this Agreement.

(c) Whenever the context requires, the gender of all words used herein shall include the masculine, feminine and neuter, and the number of all words shall include the singular and plural.

(d) Except as provided in Section 7, any party to this Agreement who Disposes of all of his, her or its Common Stock and/or Convertible Notes in conformity with the terms of this Agreement shall cease to be a party to this Agreement and shall have no further rights hereunder other than rights to indemnification under Section 3.3, if applicable.

(e) Each party to this Agreement acknowledges that a remedy at law for any breach or attempted breach of this Agreement will be inadequate, agrees that each other party to this Agreement shall be entitled to specific performance and injunctive and other equitable relief in case of any such breach or attempted breach and further agrees to waive (to the extent legally permissible) any legal conditions required to be met for the obtaining of any such injunctive or other equitable relief (including posting any bond in order to obtain equitable relief).

(f) This Agreement may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together will constitute one and the same agreement. It shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.

(g) Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, and such invalid, illegal or otherwise unenforceable provisions shall be null and void as to such jurisdiction. It is the intent of the parties, however, that any invalid, illegal or otherwise unenforceable provisions be automatically replaced by other provisions which are as similar as possible in terms to such invalid, illegal or otherwise unenforceable provisions but are valid and enforceable to the fullest extent permitted by law.

(h) Each party hereto shall do and perform or cause to be done and performed all such further acts and things and shall execute and deliver all such other agreements, certificates, instruments, and other documents as any other party hereto reasonably may request in order to carry out the provisions of this Agreement and the consummation of the transactions contemplated hereby.

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(i) The parties to this Agreement agree that jurisdiction and venue in any action brought by any party hereto pursuant to this Agreement shall exclusively and properly lie in the Delaware State Chancery Court located in Wilmington, Delaware, or (in the event that such court denies jurisdiction) any federal or state court located in the State of Delaware. By execution and delivery of this Agreement each party hereto irrevocably submit to the jurisdiction of such courts for himself and in respect of his property with respect to such action. The parties hereto irrevocably agree that venue for such action would be proper in such court, and hereby waive any objection that such court is an improper or inconvenient forum for the resolution of such action. The parties further agree that the mailing by certified or registered mail, return receipt requested, of any process required by any such court shall constitute valid and lawful service of process against them, without necessity for service by any other means provided by statute or rule of court.

(j) No course of dealing between the Company, or its subsidiaries, and the other parties hereto (or any of them) or any delay in exercising any rights hereunder will operate as a waiver of any rights of any party to this Agreement. The failure of any party to enforce any of the provisions of this Agreement will in no way be construed as a waiver of such provisions and will not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

(k) BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING BROUGHT TO ENFORCE OR DEFEND ANY RIGHT OR REMEDIES UNDER THIS AGREEMENT OR ANY DOCUMENTS ENTERED INTO IN CONNECTION WITH THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREIN.

(l) This Agreement sets forth the entire agreement of the parties hereto as to the subject matter hereof and supersedes all previous agreements among all or some of the parties hereto, whether written, oral or otherwise, as to such subject matter. Unless otherwise provided herein, any consent required by any party hereto may be withheld by such party in its sole discretion.

(m) Except as otherwise expressly provided herein, no Person not a party to this Agreement, as a third party beneficiary or otherwise, shall be entitled to enforce any rights or remedies under this Agreement.

(n) If, and as often as, there are any changes in the Common Stock and/or Convertible Notes, as applicable, by way of stock split, stock dividend, combination or reclassification, or through merger, consolidation, reorganization or recapitalization, or by any other means, appropriate adjustment shall be made in the provisions of this Agreement, as may

19

be required, so that the rights, privileges, duties and obligations hereunder shall continue with respect to the Common Stock or Convertible Notes as so changed.

(o) Without limiting anything in the Charter or the Bylaws, no director of the Company shall be personally liable to the Company or any party hereto as a result of any acts or omissions taken under this Agreement in good faith.

(p) Notwithstanding anything to the contrary contained herein, (i) each Apollo Holder may assign its rights or obligations, in whole or in part, under this Agreement to any member of the Apollo Holders, and such Person shall automatically become party to this Agreement and this Agreement shall be amended and restated to provide that such Person or a designee of such Person shall have the same rights and obligations of the Apollo Holders and the Apollo Holders hereunder and (ii) Avenue may assign its rights under Section 3 to any third party transferee in connection with any transfer (other than pursuant to a public offering) of at least $10 million aggregate principal amount of its Subject Securities, provided that such third party transferee executes and delivers to the Company a joinder agreement in the form set forth in Exhibit A and becomes a party to this Agreement.

* * * * *

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This Agreement is executed by the parties hereto to be effective as of the Closing Date.

REALOGY CORPORATION

By:	/s/ Anthony E. Hull
Name:	Anthony E. Hull
Title:	EVP, CFO & Treasuer

DOMUS HOLDINGS CORP.

By:	/s/ Anthony E. Hull
Name: Anthony E. Hull
Title: EVP, CFO & Treasuer

[Signature Page to Investor Securityholders Agreement - Avenue]

DOMUS INVESTMENT HOLDINGS, LLC
By:	Apollo Management VI, L.P., its manager

By:	AIF VI Management, LLC, its general partner

By:	/s/ Laurie Medley
Name: Laurie Medley
Title: Vice President

RCIV HOLDINGS, L.P. (CAYMAN)
By:	Apollo Advisors VI (EH), L.P., its general partner

By:	Apollo Advisors VI (EH-GP), Ltd., its general partner

By:	/s/ Laurie Medley
Name: Laurie Medley
Title: Vice President

APOLLO INVESTMENT FUND VI, L.P.
By:	Apollo Advisors VI, L.P., its general partner

By:	Apollo Capital Management VI, LLC, its general partner

By:	/s/ Laurie Medley
Name: Laurie Medley
Title: Vice President

DOMUS CO-INVESTMENT HOLDINGS, LLC
By:	Apollo Management VI, L.P., its managing member

By:	AIF VI Management, LLC, its general partner

By:	/s/ Laurie Medley
Name: Laurie Medley
Title: Vice President

[Signature Page to Investor Securityholders Agreement- Avenue]

RCIV HOLDINGS (LUXEMBOURG), S.A.R.L.

By:	/s/ Laurie Medley
Name: Laurie Medley
Title: Vice President

[Signature Page to Investor Securityholders Agreement - Avenue]

AVENUE CAPITAL MANAGEMENT II, L.P. BY: AVENUE CAPITAL MANAGEMENT II GENPAR, L.P. (ON BEHALF OF FUNDS MANAGED BY IT)

By:	/s/ Marc Lasry
Name: Marc Lasry
Title: Managing Member

[Signature Page to Investor Securityholders Agreement - Avenue]

ANNEX I

ADDRESSES FOR NOTICE

DOMUS HOLDINGS CORP.

DOMUS INVESTMENT HOLDINGS, LLC

RCIV HOLDINGS, L.P. (CAYMAN)

RCIV HOLDINGS (LUXEMBOURG) S.A.R.L.

APOLLO INVESTMENT FUND VI, L.P.

DOMUS CO-INVESTMENT HOLDINGS LLC

c/o Apollo Management VI, L.P.

9 West 57th Street, 43rd Floor

New York, NY 10019

Attention: Marc Becker

Email: Becker@apollolp.com

with a copy (which shall not constitute notice) to:

Skadden, Arps, Slate, Meagher & Flom LLP

Four Times Square

New York, NY 10036

Facsimile: (212) 735-2000

Attention:    Stacy J. Kanter, Esq.

                    Thomas W. Greenberg, Esq.

AVENUE CAPITAL MANAGEMENT II, L.P.

399 Park Avenue, 6th Floor

New York, New York 10022

Attention:    Jane Castle

                    Eric Ross

with a copy (which shall not constitute notice) to:

Akin Gump Strauss Hauer & Feld LLP

1333 New Hampshire Avenue NW

Washington, DC 20036-1511

Facsimile: (202) 955-7697

Attention: Michael S. Mandel, Esq.

EXHIBIT A

JOINDER AGREEMENT

This Joinder Agreement (“Joinder”) is executed pursuant to the terms of the Investor Securityholders Agreement dated as of November 30, 2010, a copy of which is attached hereto (the “Investor Securityholders Agreement”), by the transferee (“Transferee”) executing this Joinder. By the execution of this Joinder, the Transferee agrees as follows:

1.	Acknowledgement. Transferee acknowledges that Transferee is acquiring or receiving from Avenue $10 million or more in aggregate principal amount of certain Convertible Notes convertible at any time at the option of the holders thereof, in whole or in part, into shares of Class A Common Stock of Domus Holdings Corp. a Delaware corporation (the “Company”). Capitalized terms used herein without definition are defined in the Investor Securityholders Agreement and are used herein with the same meanings set forth therein.

2.	Agreement to be Bound. Transferee by delivering this Joinder agrees that it shall have only the registration rights referenced in Section 3 of the Securityholders Agreement and agrees to become a party to the Securityholders Agreement.

3.	Further Agreement. The Transferee further acknowledges and agrees that it shall not have any rights under the Securityholders Agreement other than piggy-back registration rights and certain indemnification rights.

4.	Effectiveness. This Joinder shall take effect and Transferee shall be bound by Section 3 of the Investor Securityholders Agreement immediately upon the execution hereof.

5.	Law. THIS ADOPTION WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICTING PROVISION OR RULE (WHETHER OF THE STATE OF DELAWARE OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF DELAWARE TO BE APPLIED. IN FURTHERANCE OF THE FOREGOING, THE INTERNAL LAW OF THE STATE OF DELAWARE WILL CONTROL THE INTERPRETATION AND CONSTRUCTION OF THIS ADOPTION, EVEN IF UNDER SUCH JURISDICTION’S CHOICE OF LAW OR CONFLICT OF LAW ANALYSIS, THE SUBSTANTIVE LAW OF SOME OTHER JURISDICTION WOULD ORDINARILY APPLY.

Name of Transferee

Signature

Date

Exhibit A-2